Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1943. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

SERVICES AGREEMENT

by and between

RETAIL FINANCE SERVICING, LLC

and

FIRST DATA RESOURCES, LLC

September 15, 2015

Confidential

1.	BACKGROUND AND OBJECTIVES.	1
1.1	Background.	1
1.2	Objectives.	1
1.3	Construction.	2

2.	DEFINITIONS.	2
2.1	Certain Definitions.	2
2.2	Inclusion of Affiliates in Definition of RFS.	12
2.3	Rules of Interpretation.	13

3.	SERVICES.	13
3.1	Provision of Services.	13
3.2	Permitted Users of the Services.	15
3.3	License.	16
3.4	Place of Performance.	18

4.	TERM.	18
4.1	Initial Term.	18
4.2	Renewal Terms.	18

5.	FIRST DATA PERSONNEL.	19
5.1	Key First Data Positions.	19
5.2	Qualifications, Retention and Replacement of First Data Personnel.	20

6.	RESPONSIBILITY FOR RESOURCES.	22
6.1	General Rule.	22
6.2	Use of RFS Resources.	22

7.	SOFTWARE AND PROPRIETARY RIGHTS.	22
7.1	RFS Intellectual Property.	22
7.2	First Data Intellectual Property.	23
7.3	Rights in Newly Developed Software and Other Materials.	23
7.4	Residual Knowledge.	26
7.5	Required Consents.	27
7.6	Certain Patent-Related Matters.	27
7.7	Export.	27

8.	RFS RESPONSIBILITIES.	28
8.1	Responsibilities.	28
8.2	Savings Clause.	28

9.	CHARGES.	29
9.1	General.	29
9.2	Pass-Through Expenses.	29
9.3	Incidental Expenses.	29
9.4	Taxes.	30
9.5	New Services.	31
9.6	Benchmarking.	33
9.7	***	34

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10.	INVOICING AND PAYMENT.	35
10.1	Invoicing.	35
10.2	Accountability.	36
10.3	Proration.	36
10.4	Refundable Items.	36
10.5	Deductions.	37
10.6	Disputed Charges.	37

11.	PERFORMANCE STANDARDS.	37
11.1	General.	37
11.2	Periodic Review.	37

12.	PROJECT AND CONTRACT MANAGEMENT.	37
12.1	First Data–RFS Contacts.	37
12.2	Steering Committee.	38
12.3	Reports and Meetings.	38
12.4	Specifications.	39
12.5	Change Control.	40
12.6	Use of Subcontractors and Other Support.	41
12.7	Quality Assurance and Improvement Programs.	42
12.8	*** Testing.	42
12.9	Restrictive Covenant.	43

13.	AUDITS; SUPPLIER ASSESSMENTS; RECORDS RETENTION.	43
13.1	Regulatory Oversight & Disclosure.	43
13.2	Audit Rights.	44
13.3	SSAE 16 Audit.	46
13.4	Sarbanes-Oxley Compliance.	46
13.5	Other First Data Audits.	46
13.6	Audit Follow-up.	46
13.7	Records Retention.	47
13.8	Overcharges.	47
13.9	Supplier Assessments.	47

14.	SAFEGUARDING OF DATA; CONFIDENTIALITY.	49
14.1	RFS Information.	49
14.2	First Data Information.	49
14.3	Safeguarding RFS Data.	49
14.4	GLB Act Compliance.	50
14.5	Confidentiality.	51
14.6	PCI-DSS Compliance.	54
14.7	Notification of Security Breach.	54
14.8	Canadian Regulatory Terms	56

15.	REPRESENTATIONS AND WARRANTEES.	56
15.1	Work Standards.	56
15.2	Maintenance.	56
15.3	Efficiency and Cost Effectiveness.	56
15.4	Technology.	56
15.5	Authorization and Other Contracts.	56
15.6	Inducements.	57
15.7	Viruses.	57
15.8	Disabling Code.	58
15.9	Disclaimers.	58

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16.	COMPLIANCE WITH LAWS	58
16.1	General Rules.	58
16.2	Equal Employment Opportunity/Affirmative Action.	59

17.	COMPLIANCE WITH CERTAIN SYNCHRONY POLICIES	60
17.1	Compliance with RFS Integrity Policies.	60
17.2	Reserved.	60

18.	INSURANCE.	60
18.1	Insurance Coverage.	60
18.2	Insurance Provisions.	62

19.	INDEMNITIES.	62
19.1	Indemnity by First Data.	62
19.2	Indemnity by RFS.	63
19.3	Additional Indemnities.	64
19.4	Production Services Indemnity.	64
19.5	Infringement.	65
19.6	Indemnification Procedures.	65
19.7	Subrogation.	66

20.	LIABILITY.	66
20.1	General Intent.	66
20.2	Liability Restrictions.	66
20.3	Refresh of Liability.	68
20.4	Force Majeure.	68

21.	TERMINATION.	69
21.1	Termination for Cause.	69
21.2	Termination for Convenience.	70
21.3	Termination Upon Change of Control of First Data.	71
21.4	Termination Due To Force Majeure Event.	71
21.5	Termination Due To Uncured IP Infringement.	72
21.6	Termination Due To First Data’s Financial Inability To Perform.	72
21.7	Termination Due To Regulatory Action.	72
21.8	Other Termination Rights.	72
21.9	Extension of Termination/Expiration Effective Date.	72
21.10	No Damages From Termination.	73
21.11	Termination/Expiration Assistance.	73
21.12	Bid Assistance.	77
21.13	Equitable Remedies.	77

22.	DISPUTE RESOLUTION.	77
22.1	Informal Dispute Resolution.	77
22.2	Litigation.	78
22.3	Continued Performance.	79
22.4	Injunctive Relief; Specific Performance.	79
22.5	Governing Law.	79
22.6	Attorneys’ Fees	79
22.7	Waiver of Right To Jury Trial.	79

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23.	GENERAL.	80
23.1	Binding Nature and Assignment.	80
23.2	No Collateral Documents.	80
23.3	Mutually Negotiated.	81
23.4	Notices.	81
23.5	Counterparts.	82
23.6	Headings.	82
23.7	Relationship of Parties.	82
23.8	Severability.	83
23.9	Consents and Approvals.	83
23.10	Waiver of Default; Cumulative Remedies.	83
23.11	Survival.	84
23.12	Public Disclosures.	84
23.13	Trade and Service Marks.	84
23.14	Third Party Beneficiaries.	84
23.15	Covenant of Good Faith and Fair Dealing.	85
23.16	Mutual Release of Claims.	85
23.17	Entire Agreement; Amendment.	86

SCHEDULES

Schedule A	Services

Schedule B	Service Levels

Attachment B-1 Service Levels for Production Services Tower

Attachment B-2 Service Levels for Technology Services Tower

Schedule C	Charges

Attachment C-1 Charges for Production Services Tower

Attachment C-2 Charges of Technology Services Tower

Schedule D	Key First Data Positions

Schedule E	Records Retention Schedule

Schedule F	Glossary

Schedule G	Supplier Code of Conduct

Schedule H	Canadian Regulatory Terms

EXHIBITS

Exhibit I	Form of Guaranty

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Services Agreement		Confidential

SERVICES AGREEMENT made and effective as of September 15, 2015 (the “Effective Date”) by and between FIRST DATA RESOURCES, LLC (“First Data”), a Delaware limited liability company with offices at 6855 Pacific St, Omaha, Nebraska 68114, and RETAIL FINANCE SERVICING, LLC (“RFS”), a Delaware limited liability company with offices at 170 Election Road, Suite 125, Draper, Utah 84020.

1.	BACKGROUND AND OBJECTIVES.

1.1 Background.

This Agreement is being made and entered into with reference to the following:

(a) RFS is an Affiliate of Synchrony Bank, which is engaged in providing financial services to consumers, and is one of North America’s largest issuers of private label credit cards;

(b) as an Affiliate of Synchrony, RFS is subject to a wide range of regulatory oversight and requirements;

(c) RFS desires that certain payment card processing, production support (including card embossing and printing and mailing of statements and letters), software development and related activities be performed and managed by an experienced and capable vendor skilled in the performance of these services;

(d) First Data wishes to perform the requested services for RFS and has the skills, qualifications, and experience necessary to perform and manage such services in an efficient, cost-effective and controlled manner with a high degree of quality and responsiveness; and

(e) RFS and First Data are parties to certain Existing Agreements. This Agreement shall supersede and replace the Existing Agreements, subject to Section 23.16.

1.2 Objectives.

The Parties desire to establish uniform terms and conditions which will:

(a) allow First Data and its Affiliates to provide to RFS and its Affiliates various products and services, including RFS’ (i) receipt of certain processing services and professional services; and (ii) receipt of certain production and related services;

(b) allow (i) RFS or RFS’ Affiliates, and (ii) First Data or First Data’s Affiliates, to add New Services, as defined herein, in order for RFS and/or RFS’ Affiliates to receive additional services under this Agreement;

(c) be applicable to all future services provided under this Agreement by (i) First Data and its Affiliates to (ii) RFS and its Affiliates;

(d) enable RFS and its Affiliates to focus on core competencies and on those activities which provide a competitive advantage;

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(e) enable RFS to combine and use common technologies, processes and procedures to perform the various functions related to the Services;

(f) establish a flexible framework within which to quickly respond to evolving technologies, competitive conditions, and RFS changing business needs;

(g) identify means to improve services and reduce costs to RFS and to enable RFS to improve and expand its business operations; and

(h) provide for the uninterrupted transitioning of responsibility for performing the Services back to RFS or its designee(s) in connection with the termination or expiration of this Agreement.

1.3 Construction.

The goals and objectives provided in this Article 1 are intended to be a general introduction and are not intended to expand the scope of the Parties’ obligations under this Agreement or to alter the plain meaning of the terms and conditions of this Agreement.

2.	DEFINITIONS.

2.1 Certain Definitions.

The following terms will have the meanings provided below with respect to this Agreement:

(a) “7.6(b) Patents” shall have the meaning provided in Section 7.6(b).

(b) “7.6(b) Services” shall have the meaning provided in Section 7.6(b).

(c) “AAA Rules” shall have the meaning provided in Section 19.4.

(d) “Account” shall mean a unique database record used to represent the current financial disposition of a customer relationship. Accounts include dual cards, bank cards, debit cards, private label cards and stored value cards.

(e) “Action Plan” shall have the meaning provided in Section 13.9(b).

(f) “Active Account” shall mean any Designated Account that, during the period of determination as to whether such Designated Account is an Active Account, had a balance or for which a debit, credit, or payment has taken place during such period.

(g) “Affiliate” shall mean:

(i) With respect to RFS: any corporation, limited liability company, partnership, limited partnership, business trust, mutual insurance company, joint venture or other entity or business that, directly or indirectly, Controls, is Controlled by, or under common Control with, RFS at any time during the Term, whether now existing or subsequently created or acquired during the Term. At RFS’

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option, (A) an entity that was receiving the Services at the time it ceased being Controlled by RFS (or an Affiliate of RFS), and (B) the purchaser of a line of business of RFS (or an Affiliate) which was receiving the Services at the time of sale (but only with respect to such line of business) shall continue to be deemed an Affiliate for such period designated by RFS (not to exceed ***, in accordance with Section 3.2(a)(iii) of this Agreement); and

(ii) With respect to First Data: any entity Controlled by First Data Corporation at the time in question.

(h) “Agreement” shall mean this Services Agreement, including its schedules, attachments exhibits, and appendices, all as amended from time to time.

(i) “Applicable Laws” shall mean:

(i) any applicable law, statute, regulation, ordinance or subordinate legislation in force from time to time to which a Party or any of its Affiliates is subject;

(ii) the common law as applicable to the Parties from time to time;

(iii) any binding court order, judgment or decree (including consent decree); and

(iv) any applicable directive, policy, rule or order that is binding on a Party and that is made or given by any government, an agency thereof, or any regulatory body;

of any country or other national, federal, commonwealth, state, provincial or local jurisdiction.

(j) “*** Subcontractors” shall mean those Subcontractors of First Data:

(i) *** is not required as provided in Section 12.6(b); and

(ii) any other Subcontractor(s) *** in accordance with Section 12.6;

unless and until (in each case of (i) and (ii)) *** in accordance with Section 12.6(c).

(k) “Assessment Notice” shall have the meaning provided in Section 13.9(b).

(l) “Benchmarker” shall have the meaning provided in Section 9.6(b)(ii).

(m) “Benchmarking” shall have the meaning provided in Section 9.6(a).

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(n) “Benchmarking Committee” shall have the meaning provided in Section 9.6(b)(i).

(o) “Business Day” shall mean every day Monday through Friday other than those holidays (not to exceed fifteen (15) per calendar year) when RFS’ corporate headquarters is not scheduled to be open for business. References in this Agreement to “days” that do not specifically refer to Business Days are references to calendar days and, unless otherwise provided, a period of more than seven (7) days that expires on a day other than a Business Day shall be automatically extended to the next following Business Day.

(p) “Change Control Committee” shall have the meaning provided in Section 12.5(c).

(q) “Change Control Procedure” shall have the meaning provided in Section 12.5(b).

(r) “Charges” shall mean any charges for the Services set forth in or described in Schedule C or elsewhere in this Agreement. The term “Charges” does not include (i) Pass-Through Expenses; (ii) Out-of-Pocket Expenses; or (iii) Taxes.

(s) “Claim(s)” shall mean any civil, criminal, administrative, or investigative claim, demand, action, charge, or proceeding then pending or threatened by a third party against either Party or its Affiliates.

(t) “Commercially Reasonable Efforts” shall mean taking such steps and performing in such a manner as a well-managed business would undertake where such business was acting in a determined, prudent, cost-effective and reasonable manner to achieve a particular desired result for its own benefit in similar circumstances, taking all relevant factors into account.

(u) “Confidential Information” shall have the meaning provided in Section 14.5(a).

(v) “Contract Year” shall mean each consecutive twelve (12) month calendar year period; except (i) the first Contract Year shall begin on the Effective Date and continue through December 31, 2015 ( “Contract Year One”) and (ii) the final Contract Year shall begin on January 1 and end upon the effective date of termination/expiration of this Agreement.

(w) “Control” and its derivatives shall mean with regard to any entity the legal, beneficial or equitable ownership, directly or indirectly, of: (i) fifty percent (50%) or more of the capital stock (or other ownership interest, if not a stock corporation) of such entity ordinarily having voting rights; (ii) in the case of RFS, (A) twenty percent (20%) or more of the capital stock (or other ownership interest, if not a stock corporation) and (B) either (1) a greater percentage than any other juridical person or (2) management control by agreement; or (iii) (with respect to an entity not domiciled in the United States) the greater of twenty percent (20%) of the capital stock (or other ownership interest, if not a stock corporation) and the maximum percentage allowed by local law for a United States domiciliary to directly or indirectly own in accordance with local law. With regard to RFS neither General Electric Company nor General Electric Capital Corporation shall be deemed to Control RFS.

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(x) “Conversion” or any derivation thereof (i.e., Convert) shall mean (i) the transfer of data relating to Designated Accounts from the processing system(s) in which that data at the time of transfer resides and is processed to the First Data System, with the First Data System, at the time of such transfer, being capable of performing the First Data System’s account processing services for such data; (ii) the commencement of the processing of such Designated Accounts by the First Data System for production, and not testing, purposes; and (iii) the performance of the activities necessary to undertake and complete the activities described in clauses (i) and (ii).

(y) “Core Processing Platform” shall mean the equipment, Software, systems, and interfaces used by First Data to perform the core card processing services of authorization, maintaining an account on file, and settlement under the Technology Services Tower.

(z) “Cycle Schedules” shall have the meaning provided in Section 12.5(a)(v).

(aa) “Default Rate” shall mean the rate identified as the Prime Rate in The Wall Street Journal from time to time.

(bb) “Designated Account” shall mean the Accounts designated by RFS as receiving the Technology Services.

(cc) “Dispute Date” shall have the meaning provided in Section 22.1(a)(i).

(dd) “Documentation” shall mean the written User Manuals and bulletins for the First Data System provided by First Data from time to time.

(ee) “Effective Date” shall have the meaning provided in the preamble to this Agreement.

(ff) “Equipment” shall mean the computer and telecommunications equipment (without regard to which entity owns or leases such equipment) used by First Data and its Subcontractors to provide the Services. Equipment includes the following:

(i) computer equipment, including associated attachments, features, accessories, peripheral devices, front end devices, and other computer equipment;

(ii) telecommunications equipment, including private branch exchanges, multiplexors, modems, CSUs/DSUs, hubs, bridges, routers, switches and other telecommunications equipment; and

(iii) related services (e.g., maintenance and support services, upgrades, subscription services) provided by third parties (e.g., manufacturer and lessor) in the same or related agreement covering the provision of such Equipment.

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(gg) “*** New Material” shall have the meaning provided in Section 7.3(b)(ii).

(hh) “*** Period” shall have the meaning provided in Section 7.3(b)(ii).

(ii) “Existing Agreements” shall mean the Technology Sourcing Agreement (the “TSA”), amended and restated as of April 1, 2003 (“Existing TSA Effective Date”), between RFS (or its predecessors in interest) and First Data; and the Production Services Agreement (the “PSA”), amended and restated as of December 1, 2009 (“Existing PSA Effective Date”), between RFS (or its predecessors in interest) and First Data.

(jj) “FD New Materials” shall have the meaning provided in Section 7.3(b)(ii).

(kk) “Financial Related Crime” shall mean any criminal offense involving dishonesty, a breach of trust, or money laundering, including offenses described in §19(a)(2)(A)(i) of the Federal Deposit Insurance Act.

(ll) “First Data Competitors” shall mean (i) ***, and any of their respective Affiliates. First Data may update the list of First Data Competitors from time to time by providing written notice of such updates to RFS; provided that (A) the list of First Data Competitors shall not include more than *** entities (and their Affiliates) at any given time; and (B) any new entities added by First Data must be either (1) competitors of First Data with the capability to provide payment card processing services to US-based issuers or (2) provide a payment network for credit or debit cards.

(mm) “First Data Confidential Information” shall have the meaning provided in Section 14.5(c).

(nn) “First Data Contract Manager” shall have the meaning provided in Section 5.1(a)(ii).

(oo) “First Data Information” shall mean all information, in any form, furnished or made available directly or indirectly by First Data to RFS or otherwise obtained by RFS from First Data.

(pp) “First Data-Initiated Enhancement” shall have the meaning provided in Section 9.5(c).

(qq) “First Data Intellectual Property” shall have the meaning provided in Section 7.2(a).

(rr) “First Data Licensed Software” shall have the meaning provided in Section 3.3(b).

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(ss) “First Data Personnel” shall mean employees of First Data, employees of its Affiliates, and employees of its Subcontractors (and any individual independent contractors engaged by First Data, its Affiliates or Subcontractors) assigned to perform the Services.

(tt) “First Data-Provided Third Party Software” shall mean the third party Software, if any, provided by First Data to RFS or used by First Data to provide the Services.

(uu) “First Data Regulatory Agencies” shall have the meaning provided in Section 13.1(a).

(vv) “First Data Security Incident” shall mean any event or circumstance that involves:

(i) unauthorized access, use, or acquisition of data that compromises the confidentiality, integrity or availability of any RFS Data (A) while such RFS Data is either maintained or being processed by First Data or any First Data Affiliate or Subcontractor; or (B) that is in transit between or among any of the following: First Data, First Data Affiliates, First Data Personnel or First Data Subcontractors;

(ii) unauthorized disclosure to a third party of RFS Data by First Data or any First Data Affiliate or Subcontractor; or

(iii) the loss of any First Data medium or equipment containing RFS Data.

(ww) “First Data Software” shall mean, collectively: (i) First Data proprietary Software and (ii) First Data-Provided Third Party Software.

(xx) “First Data System” shall mean the First Data Software, Equipment and network connectivity and infrastructure provided by First Data to RFS or used by First Data to provide the Services (excluding network connectivity and infrastructure RFS provides under this Agreement).

(yy) “Force Majeure Event” shall have the meaning provided in Section 20.4(a).

(zz) “Former Affiliate” shall mean entities that, at RFS’ election, are deemed to be Affiliates pursuant to the second sentence of Section 2.1(g)(i) (the definition of “Affiliate”).

(aaa) “Function” shall have the meaning provided in Section 9.5(b).

(bbb) “Furnishing Party” shall have the meaning provided in Section 14.5(a).

(ccc) “GAAP” shall mean United States generally accepted accounting principles, applied on a consistent basis.

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(ddd) “GLB Act” shall mean the Gramm-Leach-Bliley Act, 15 USC § 6801 et. seq., and the implementing regulations and regulatory interpretations thereto, as amended from time to time.

(eee) “Initial Term” shall have the meaning provided in Section 4.1.

(fff) “Intellectual Property” shall mean, collectively, any and all of the following: (i) software and other works of authorship, including associated copyrights, moral rights, databases, and mask-works; (ii) trademarks, service marks, trade names, logos and trade dress; (iii) trade secrets; (iv) patents, designs, algorithms, know-how, and other industrial property and rights thereto; (v) rights in domain names, universal resource locator addresses, telephone numbers (including toll free numbers), SMS addresses, social networking identifiers and similar identifiers; (vi) other intellectual and industrial property and rights thereto of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and (vii) registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing); and in each case, including all rights thereof (including, as appropriate, the right to use, access, copy, perform, display, transfer, distribute, or create derivatives), as may arise or be protected under the laws of any country or any state or province.

(ggg) “Key First Data Positions” shall have the meaning provided in Section 5.1(a).

(hhh) “Limited License FD Non-Software Materials” shall have the meaning provided in Section 7.3(c)(ii).

(iii) “Losses” shall mean all losses, liabilities, damages and claims, and all related costs, and expenses (including reasonable legal fees, and disbursements and costs of investigation, litigation, settlement, judgment, interest, and penalties).

(jjj) “Monthly Charges” shall mean the Charges payable with respect to Services provided under this Agreement in a particular month, without regard to when such Charges are billed or payable and without reduction for Service Level Credits.

(kkk) “Monthly Performance Report” shall have the meaning provided in Section 12.3(a).

(lll) “New Cycle Schedules” shall have the meaning provided in Section 12.5(a)(v).

(mmm) “New Materials” shall have the meaning provided in Section 7.3(b).

(nnn) “New Services” shall have the meaning provided in Section 9.5.

(ooo) “Non-Public Personal Information” shall have the meaning provided in the GLB Act, 15 U.S.C. § 6809(4), and shall include (i) an individual’s name, address, e-mail address, IP address, telephone number(s), and/or social security number; (ii) the fact that an individual has a relationship with RFS or any of its Affiliates; and (iii) an individual’s or RFS’ or its Affiliates’ customer’s account information.

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(ppp) “Non-Renewal Election” shall have the meaning provided in Section 4.2.

(qqq) “Notice of Election” shall have the meaning provided in Section 19.6(a).

(rrr) “OFAC” shall mean the US Department of Treasury Office of Foreign Assets Control.

(sss) “Out-of-Pocket Expenses” shall mean reasonable, demonstrable, and actual out-of-pocket expenses incurred by First Data, but not including First Data’s overhead costs (or allocations thereof), administrative expenses, or other mark-ups. In determining First Data’s expenses, First Data’s actual, incremental expense shall be used and shall be net of all rebates, discounts, and allowances received by First Data.

(ttt) “Party” shall mean either First Data or RFS, as appropriate, and “Parties” means First Data and RFS.

(uuu) “Pass-Through Expenses” shall have the meaning provided in Section 9.2(a).

(vvv) “PCI DSS” means the Payment Card Industry Data Security Standards available at http://www.pcisecuritystandards.org, as amended from time to time.

(www) “*** Testing” shall have the meaning provided in Section 12.8.

(xxx) “Performance Standards” shall mean, individually and collectively, the quantitative and qualitative performance standards and commitments for the Services contained in this Agreement, including Service Levels.

(yyy) “Permitted User” shall have the meaning provided in Section 3.2(a).

(zzz) “Production Services” shall mean the portion of the Services described as such in Schedule A. Production Services shall be one of the Service Towers.

(aaaa) “Production Services Tower” shall mean the Service Tower for the Production Services.

(bbbb) “Prohibited Persons Lists” shall have the meaning provided in Section 5.2(d)(i)(C).

(cccc) “Receiving Party” shall have the meaning provided in Section 14.5(a).

(dddd) “Refresh Acceptance” shall have the meaning provided in Section 20.3.

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(eeee) “Refresh Request” shall have the meaning provided in Section 20.3.

(ffff) “Regulatory Agencies” shall have the meaning provided in Section 13.1(a).

(gggg) “Renewal Term” shall have the meaning provided in Section 4.2.

(hhhh) “Required Consents” means consents required by a third party for another entity to have access to or make use of such third party’s Software.

(iiii) “RFS Confidential Information” shall have the meaning provided in Section 14.5(b).

(jjjj) “RFS Contract Manager” shall have the meaning provided in Section 8.1(a).

(kkkk) “RFS Customer Information” shall have the meaning provided in Section 14.4(a).

(llll) “RFS Data” shall mean any information relating to an RFS cardholder, transaction, or merchant that is entered into, stored or processed by the First Data System, including all (i) Cardholder Data and Sensitive Authentication Data (as defined by the PCI-DSS) of a RFS cardholder; (ii) data evidencing a payment card charge, credit or other transaction relating to an RFS cardholder, transaction, or merchant; (iii) names, postal and email addresses, tax ID numbers, and similar identifying information about RFS merchants or merchant personnel; (iv) cardholder statements and statement messages for RFS cardholders; (v) information about a RFS cardholder’s loyalty program or rewards program transactions; (vi) account-level or transaction-level fraud data relating to an RFS cardholder, transaction or merchant; (vii) chargeback information relating to an RFS cardholder, transaction or merchant; and (viii) Non-Public Personal Information relating to an RFS cardholder or merchant. For clarification, references to cardholders and merchants in this definition include all existing and former cardholders and merchants of RFS or any of its Affiliates; provided that in the case of any former cardholder or merchant, RFS Data includes only such data that relates to the time period that such cardholder or merchant was a customer of RFS.

(mmmm) “RFS Information” shall mean all information, including RFS Data, in any form, furnished or made available directly or indirectly to First Data by RFS or otherwise obtained by First Data from RFS.

(nnnn) “RFS-Initiated Enhancement” shall have the meaning provided in Section 9.5(e).

(oooo) “RFS-Initiated New Services” shall have the meaning provided in Section 9.5(f).

(pppp) “RFS Intellectual Property” shall have the meaning provided in Section 7.1(b).

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(qqqq) “RFS Legal Requirements” shall have the meaning provided in Section 16.1(c).

(rrrr) “RFS New Materials” shall have the meaning provided in Section 7.3(b)(i).

(ssss) “RFS Regulatory Agencies” shall have the meaning provided in Section 13.1(a).

(tttt) “RFS Requested Development” shall have the meaning provided in Section 7.3(a).

(uuuu) “RFS Supplier Assessments” shall have the meaning provided in Section 13.9(a).

(vvvv) “Root Cause Analysis” or “RCA” shall mean the process of determining the underlying reason for an error or problem, so that the process that produced the error/problem can be altered in a way that prevents or reduces the risk of it from recurring.

(wwww) “Rules” shall mean the rules, regulations, and other requirements of the PCI Security Standards Council or any payment network, including those of VISA, MasterCard, and the National Automated Clearing House Association, as amended from time to time.

(xxxx) “Service Levels” shall have the meaning provided in 11.1.

(yyyy) “Service Level Credits” shall have the meaning provided in Attachment B-1 as applicable to the Production Services and Attachment B-2 as applicable to the Technology Services.

(zzzz) “Service Tower” shall mean a group of Services that the Parties designate as a separate “Service Tower”. As of the Effective Date there are two Service Towers comprised of (i) the Technology Services and (ii) the Production Services.

(aaaaa) “Services” shall have the meaning provided in Section 3.1(a).

(bbbbb) “Software” shall (unless a more specific reference is provided) mean computer software, whether applications software or systems software.

(ccccc) “SSAE 16” shall have the meaning provided in Section 13.3.

(ddddd) “Steering Committee” shall have the meaning provided in Section 12.2(a).

(eeeee) “Subcontractor” shall have the meaning provided in Section 12.6(a).

(fffff) “Tax” or “Taxes” shall (unless the context otherwise requires) mean any federal, state, local or foreign net or gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment,

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disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, governmental fee or like assessment or charge of any kind whatsoever.

(ggggg) “Technology Services” shall mean the portion of the Services described as such in Schedule A. Technology Services shall be one of the Service Towers.

(hhhhh) “Technology Services Tower” shall mean the Service Tower for the Technology Services.

(iiiii) “Term” shall mean the Initial Term and any Renewal Terms.

(jjjjj) “Termination/Expiration Assistance” shall have the meaning provided in Section 21.11(a).

(kkkkk) “Termination for Convenience Fee” shall have the meaning provided in Section 21.2(b).

(lllll) “Update” shall mean any new version, release update, upgrade, enhancement, or bug fix made available by First Data, including as part of maintenance and support.

(mmmmm) “User Manuals” means user manuals for the Technology Services explaining how the First Data System operates and how RFS may configure and use the First Data System, including report descriptions and formats.

(nnnnn) “Virus” shall mean: (i) program code or programming instruction or set of instructions intentionally designed to disrupt, disable, harm, interfere with, or otherwise adversely affect computer programs, data files, or operations; or (ii) other code typically described as a virus or by similar terms, including Trojan horses, worms, or backdoors.

2.2 Inclusion of Affiliates in Definition of RFS.

(a) As used in this Agreement, references to “RFS” include Affiliates of RFS in accordance with the following:

(i) A reference includes Affiliates of RFS where expressly so provided;

(ii) References to RFS in the following definitions include Affiliates of RFS (unless expressly provided to the contrary): RFS Data and RFS Information; and

(iii) References to the business, operations, policies, procedures, and the like of RFS include Affiliates of RFS to the extent such Affiliates are receiving the Services.

(b) Subject to the foregoing, references to RFS shall include Affiliates of RFS as RFS reasonably designates.

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2.3 Rules of Interpretation.

(a) Terms other than those defined within this Agreement shall be given their plain English meanings, and those terms, acronyms, and phrases known in the information technology services industry shall be interpreted in accordance with their generally known meanings. Unless the context otherwise requires, words importing the singular include the plural and vice-versa, and words importing gender include both genders. Unless the context otherwise requires, “persons” includes individual natural persons and legal entities.

(b) References to articles, sections, and paragraphs shall be references to articles, sections, and paragraphs of this Agreement, unless otherwise specifically stated.

(c) The article and section headings in this Agreement are intended to be for reference purposes only and shall not be construed to modify or restrict any of the terms or provisions of this Agreement.

(d) Where there is similar, but not identical, construction of phrases, sentences, or clauses of this Agreement they shall each be construed separately and independently, in accordance with their plain meaning.

(e) The words “include”, “includes”, “including”, and “e.g.”, when following a general statement or term, are not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its scope.

(f) The word “may” (unless followed by “not”) shall be construed as meaning “shall have the right, but not the obligation, to”.

3.	SERVICES.

3.1 Provision of Services.

(a) Scope. First Data shall provide the following services, functions and responsibilities, as they may evolve during the Term and as they may be supplemented, enhanced, modified or replaced (collectively, the “Services”):

(i) the services, functions and responsibilities described in this Agreement, including the services, functions and responsibilities described in Schedule A and in the other Schedules and Attachments hereto;

(ii) the services, functions and responsibilities performed during the twelve (12) months prior to the Effective Date by First Data under the PSA or the TSA, even if the services, functions or responsibilities are not specifically described in this Agreement, subject to any ongoing discussions or negotiations between the Parties as of the Effective Date regarding whether any such services, functions and responsibilities constitute New Services, which will be addressed in a manner consistent with Section 9.5(b) of this Agreement;

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(iii) any New Services (subject to any new charges and other terms and conditions established with respect to such New Services in accordance with Section 9.5); and

(iv) any changes RFS contracts with First Data to perform pursuant to a change order executed by both Parties or amendment.

(b) Implied Services. If any services, functions, or responsibilities not specifically described in this Agreement are necessarily required for the proper performance and provision of the Services, they shall be deemed to be implied by and included within the scope of the Services to the same extent and in the same manner as if specifically described in this Agreement.

(c) Services Performed by RFS or Third Parties.

(i) *** Without limitation of the foregoing, RFS may sell Accounts, portfolios or lines of business which are receiving the Services, and if so elected by RFS any such sold Accounts, portfolios or lines of business will no longer be subject to this Agreement. RFS also may acquire Accounts, portfolios or lines of business and to provide, or have third parties provide, Services in connection with such Accounts, portfolios or lines of business separately from this Agreement and the Services provided hereunder. Except for any minimum commitment expressly provided in Schedule C, RFS makes no commitment for any minimum amount of Services to be purchased under this Agreement. For the avoidance of doubt, First Data’s approval is not required for any reduction of Services that RFS is entitled to make pursuant to the provisions of this Agreement, and any requirement that such changes be documented through the Change Control Procedure shall not be deemed to require First Data’s approval.

(ii) If a component of the Services is reduced pursuant to this Section 3.1(c), the charges for the Services shall be equitably adjusted in good faith to reflect *** to First Data resulting from First Data’s ceasing to provide the component of the Services no longer required. The Parties acknowledge that, due to the unit-based pricing structure in Schedule C, in many instances no changes will be required to the charges described in Schedule C, and in other instances, charges will be eliminated if a component is reduced pursuant hereto.

(iii) If RFS performs any of the Services itself or retains a third party to do so, First Data shall cooperate with RFS and any such third party, as reasonably necessary to enable each of RFS and such third party to perform its respective work, which cooperation shall include:

(A) to the extent that First Data exercises any control over any RFS facilities or any facility of an RFS Affiliate being used to provide the Services, providing reasonable access to such facilities;

(B) hosting and maintaining third party software packages as mutually agreed by the parties, provided (1) First Data will not

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unreasonably refuse to host and maintain third party software packages when requested by RFS; and (2) any charges proposed by First Data for such hosting and maintenance shall be determined in the same manner that charges for New Services are to be determined under this Agreement;

(C) providing reasonable access to the First Data System (to the extent permitted under any underlying agreements with third parties) and to the other relevant First Data-operated interfaces and production facilities to enable integration of third party platforms with the First Data System; and

(D) providing such information regarding the operating environment, system constraints and other parameters as a person with reasonable commercial skills and expertise would find reasonably necessary for RFS or a third party to perform its work.

(iv) Third parties retained by RFS shall comply with First Data’s reasonable security and confidentiality requirements, and shall, to the extent performing work interfacing with the First Data System or First Data Equipment, comply with First Data’s reasonable work standards, methodologies and procedures, as have been provided by First Data. First Data shall promptly notify RFS if an act or omission of such a third party may cause a problem or delay in providing the Services and shall work with RFS to prevent or circumvent such problem or delay.

(d) Geographic Scope Constraints. The scope of the Services to be provided under this Agreement is not constrained geographically. Pricing in this Agreement is for the Services as if they are provided in the United States or Canada. If RFS requests First Data to provide Services outside of the United States and Canada, and First Data incurs or would incur costs associated with the provision of Services outside of the United States and Canada that are different (other than insubstantial differences) than the corresponding costs First Data would incur in the United States and Canada, then First Data shall provide pricing and performance proposals to RFS addressing such provision of Services outside the United States and Canada. RFS shall reimburse First Data for First Data’s actual Out-of-Pocket Expenses (with no mark-up or profit) incurred in the preparation of any pricing or performance proposal requested by RFS under this Section 3.1(d). Prior to preparing any such proposal, First Data shall provide RFS with an estimate of its actual Out-of-Pocket Expenses to be incurred in the preparation of such proposal and shall notify RFS when actual Out-of-Pocket Expenses incurred by First Data have exceeded such estimate. If RFS desires to expand the geographic scope of the Services under this Agreement outside of the United States, at such time the Parties will amend the Agreement to include any additional provisions that are required by the jurisdictions to which such Services are expanded, and such additional provisions shall be set forth in a manner that is consistent with the allocation of responsibility for compliance with laws as set forth in Article 16.

3.2 Permitted Users of the Services.

(a) Subject to Section 3.2(b) and the licenses granted in Section 3.3, the Services shall be provided by First Data, and the Services may be used during the

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Term (including any period of Termination/Expiration Assistance, as provided in Section 21.11) by (collectively, the “Permitted Users”):

(i) RFS and its Affiliates;

(ii) third party suppliers and contractors of RFS and its Affiliates for the sole purpose of providing services to RFS and its Affiliates and other Permitted Users described in Section 3.2(a)(iv);

(iii) Former Affiliates for the period (up to ***) designated by RFS that is reasonably necessary for such Former Affiliate to arrange to convert and then to actually convert its processing in an orderly manner, whether directly with First Data or to another system or supplier. During such period, First Data’s relationship shall continue to be with RFS (and RFS shall remain responsible for its obligations under this Agreement with respect to the Former Affiliate), and, unless otherwise agreed between First Data and the Former Affiliate, First Data shall have no obligation directly to the Former Affiliate; and

(iv) those third party clients or joint ventures with whom RFS or an Affiliate of RFS has a bona fide commercial relationship with respect to the Account types described in Section 3.2(b) below but that is broader than mere resale of the Services.

(b) The Accounts for which a Permitted User may use the Services must meet one or both of the following criteria:

(i) RFS or an Affiliate of RFS is the issuer; or

(ii) RFS or an Affiliate of RFS is the servicer for the Account.

3.3 License.

(a) First Data System. First Data grants to RFS a limited, non-exclusive, non-transferable, worldwide license during the Term (and any Termination/Expiration Assistance period) to allow the Permitted Users to access and use the First Data System (including the functionality provided by the First Data Software that is part of the First Data System but not including the right to directly access the object code or source code of the First Data Software on the First Data System; provided, the restriction in this parenthetical shall not limit or prohibit (i) any such access that RFS has had to the First Data Software within the twelve (12) months prior to the Effective Date under the Existing Agreements; (ii) access and use of record layouts for purposes of identifying data fields available for queries and data extractions; or (iii) access and use of information for data mapping necessary for Account Conversions) to receive and use the Services as permitted in Section 3.2. The license granted in this Section 3.3(a) does not include a license to First Data Licensed Software (which is defined in and the subject of Section 3.3(b) below).

(b) First Data Licensed Software. First Data grants to RFS a limited, non-exclusive, non-transferable license during the Term (and any Termination/Expiration Assistance period) to permit RFS and its Permitted Users to

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access and use the object code format of the First Data Licensed Software to receive and use the Services as permitted in Section 3.2. “First Data Licensed Software” shall mean the First Data Software provided by First Data or its Affiliates to RFS to use on RFS’ or its Affiliates’ own systems. The Parties will use reasonable efforts to implement a governance process to maintain a current list of the First Data Licensed Software. With respect to First Data Licensed Software, RFS shall not:

(i) disclose or distribute any First Data Licensed Software (in any format) to any third party other than a Permitted User;

(ii) permit any third party to access or use any First Data Licensed Software (in any format) through any time-sharing service, service bureau, or network consortium;

(iii) rent, lease, sell, sublicense, assign, or otherwise transfer its rights under the license granted in this Section 3.3 to any third party, whether by operation of law or otherwise, except as expressly permitted in this Agreement;

(iv) decompile, disassemble, reverse engineer, or attempt to reconstruct or discover any source code or underlying ideas or algorithms of any First Data Licensed Software;

(v) modify, alter or create derivative works of the source code for First Data Licensed Software, unless permitted under a separate written agreement between the Parties;

(vi) copy any First Data Licensed Software, except (A) for backup and archival purposes or (B) as necessary for production and testing; or

(vii) install First Data Licensed Software in, ship First Data Licensed Software to, or access First Data Licensed Software from any country other than the United States ***, without obtaining First Data’s advance written consent, provided that the foregoing list of permitted countries may be further expanded or limited with respect to specific First Data Licensed Software as may be agreed by the parties from time to time.

(c) RFS will not remove (or allow to be removed) any proprietary rights notices from any First Data Licensed Software and will display the First Data Licensed Software name and the names, logos, trademarks, trade names, and any copyright notices of First Data and First Data’s licensors, as reasonably requested by First Data.

(d) RFS will comply with the United States Export Administration Act and all applicable use, export, and re-export restrictions and regulations of the U.S. Department of Commerce or other relevant U.S. agency or authority with respect to any use of or access to the First Data System or First Data Licensed Software by RFS or the Permitted Users that is subject to such restrictions and regulations.

(e) First Data reserves all rights in the First Data System and First Data Licensed Software that are not expressly granted to RFS in this Agreement.

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(f) If RFS permits access to or use of the First Data System or First Data Licensed Software by the Permitted Users, RFS will be responsible for those Permitted Users’ compliance with the terms of this Agreement and any written specifications agreed to by the Parties from time to time, in each case, that are applicable to such access or use.

3.4 Place of Performance.

(a) The locations of the First Data production facilities from which First Data provides Statement printing or card embossing to RFS pursuant to this Agreement as of the Effective Date will be agreed in writing by the parties from time to time. During the Term, First Data will not move Statement printing or card embossing for RFS pursuant to this Agreement to a new location (i.e., a location from which Statement printing or card embossing for RFS is not yet being conducted pursuant to this Agreement at the time), or materially reallocate the volume or nature of such work between locations from which it provides such Statement printing or card embossing to RFS, without RFS’ prior written approval, which shall not be unreasonably withheld, except, in either case, for changing locations between and amongst facilities located in ***, which First Data may do at its discretion.

(b) Except as set forth in Section 3.4(a), First Data may change the locations from which it provides Services; provided First Data may not process or store RFS Data in any facility outside of the United States without RFS’ prior written approval, which shall not be unreasonably withheld. However, First Data shall comply with the terms of Section 12.5 with respect to any change in a location from which First Data provides Technology Services or Production Services to the extent that the provisions of Section 12.5 apply to such change.

(c) Unless otherwise agreed in writing by the Parties, First Data will be responsible for ***, and any *** related to any First Data-initiated relocation of an operational facility from which the Services are provided.

4.	TERM.

4.1 Initial Term.

The term of this Agreement shall commence on the Effective Date and expire on November 30, 2026 (the “Initial Term”), unless it is terminated earlier or is extended pursuant to the terms hereof.

4.2 Renewal Terms.

Unless RFS has given notice to First Data of RFS’ election not to renew at least ninety (90) days prior to the then-existing expiration date of this Agreement (“Non-Renewal Election”), at the end of the Initial Term (or the then-current Renewal Term) the Term shall be automatically extended for two (2) years (each such two (2) year period, a “Renewal Term”); provided that there shall not be more than three (3)

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Renewal Terms. Absent earlier termination, the Term shall expire after the third Renewal Term. RFS may make a Non-Renewal Election with respect to any or all of the Service Towers. If RFS makes a Non-Renewal Election with respect to one or more Service Towers, this Agreement shall continue in effect with any other Service Towers in effect at such time that have not been terminated.

5.	FIRST DATA PERSONNEL.

5.1 Key First Data Positions.

(a) “Key First Data Positions” are listed in Schedule D. First Data shall cause each of the personnel filling the Key First Data Positions (other than the First Data Contract Manager) to devote his or her full time and effort to the provision of the Services (unless indicated in Schedule D that the position is not full time on RFS’ account).

(i) RFS may from time to time change the positions designated as Key First Data Positions under this Agreement, provided that without First Data’s consent the number of Key First Data Positions shall not exceed the number specified in Schedule D as of the Effective Date.

(ii) In accordance with Section 5.2 below, First Data shall designate an individual to serve as “First Data Contract Manager”. The First Data Contract Manager shall: (A) serve as the single point of accountability for First Data for the Services; (B) have day-to-day authority for undertaking to ensure customer satisfaction; and (C) have a First Data corporate title of Vice President or higher. The First Data Contract Manager’s compensation shall include significant financial incentives based on RFS’ satisfaction with (1) the performance of Services, (2) First Data’s contribution to RFS’ achievement of its objectives, as relevant, and (3) retention of applicable First Data Personnel. Such basis for financial incentives shall be in conjunction and consistent with those objectives in equivalent RFS/RFS Affiliate and First Data management positions.

(b) Other than those individuals specifically identified by name in Schedule D for the positions for which they are identified, before assigning an individual to a Key First Data Position, whether as an initial assignment or a subsequent assignment, First Data shall notify RFS of the proposed assignment, shall introduce the individual to appropriate RFS representatives (and, upon request, provide such representatives with the opportunity to meet with the individual) and shall provide RFS with a resume and other information about the individual reasonably requested by RFS. If RFS in good faith objects to the proposed assignment, the Parties shall attempt to resolve RFS’ concerns on a mutually agreeable basis, including through discussions of the pertinent issues by senior management of the Parties. If the Parties have not been able to resolve RFS’ concerns within ten (10) days of the date RFS communicated to First Data its objections to the proposed assignment, First Data shall not assign the individual to that position and shall propose to RFS the assignment of another individual of suitable ability and qualifications. Personnel filling Key First Data Positions may not be transferred or re-assigned until a suitable replacement has been approved by RFS and the replacement has been successfully transitioned into the Key First Data Position. Further, the

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timing for any transfer or reassignment of persons filling Key First Data Positions will be closely coordinated with the requirements of ongoing projects and other elements of the Services, and no transfer or reassignment will occur at a time that would adversely impact the Services in a non-trivial manner.

(c) The personnel approved as of the Effective Date to fill the Key First Data Positions are listed in Schedule D. Subject to promotions, dismissals, resignations and medical leave, such persons will remain in these positions for the period specified in Schedule D.

5.2 Qualifications, Retention and Replacement of First Data Personnel.

(a) Adequate Number of Qualified Personnel. First Data shall assign an adequate number of personnel to perform the Services. The personnel First Data assigns to perform the Services shall be properly educated, trained, and fully qualified for the Services they are to perform.

(b) Personnel Turnover. RFS and First Data both agree that it is in their best interests to keep the turnover rate of the First Data Personnel performing the Services to a reasonably low level. Accordingly, if RFS believes that First Data’s turnover rate may be excessive and so notifies First Data, First Data shall provide data concerning its turnover rate, meet with RFS to discuss the reasons for, and impact of, the turnover rate and otherwise use its best efforts to keep such turnover rate to a reasonably low level. If appropriate, First Data shall submit to RFS its proposals for reducing the turnover rate, and the Parties will mutually agree on a program to bring the turnover rate down to an acceptable level. In any event, notwithstanding transfer or turnover of personnel, First Data remains obligated to perform the Services without degradation and in accordance with this Agreement.

(c) Replacement of First Data Personnel. If RFS determines in good faith that the continued assignment to the RFS account of one of the First Data Personnel is not in the best interests of RFS, then RFS will give First Data written notice to that effect. After receipt of such notice, First Data shall have a reasonable period of time (not greater than ten (10) days) in which to investigate the matters stated in such notice, discuss its findings with RFS, and resolve any problems with such person. As requested by First Data, senior management of the Parties shall address and discuss the pertinent issues during the referenced time period. If, following this period, RFS requests replacement of such person, First Data shall replace that person with another person of suitable ability and qualifications. Should RFS notify First Data that the continued assignment of one or more of the First Data Personnel is not in the best interests of RFS, and that the nature of the concern is such that said First Data Personnel should be removed immediately (albeit temporarily) from RFS’ account, First Data shall immediately remove such individual(s) from RFS’ account. In any event, any request by RFS to remove an individual from RFS’ account shall not be deemed to constitute a termination of such individual’s employment by First Data and in no event shall RFS be deemed an employer of any such person. This provision shall not operate or be construed to limit First Data’s responsibility for the acts or omissions of First Data Personnel.

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(d) Screening. The individuals who are assigned to perform the Services shall at all times meet the requirements provided below.

(i) Prior to assigning any individual to perform the Services in the United States (or if Services are to be performed outside of the United States, to the maximum extent permitted under local law), First Data shall satisfactorily perform the following screening activities:

(A) a five panel drug screen (except to the extent restricted by law) for any individuals hired by First Data after January 1, 2005;

(B) a criminal background check that (except to the extent restricted by law) includes a check for any conviction of a Financial Related Crime or a job-related felony, in each case during the period of the background check for any individuals hired by First Data;

(C) a determination as to whether the person is subject to, or identified on, any prohibited persons lists, including the following: FBI Most Wanted; FBI Top Ten Most Wanted; INTERPOL Most Wanted; OFAC’s Specially Designated Nationals; OFAC’s Non-SDN List; OFAC Sanctions; OSFI (Office of the Superintendent of Financial Institutions) Consolidated List – Canada; DFAIT-C - Department of Foreign Affairs and International Trade (Canada); Politically Exposed Persons, Relatives and Close Associates; Primary Money Laundering Concern Entities; Primary Money Laundering Concern Jurisdictions; Terrorist Exclusion List; United Nations Consolidated List; and World Bank Debarred Parties (collectively, the “Prohibited Persons Lists”); and

(D) a confirmation that the individual’s employment complies with relevant immigration law in the country where he or she is employed and any country where he or she is present in order to provide the Services.

(ii) First Data shall not assign any person to perform the Services who:

(A) has failed the drug screen;

(B) has been convicted of a Financial Related Crime or a job-related felony, in each case during the period of the background check;

(C) is listed on any of the Prohibited Persons Lists; or

(D) does not meet the requirements under immigration law to be employed in the applicable jurisdiction.

(iii) With respect to Services to be performed outside of the United States, except to the extent restricted by Applicable Law, First Data shall provide the reasonably equivalent screening activities of Section 5.2(d)(i) using the criminal records and other relevant information in the applicable local jurisdiction.

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(iv) RFS may audit First Data’s compliance with this requirement. Upon RFS’ request, an officer of First Data shall certify in writing First Data’s compliance with the foregoing obligations.

6.	RESPONSIBILITY FOR RESOURCES.

6.1 General Rule.

Except to the extent specifically provided elsewhere in this Agreement, First Data shall be responsible for providing all resources (including Equipment and Software) necessary to provide the Services and will only recover such costs through the corresponding fixed and variable charges provided in the Schedule C.

6.2 Use of RFS Resources.

If First Data has access to information technology systems, data and/or voice network circuits, or infrastructure made available by RFS or RFS Affiliates in the course of performing Services, First Data shall use such systems and network circuits and infrastructure exclusively for performing Services on authorized efforts. Unauthorized use of RFS’ or a RFS Affiliate’s information technology systems, network circuits and infrastructure includes the following:

(a) failure to reasonably safeguard resources from damage, misuse or theft;

(b) circumventing or attempting to compromise, for any reason, computer security regulations such as security software, computer dial-up controls and administrative or operational procedures, without consent of RFS;

(c) tampering with a computer system in a manner which is generally believed to (i) cause harm to computer information, or (ii) lead to the unavailability of the computer resources; and

(d) performing work of a personal or business nature not directly related to the work required to be performed under this Agreement.

7.	SOFTWARE AND PROPRIETARY RIGHTS.

7.1 RFS Intellectual Property.

(a) Grant of Right to First Data. RFS grants to First Data a fully paid-up, royalty-free, non-transferable, non-exclusive right during the Term (and any period of Termination/Expiration Assistance) to use the RFS Intellectual Property for the sole purpose of providing the Services pursuant to this Agreement, but (i) subject to obtaining Required Consents with respect to third party Intellectual Property licensed to RFS and (ii) only to the extent RFS agrees such RFS Intellectual Property is necessary for First Data to provide the Services. First Data may not use RFS Intellectual Property for the benefit of any entities other than RFS and its Affiliates and other Permitted Users in connection with this Agreement. Except as otherwise requested or approved by RFS in writing, First Data shall cease all use of the RFS Intellectual Property upon the later of (A) expiration or termination of this Agreement and (B) expiration or termination of the Termination/Expiration Assistance.

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(b) Ownership. As between the Parties, RFS and its Affiliates retain all rights, title and interest in, and sole ownership of, RFS Intellectual Property, subject to the rights expressly granted under Section 7.1(a). “RFS Intellectual Property” means all Intellectual Property that is:

(i) owned by RFS or any RFS Affiliate as of the Effective Date;

(ii) developed or acquired by or for RFS or any RFS Affiliate after the Effective Date independent of this Agreement;

(iii) licensed by a third party to RFS or any RFS Affiliate; or

(iv) RFS New Materials.

7.2 First Data Intellectual Property.

(a) First Data Intellectual Property. As between the Parties, First Data and its Affiliates retain all rights, title and interest in, and sole ownership of, the First Data Intellectual Property, subject to the rights expressly granted under this Agreement. “First Data Intellectual Property” means Intellectual Property that is:

(i) owned by First Data or any First Data Affiliate as of the Effective Date;

(ii) developed or acquired by or for First Data or any First Data Affiliate after the Effective Date independent of this Agreement;

(iii) licensed by a third party to First Data or any First Data Affiliate; or

(iv) FD New Materials,

but in each case not including any RFS Information or RFS Intellectual Property.

(b) Interfaces. Interfaces to First Data Software and interfaces to the First Data System will be defined, supported, and made available by First Data to and for RFS and the other Permitted Users. Custom interfaces developed for RFS will be changed only with RFS’ prior approval. Other interfaces (e.g., industry interfaces, standard client-wide system interfaces) may change without RFS’ prior approval but First Data shall provide RFS with sufficient advance notice of such changes for RFS to prepare for such changes, and First Data shall provide to RFS complete Documentation regarding such changes.

7.3 Rights in Newly Developed Software and Other Materials.

(a) RFS Development Requests. RFS may, from time to time, request that First Data develop RFS-Initiated Enhancements or RFS-Initiated New Services (the “RFS Requested Developments”).

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(i) First Data shall perform such RFS Requested Developments under this Agreement in accordance with the applicable terms of this Agreement.

(ii) RFS’ request and related ideas, business requirements, specifications and other materials provided by or on behalf of RFS in connection with the RFS Requested Development shall be deemed RFS Confidential Information.

(iii) If First Data does not undertake or complete such RFS Requested Development pursuant to this Agreement, First Data shall not use such RFS Confidential Information for any other purpose.

(iv) Notwithstanding anything in this Agreement to the contrary, the source code or object code embodied in the First Data System or First Data Software that First Data develops pursuant to an RFS Requested Development request shall be deemed First Data Intellectual Property and First Data Confidential Information. For clarification, the fact that First Data owns such source code and object code shall not in any way limit RFS’ rights to use the ideas, business requirements, specifications and other materials that are RFS Information or RFS Intellectual Property (which, for the avoidance of doubt, shall not include the actual source code or object code embodied in the First Data System or First Data Software) related to, or the basis for, the RFS Requested Development, for any purpose under this Agreement or independent of this Agreement.

(b) Modified, Enhanced or Newly Developed Intellectual Property. This Section 7.3(b) allocates rights in modified, enhanced or newly developed Intellectual Property created by First Data pursuant to this Agreement (collectively, “New Materials”):

(i) To the extent that any New Materials, or portion thereof, are modifications to or enhancements of RFS Intellectual Property, such New Materials, or the applicable portion thereof, will be deemed proprietary to, and “works made for hire” for, RFS (collectively, the “RFS New Materials”), except to the extent that such New Materials incorporate then-existing First Data Intellectual Property and First Data has given RFS notice thereof prior to such incorporation. For the avoidance of doubt, RFS New Materials shall not include any materials that are otherwise First Data Intellectual Property which may have been based upon, to the extent based upon, or incorporated with RFS New Materials into a deliverable. If any of the RFS New Materials are not deemed a “work for hire” by operation of law, First Data hereby irrevocably assigns, transfers, and conveys to RFS without further consideration all Intellectual Property rights in such RFS New Materials. First Data acknowledges that RFS and the assigns of RFS may obtain and hold in their own name any Intellectual Property rights in and to RFS New Materials. First Data agrees to execute any documents or take any other actions as may reasonably be necessary, or as RFS may reasonably request, to perfect RFS’ ownership of any such RFS New Materials.

(ii) All New Materials other than RFS New Materials will be owned by First Data and will become a part of First Data Intellectual Property (collectively, the “FD New Materials”); provided that (A) such FD New Material shall not include any RFS Intellectual Property; and (B) if such FD New Material is designated by RFS in its sole discretion as ***.

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(iii) If First Data desires to use *** New Materials during the *** for any purpose other than providing Services to RFS or its Affiliates or other Permitted Users under this Agreement, First Data must obtain RFS’ written approval prior to doing so, which RFS may withhold in its sole discretion. If First Data uses *** New Material to provide services for other customers of First Data either (A) during the *** with RFS’ prior written approval; or (B) at any time after the ***, First Data will pay RFS a per-product (including all billing elements under such product) royalty for use of such *** New Material as set forth below in this Section 7.3(b). Such *** New Material shall be billed incrementally by First Data, and First Data will create a separate individual billing element for such *** New Material with an associated charge which is not unfairly influenced by cross-subsidization through other charges which the other customer is required to pay in order to receive the billing element for which the royalty is payable. For the first *** years after the commencement of any use or enjoyment of *** New Material by a third party, royalties for such use shall be equal to *** that First Data and First Data Affiliates receive from the use or enjoyment of such *** New Material by entities other than RFS and its Affiliates and other Permitted Users. Following such *** year period, the royalty for use or enjoyment of such *** New Material shall be *** until such third party use or enjoyment terminates. Payments of such royalties shall be accounted for, and paid, to RFS on a quarterly basis. The royalties payable under this Section 7.3(b) shall only be due for each calendar year in which such aggregate gross receipts for such product are at least ***. If any portion of the period during which a royalty is payable is not a full calendar year, then the *** amount provided in this Section 7.3(b) shall be appropriately pro-rated for such year. The obligations set forth in this Section 7.3(b) shall continue beyond the expiration or termination of this Agreement.

(c) Non-Software Materials.

(i) As between the Parties, First Data owns and shall retain ownership of all literary works and other works of authorship generated by or on behalf of First Data or its Affiliates under or with respect to this Agreement, such as manuals, training materials, and other documentation containing First Data’s technical or operational procedures, including the Documentation and Change Control Procedures, regardless of the media on which they are contained, but excluding any RFS Intellectual Property or RFS Information that may be embedded in such FD Non-Software Materials (collectively, “FD Non-Software Materials”).

(ii) First Data hereby grants to RFS a fully paid-up, perpetual, irrevocable, worldwide, non-exclusive, non-transferable right to use, reproduce, adapt and create derivative works based upon, and to distribute, in each case, for internal

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RFS business purposes, the FD Non-Software Materials that relate to business processes, procedures or operations of RFS or its business, except the foregoing license does not include (A) any FD Non-Software Materials, or portions thereof, that are unique to the First Data System or First Data Software, and (B) Documentation and technical procedures, each of which are addressed in Section 7.3(c)(iii) below (the items described in clauses (A) and (B) above, referred to as the “Limited License FD Non-Software Materials”).

(iii) First Data hereby grants to RFS a fully paid-up, worldwide, non-exclusive, non-transferable right to use, reproduce, adapt and create derivative works based upon, and to distribute, the Limited License FD Non-Software Materials for internal RFS business purposes directly related to RFS’ receipt and use of the Services during the Term and any period of Termination/Expiration Assistance.

(d) Clean Room Intellectual Property Development. Notwithstanding the other provisions of this Section 7.3, but in all cases subject to the provisions of Article 14, First Data may independently develop Intellectual Property that is similar in business functionality to software owned by RFS or *** New Materials, provided that First Data demonstrates that:

(i) no First Data employees or contractors with knowledge of RFS’ software, processes or business practices are involved in any phase of the analysis, design, development, testing or implementation;

(ii) no software developed by First Data at RFS’ expense or which incorporates RFS Intellectual Property or RFS Confidential Information is used to aid or inspire the development during the ***; provided that the restriction in this clause (ii) is subject to the same exceptions as those set forth in Sections 14.5(e)(i) through 14.5(e)(v); and

(iii) the independent development effort does not benefit in any way from the activities of RFS.

7.4 Residual Knowledge.

Nothing contained in this Agreement shall restrict a Party from the use of any general ideas, concepts, know-how, methodologies, processes, technologies, algorithms or techniques retained in the unaided mental impressions of such Party’s personnel relating to the Services which either Party, individually or jointly, develops or discloses under this Agreement, provided that in doing so such Party does not breach its obligations under Article 14 or infringe the Intellectual Property rights of the other Party or third parties who have licensed or provided materials to the other Party. Except for the license rights contained in Article 3 and this Article 7, neither this Agreement nor any disclosure made hereunder grants any license to either Party under Intellectual Property rights of the other Party. This Section 7.4 shall survive termination or expiration of this Agreement.

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7.5 Required Consents.

First Data, with the cooperation of RFS, shall obtain any Required Consents for RFS to have access to and make use of First Data Software as required to receive and make use of the Services, and First Data shall pay such fees as may be required to obtain such Required Consents.

7.6 Certain Patent-Related Matters.

(a) Except as provided in Section 7.1(a), nothing in this Agreement (including Section 7.3(d)) shall be deemed, by implication or otherwise, to be a grant of right or license from RFS or any RFS Affiliate to First Data (or to any First Data Affiliate), to any contractor or service provider of First Data, or to any First Data Affiliate to any patent in which RFS or any RFS Affiliate has any right, title or interest.

(b) First Data covenants that after the expiration or termination of this Agreement it shall not (and shall cause its Affiliates not to) assert claims against, or sue, RFS or any RFS Affiliate for infringement of a 7.6(b) Patent owned by First Data or a First Data Affiliate, if and to the extent (i) RFS’ or its Affiliate’s alleged infringement of such patent relates to a process or function which was part of the Services being provided to RFS by First Data at the time this Agreement terminated or expired (such Services, collectively, the “7.6(b) Services”), and (ii) less than one (1) year has passed since the date that First Data first gave RFS notice in good faith that one or more identified 7.6(b) Patents relates to the 7.6(b) Services. For the avoidance of doubt, First Data or its Affiliates may not recover damages or obtain equitable relief in connection with any claims for infringement of a 7.6(b) Patent accruing prior to the expiration of such one (1) year notice period. The term “7.6(b) Patent” shall mean those (i) patents issued to First Data or its Affiliates by the U.S. Patent and Trademark Office as of the date of expiration or termination of this Agreement, and (ii) patents applied for as of the date of expiration or termination of this Agreement and issued within one (1) year after the date of expiration or termination of this Agreement. Notices from First Data identifying the 7.6(b) Patents may only be provided after any notice of termination or non-renewal of this Agreement which results in termination or expiration hereof. For purposes of this Section 7.6(b) only, Affiliates shall be limited to those entities where (x) Control is measured at fifty percent (50%) or greater and (y) such Control relating to the respective Party hereto existed as of the date of expiration or termination of this Agreement. For the avoidance of doubt, the covenant set forth in this Section 7.6(b) shall not apply to any infringement by RFS or its Affiliates of a patent or any portion thereof to the extent such infringement does not relate to processes or functions which constitute 7.6(b) Services.

(c) This Section 7.6 shall survive termination or expiration of this Agreement.

7.7 Export.

The Parties acknowledge that certain Software and technical data to be provided hereunder and certain transactions hereunder may be subject to export controls under Applicable Laws. Neither Party shall export or re-export any such items or any direct product thereof or undertake any transaction in violation of any

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such laws or regulations. To the extent within First Data’s control, First Data shall be responsible for, and shall coordinate and oversee, compliance with such export laws in respect of such items exported or imported hereunder. RFS will provide to First Data at least ten (10) days’ notice if any of the Software, Equipment, technical data, or other items, provided to First Data by RFS that will be used or accessed by First Data in providing the Services is controlled for export under the International Traffic in Arms Regulations or other applicable laws (unless such items are controlled for export under United States law only as ECCN EAR99) and, if requested by First Data, will provide the ECCN classification of any such item, or the similar classification as appropriate under Applicable Law.

8.	RFS RESPONSIBILITIES.

8.1 Responsibilities.

In addition to RFS’ responsibilities provided elsewhere in this Agreement, RFS shall have the following responsibilities:

(a) RFS shall designate one (1) individual to whom First Data may address operational communications concerning this Agreement (the “RFS Contract Manager”).

(b) RFS shall cooperate with First Data, including by making available management decisions, information, approvals and acceptances, as reasonably requested by First Data so that First Data may accomplish its obligations and responsibilities hereunder. The RFS Contract Manager or such person’s designee will be the principal point of contact for obtaining such decisions, information, approvals, and acceptances. Only personnel as expressly so designated by the RFS Contract Manager will be authorized to make commitments on the part of RFS that amend this Agreement or commit resources that are subject to a Charge (other than Charges that result from changes RFS makes to parameters in the First Data System in the ordinary course of business).

8.2 Savings Clause.

(a) DUE TO THE MATERIAL ADVERSE IMPACT TERMINATION OF THIS AGREEMENT OR SUSPENSION OF PERFORMANCE OF THE SERVICES WOULD HAVE ON RFS’ BUSINESS, ***.

(b) First Data’s nonperformance of its obligations under this Agreement shall be excused if and to the extent (i) First Data’s nonperformance results from RFS’ (or its agents’, contractors’, or others for whom RFS is responsible) failure to perform its express responsibilities in this Agreement; (ii) First Data provides RFS with reasonable notice of such nonperformance; and (iii) (if requested by RFS) First Data uses Commercially Reasonable Efforts to perform notwithstanding RFS’ failure to perform (with RFS being responsible to reimburse First Data for its additional Out-of-Pocket Expenses and on a time and materials basis at the rates provided in Schedule C for First Data’s non-insubstantial incremental internal costs for such efforts).

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9.	CHARGES.

9.1 General.

All charges for the Services are set forth or described in this Article 9 and in Schedule C. RFS shall not be required to pay First Data any amounts for the Services in addition to those payable to First Data under this Agreement or as the Parties may otherwise agree in writing. The Charges, Pass-Through Expenses, and Out-of-Pocket Expenses payable by RFS under this Agreement shall fully compensate First Data for providing the Services.

9.2 Pass-Through Expenses.

(a) “Pass-Through Expenses” are charges to be paid directly by RFS or by RFS through First Data. All Pass-Through Expenses are described in Schedule C. If the Parties agree that a particular Pass-Through Expense is to be paid by RFS directly, First Data shall promptly provide RFS with the original third-party invoice for such expense together with a statement that First Data has reviewed the invoiced charges and made a determination of which charges are proper and valid and should be paid by RFS. Otherwise, First Data shall act as payment agent for RFS and shall pay third party charges comprising the Pass-Through Expense. Prior to making any such payment, however, First Data shall review the invoiced charges to determine whether such charges are proper and valid and should be paid. Upon request and subject to First Data’s confidentiality requirements with its suppliers, First Data shall provide RFS with a reasonable opportunity to review the invoice to confirm First Data’s determination. Following such review by First Data and RFS, First Data shall pay the amounts due and shall invoice RFS for such charges.

(b) First Data shall use Commercially Reasonable Efforts to ***. With respect to services or materials paid for on a Pass-Through Expenses basis, RFS shall have the right to: (i) obtain such services or materials ***; (ii) *** for such services or materials; (iii) *** or materials First Data shall obtain, provided that if First Data demonstrates to RFS that such designation will have an adverse impact on First Data’s ability to meet the Service Levels, such designation shall be ***; (iv) require First Data to *** share the results thereof with RFS; and (v) review and approve the Pass-Through Expense for such services or materials ***.

9.3 Incidental Expenses.

First Data acknowledges that, except as may be otherwise provided in this Agreement, expenses that First Data expects to incur in performing the Services (including travel and lodging, document reproduction and administrative correspondence shipping, and long-distance telephone) are included in First Data’s

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charges and rates set forth in this Agreement. Accordingly, such First Data expenses are not separately reimbursable by RFS unless, on a case-by-case basis for unusual expenses, RFS has agreed in advance and in writing to reimburse First Data for the expense. RFS acknowledges that it will be responsible for its own incidental expenses (including travel and lodging, document reproduction and administrative correspondence shipping, and long-distance telephone).

9.4 Taxes.

The Parties’ respective responsibilities for Taxes arising under or in connection with this Agreement shall be as follows:

(a) Each Party shall be responsible for:

(i) any personal property Taxes on property it uses, regardless of whether such property is owned or leased;

(ii) franchise and privilege Taxes on its business; and

(iii) Taxes based on its net income or gross receipts.

(b) First Data shall be responsible for any sales, use, excise, value-added, services, consumption and other Taxes and duties payable by First Data on the goods or services used or consumed by First Data in providing the Services where the Tax is imposed on First Data’s acquisition or use of such goods or services and the amount of Tax is measured by First Data’s costs in acquiring such goods or services.

(c) RFS shall be financially responsible for all Taxes imposed on the Services in the countries in which RFS receives them, provided that RFS will not be liable for any tax imposed on First Data’s corporate franchise, net income, or gross receipts. If a Tax is assessed on the provision of any portion of the Services, the Parties shall work together to segregate the payments under this Agreement into three (3) payment streams:

(i) those for taxable Services;

(ii) those for which First Data functions merely as a payment agent for RFS in receiving goods, supplies, or services (including leasing and licensing arrangements) that otherwise are non-taxable or have previously been subject to Tax; and

(iii) those for other nontaxable Services.

(d) The Parties shall cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the maximum extent legally permissible. Unless RFS has provided First Data with tax-exemption, direct pay, or resale certificates, First Data’s invoices shall separately state the amounts of any Taxes First Data is proposing to collect from RFS, and First Data shall remit such Taxes to the appropriate authorities. Each Party shall provide and make available to the other any direct pay or resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials, or services, and other exemption certificates, power of attorney or other necessary authorizations or information reasonably requested by the other Party.

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(e) First Data shall promptly notify RFS of, and coordinate with RFS the response to and settlement of, any claim for Taxes asserted by applicable taxing authorities for which RFS is responsible hereunder, it being understood that with respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party may elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. If RFS requests First Data to challenge the imposition of any Tax, First Data shall do so in a timely manner and RFS shall reimburse First Data for the reasonable legal fees and expenses it incurs. RFS shall be entitled to any Tax refunds or rebates granted to the extent such refunds or rebates are of Taxes that were paid by RFS.

9.5 New Services.

(a) Definition of New Services. “New Services” means functionality, services or products: (i) that are materially different from and in addition to the Services or those services explicitly priced in Schedule C; and (ii) that are reasonably and logically connected to the Services. Any changes to functionality, services or products that relate to the Services are enhancements. It is the expectation of the Parties that ***.

(b) Determination of New Services.

(i) If RFS requests from the First Data Contract Manager an available service or product offering or functionality (a “Function”) (or begins receiving a Function, as a result of an independent action of RFS to initiate use of such Function or as a result of a request by RFS to another individual at First Data), and First Data believes that such Function is a New Service, First Data shall notify the RFS Contract Manager within *** days of the request (or, if the parenthetical applies, within *** days) that First Data believes it is a New Service.

(ii) If First Data does not notify the RFS Contract Manager that First Data considers such Function to be a New Service within the requisite time period in Section 9.5(b)(i), then ***. If First Data notifies RFS that it considers the Function to be a New Service within the requisite time period in Section 9.5(b)(i), First Data shall concurrently (A) propose the charges and other terms and conditions related to the New Service in accordance with the charging provisions in Schedule C (unless the nature of the Function is such that it cannot be accomplished contemporaneously, in which case it shall propose the charges and

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terms and conditions as soon thereafter as is reasonably practical); or (B) provide a written waiver of the charges for the New Service that delineates the scope and term of the waiver. If RFS and First Data are unable to agree on whether the Function is a New Service or upon the charges and additional terms and conditions, *** while the Parties resolve the dispute in accordance with Article 22. Once the Parties have agreed on the charges and other terms and conditions applicable to a New Service, they shall be retroactive to the date ***. Until the matter is resolved, First Data shall notionally report to RFS on a monthly basis the amount of ***.

(iii) In accordance with processes to be mutually agreed upon, RFS shall use Commercially Reasonable Efforts to identify and notify First Data on or before RFS independently begins to use a Function that RFS reasonably believes First Data may consider a New Service (it being understood that RFS will not be liable if such processes do not identify changes to RFS’ usage in order for RFS to provide notification). This Section 9.5(b) shall control over any contrary provisions of the Agreement, including Section 10.1(d). Section 10.1(d) shall continue in effect with respect to items which do not relate to New Services.

***

(d) New First Data Platform. Should First Data introduce a new version of the Core Processing Platform within the First Data System that in the aggregate meets or exceeds the functionality available to RFS on the existing Core Processing Platform and make that new version generally available to its customers within the United States, RFS shall be given the opportunity to migrate to that new version. Should RFS make the choice to so migrate, (i) *** will be responsible for implementing interfaces within the RFS environment and making all other necessary modifications to the RFS system to migrate to the new platform and for participating in testing of the new platform; and (ii) *** will be responsible for all development (including retrofitting existing software), implementation, Conversion and other activities with respect to the First Data System necessary to migrate RFS and begin using the new platform to provide Services under this Agreement. However, if RFS’ migration to the new Core Processing Platform is required by First Data, then *** all of the expenses reasonably incurred by RFS and its Affiliates and First Data from the mandatory migration to the new Core Processing Platform.

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(e) RFS-Initiated Enhancements. RFS shall pay the applicable Development Hour rate as set forth in Attachment C-2 for labor required to develop enhancements (that are not New Services and that First Data is not otherwise required to provide without charge under this Agreement) requested by RFS (“RFS-Initiated Enhancements”) on the terms agreed upon by the Parties with respect to such engagement. ***.

(f) RFS-Initiated New Services. RFS shall pay (i) the applicable Development Hour rate as set forth in Attachment C-2 for labor required to develop New Services requested by RFS (“RFS-Initiated New Services”) on the terms agreed upon by the Parties and (ii) any new ongoing charges established for the New Services established in accordance with this Section 9.5 and the applicable charging provisions in Schedule C.

(g) New Services Subject to this Agreement. Without modifying the limitations in Section 9.5(b), if RFS uses (or elects to have First Data perform) New Services, the Charges under this Agreement shall be adjusted, if appropriate, to reflect such New Services, in a manner consistent with the other provisions of this Section 9.5 and the applicable provisions of Schedule C. Such Services shall then be deemed “Services” and shall be subject to the provisions of this Agreement.

(h) Third Parties. ***

9.6 Benchmarking.

(a) At RFS’ request, the quality and pricing of the Services shall be measured to determine ***, to their respective customers (such process, the “Benchmarking”).

(b) With respect to Benchmarking, the following shall apply:

(i) The Parties will establish a joint RFS-First Data Benchmarking committee (the “Benchmarking Committee”) comprised of an equal number of RFS and First Data Personnel.

(ii) Within thirty (30) days of formation, or by such other date as is agreed by the Parties, the Benchmarking Committee will select a consultant (the “Benchmarker”) who is an independent industry-recognized benchmarking service provider to perform the Benchmarking. If the Benchmarking Committee fails to select the Benchmarker by such required date, RFS may select one of Gartner Group, Compass Management Consulting Ltd., and Meta Group (or their successors) or any other entity proposed by First Data as the Benchmarker, and such choice shall be deemed accepted by the Benchmarking Committee.

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(iii) Each Party shall provide to the Benchmarker reasonable access to its knowledgeable personnel and pertinent documents and records required to perform the Benchmarking. To the extent any document or record is subject to confidentiality obligations under an agreement with a third party, the Party having a duty of non-disclosure will use Commercially Reasonable Efforts to provide the required documents and records subject to appropriate redaction of the identity of such third party or if such redaction will not sufficiently comply with its obligations, each Party shall limit disclosure to such documents to which it has obtained third party consent for disclosure. The Services shall be Benchmarked in the aggregate, taking into account RFS volumes (including mix of Services), then-current pricing, and then-current Service Levels, and the Benchmarker shall identify in writing to the Benchmarking Committee all variances which, in the aggregate, could be material, ***

(iv) If any variances that in the aggregate are unfavorable to RFS are identified by the Benchmarker, First Data shall, upon agreement by the Benchmarking Committee, make the necessary adjustments to the pricing, Service Levels, and other components of this Agreement in order to ***

(v) RFS may request Benchmarking no more frequently than every ***.

(c) Costs. The charges of the Benchmarker will be shared equally by the Parties.

9.7 ***

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10.	INVOICING AND PAYMENT.

10.1 Invoicing.

(a) First Data shall invoice RFS on a monthly basis in arrears for all amounts due under this Agreement. Unless the Parties agree otherwise, First Data will invoice RFS electronically and provide RFS with on line access to all necessary information in order for RFS to validate the charges. The invoice shall show details as to charges as reasonably specified by RFS. First Data shall include the calculations utilized to establish the charges in sufficient detail to enable RFS to confirm the accuracy of the charges included in the invoice.

(b) If a credit is due RFS pursuant to this Agreement, First Data shall provide RFS with an appropriate credit against amounts then due and owing; if no further payments are due to First Data, First Data shall pay such amounts to RFS within thirty (30) days.

(c) First Data shall render a single consolidated invoice for each month’s charges for each Service Tower, showing such details as reasonably specified by RFS, including as necessary to satisfy RFS’ internal accounting and chargeback requirements (such as service components, projects, locations, and departments). Such invoice shall separately state the amounts of any Taxes First Data is collecting from RFS. The invoice shall state for each item or service charged the billing element set forth in Schedule C or otherwise agreed upon by the Parties in writing authorizing First Data to charge for such item or service.

(d) If First Data discovers that an invoice failed to include any amounts which were properly billable to RFS, First Data will identify those amounts in detail and will explain the reason for the omission at the time of the appropriate invoice. First Data waives, and RFS shall not be responsible for, any amount that is not invoiced by *** after RFS’ receipt of the related original invoice on which billings for such Services should have been included.

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(e) If First Data overcharges RFS for Monthly Charges or Pass-Through Expenses relating to the Production Services two (2) or more times in a twelve (12) month period in excess of *** of the aggregate amount of Monthly Charges and Pass-Through Expenses for such months, First Data shall, within thirty (30) days of RFS’ notice to First Data of such fact, *** in the months for which the invoices containing the overcharges are made.

(f) Subject to the other provisions of this Article 10, invoices provided for under Section 10.1 and properly submitted to RFS pursuant to this Agreement shall be due and payable by RFS within (i) *** days after the date of invoices for Production Services and (ii) *** days after the date of invoices for Technology Services. RFS shall pay amounts due from it to First Data electronically.

10.2 Accountability.

First Data shall maintain complete and accurate records of, and supporting documentation for, the amounts billable to and payments made by RFS hereunder, in accordance with generally accepted accounting principles applied on a consistent basis. First Data agrees to provide RFS with documentation and other information with respect to each invoice as may be reasonably requested by RFS to verify accuracy and compliance with the provisions of this Agreement. RFS and its authorized agents and representatives shall have access to such records for purposes of audit during normal business hours during the Term and during the period for which First Data is required to maintain such records.

10.3 Proration.

Periodic charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month.

10.4 Refundable Items.

(a) Prepaid Amounts. Where RFS has prepaid for a service or function for which First Data is assuming financial responsibility under this Agreement, where First Data has benefitted from such prepayment, First Data shall refund to RFS, upon either Party identifying the prepayment, that portion of such prepaid expense which is attributable to periods on and after the effective date of First Data assuming such responsibility.

(b) Refunds and Credits. If First Data should receive a refund, credit or other rebate for goods or services previously paid for by RFS, First Data shall promptly notify RFS of such refund, credit or rebate and shall promptly pay the full amount of such refund, credit or rebate, as the case may be to RFS. Unless previously paid to RFS, First Data will reflect any refund, credit or rebate as a reduction of the amounts payable to First Data in the next invoice delivered to RFS under this Agreement. If no further payments are due to First Data under this Agreement, First Data shall pay such amounts to RFS within thirty (30) days of RFS’ request therefor.

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10.5 Deductions.

With respect to an amount to be paid by RFS hereunder, RFS may deduct from that amount any amount that First Data is obligated to pay or credit to RFS.

10.6 Disputed Charges.

Subject to Section 10.5, RFS shall pay undisputed charges when such payments are due under this Article 10 and Schedule C. RFS may withhold payment of particular charges that RFS disputes in good faith. RFS agrees to notify First Data within one hundred eighty (180) days of, and to use best efforts to resolve in a timely manner, any material disputed charges.

11.	PERFORMANCE STANDARDS.

11.1 General.

First Data shall perform the Services:

(a) at least at the same level and with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and efficiency as (i) that which has been provided by First Data prior to the Effective Date and (ii) with respect to the Technology Services, that which is provided by ***;

(b) in accordance with commercially reasonable standards satisfied by leading well managed credit card industry operations performing services similar to the Services; and

(c) in accordance with the performance standards for certain of the Services provided in Schedule B (“Service Levels”), and such Service Levels shall supersede any performance standard required by Sections 11.1(a) and 11.1(b).

11.2 Periodic Review.

At least annually during the Term the Parties will review the Service Levels and will make adjustments to them as appropriate to reflect improved performance capabilities associated with advances in technology, processes and methods. The Parties expect and understand that the Service Levels will be improved over time. As new technologies and processes are introduced, additional Service Levels reflecting *** for those technologies and processes will be established in accordance with the procedures described in Schedule B.

12.	PROJECT AND CONTRACT MANAGEMENT.

12.1 First Data–RFS Contacts.

In terms of providing daily operational support during the Term, unless otherwise requested by RFS, the First Data Contract Manager shall directly contact the RFS Contract Manager and his or her designees and representatives. Only the RFS Contract Manager or a designee of the RFS Contract Manager (as identified by the

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RFS Contract Manager to First Data in writing) will be authorized to make commitments on the part of RFS with First Data that amend or waive compliance with this Agreement.

12.2 Steering Committee.

(a) The Parties shall form a steering committee (“Steering Committee”) to provide high-end support and coordination in the relationship between First Data and RFS. This support may include high-level discussions regarding policies, procedures, guiding principles of the relationship, issues associated with First Data’s execution of the Services, allocation of resources, support and understanding of RFS’ strategic direction and review of RFS priorities. The Steering Committee shall also serve in an advisory role. The Steering Committee and the actions it takes shall in no way diminish the rights and authority provided to RFS in this Agreement. The RFS Contract Manager shall retain the right to review and reverse the decisions of the Steering Committee.

(b) The Steering Committee shall be comprised of at least four (4) individuals: two (2) appointed by RFS and two (2) appointed by First Data. The Parties may, upon their mutual consent, add additional persons to the Steering Committee.

12.3 Reports and Meetings.

(a) Reports. First Data shall provide RFS with periodic reports as agreed by the parties in specifications from time to time. As one such report, First Data shall provide a monthly performance report, which shall be delivered to RFS within twenty (20) days after the end of each month, describing First Data’s performance of the Services in the preceding month (the “Monthly Performance Report”). Such Monthly Performance Report shall:

(i) separately address First Data’s performance in each area of the Services;

(ii) for each area of the Services, assess the degree to which First Data has attained or failed to attain the pertinent objectives in that area, including with respect to the Performance Standards, including the Service Levels;

(iii) explain deviations from the Performance Standards and include a plan for corrective action where appropriate;

(iv) describe the status of problem resolution efforts, ongoing projects, and other initiatives;

(v) provide a record of the material Equipment, Software and personnel changes that pertain to the Services and describe planned changes during the upcoming month that may affect the Services;

(vi) provide the utilization of resources for the month and report on utilization trends and statistics; and

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(vii) include such documentation and other information as RFS may reasonably request to verify compliance with, and meeting the objectives of, this Agreement.

(b) Meetings. The Parties shall participate in periodic meetings to be held between representatives of RFS and First Data, as further described in this Section 12.3(b). First Data shall prepare and circulate an agenda reasonably in advance of each such meeting to give participants an opportunity to prepare for the meeting. First Data shall incorporate into such agenda those items that RFS desires to discuss and communicates in writing to First Data reasonably in advance of the applicable meeting. At RFS’ request, First Data shall prepare and circulate minutes promptly after a meeting, although neither Party shall be bound thereto and RFS shall not be obligated to correct or object to any errors therein. Unless otherwise agreed by the parties in writing, such meetings shall include the following:

(i) weekly meetings among operational personnel representing RFS and First Data to discuss issues (if any) that require a Root Cause Analysis;

(ii) monthly meetings among operational personnel representing RFS and First Data to discuss the prior month’s performance under the Production Services Tower;

(iii) monthly meetings among operational personnel representing RFS and First Data to discuss the prior month’s performance under the Technology Services Tower;

(iv) monthly meetings among operational personnel representing RFS and First Data to discuss the Monthly Performance Report, performance under both Service Towers, planned or anticipated activities and changes that might adversely affect performance, and otherwise to address, review and discuss matters specific to RFS;

(v) weekly and monthly meetings among operational personnel representing RFS and First Data to discuss billings under this Agreement;

(vi) quarterly meetings among the First Data Contract Manager (and any First Data Personnel the First Data Contract Manager deems appropriate) and the RFS Contract Manager (and any RFS personnel the RFS Contract Manager deems appropriate) to discuss and review financial performance under the Agreement; and

(vii) such other meetings between RFS representatives and First Data Personnel as reasonably requested by either Party as necessary to address performance of the Services.

12.4 Specifications.

First Data shall maintain, and comply with the service descriptions, standards, processes, and other requirements for the Services as mutually agreed in written specifications by the Parties from time to time.

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12.5 Change Control.

(a) Change Control Requirements. First Data shall comply with the following change control requirements:

(i) Prior to using any new software or new equipment to provide the Services, First Data shall have verified that the item has been properly installed, tested, is operating in accordance with its specifications, interfaces with RFS properly, continues to meet RFS’ functional requirements (as made known to First Data) at least as well as the prior Software or Equipment, and is performing its intended functions in a reliable manner.

(ii) First Data shall not take an action or make a decision which (A) has a material adverse effect on RFS or an RFS Affiliate; (B) adversely affects the function or performance of, or may decrease the resource efficiency of, the Services; (C) adversely affects RFS’ costs or efficiency in conducting its business; or (D) adversely affects First Data’s capability or commitment to provide disaster recovery or business continuity services for the Services, including implementing changes in technology or Equipment and Software configuration that has such effect, without first ***; provided changes in the production cycle for the Production Services shall be governed by Section 12.5(a)(v) below. First Data may make temporary changes required by an emergency if it has been unable to contact an appropriate RFS manager to *** after making reasonable efforts. First Data shall document and promptly report such emergency changes to RFS. First Data shall, as requested by RFS, provide support for changes to the RFS systems and procedures, if any, necessitated by changes in the First Data Software or First Data System.

(iii) First Data shall move programs from development and test environments to production environments in a controlled and documented manner, so that no changes are introduced into the programs during such activity.

(iv) First Data shall, as requested by RFS, support RFS’ testing of changes to the First Data System and RFS’ testing of its information and processing systems and those of the RFS Affiliates in connection with changes which may affect such systems.

(v) With respect to the addition of material new RFS volumes within the Production Services Tower requested by RFS for (A) existing RFS customers resulting from the acquisition of material new business volumes from third parties by such customers (rather than volume growth related to their existing business operations) or (B) persons who become RFS customers after the Effective Date into then-existing production cycles (the “Cycle Schedules”; and such Cycle Schedules as modified, adjusted or reloaded to accommodate such new RFS volumes shall be referred to as “New Cycle Schedules”), RFS and First Data shall use Commercially Reasonable Efforts to mutually agree on such New Cycle Schedules, including adding shifts, extending shift hours, the movement of the new or existing RFS volumes to other First Data-operated production facilities so long as neither RFS nor any RFS Affiliate is prevented, either contractually (under agreements with RFS customers or otherwise) or under legal requirements, rules or regulations from approving the performance of the Production Services at, or having the Production Services performed at, other First Data-operated facilities.

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(b) Change Control Procedures. First Data shall maintain change control procedures for the Production Services and Technology Services (each a “Change Control Procedure”) detailing how First Data will comply with the requirements set forth in Section 12.5(a) above and otherwise control changes in or affecting the applicable processing environment. The Change Control Procedures may not modify or change the scope of Services to be provided under, or any other terms or conditions of, this Agreement. All updates to the Change Control Procedures shall be provided to RFS for review, comment, and approval. First Data shall perform the Services in accordance with the Change Control Procedure.

(c) Change Control Committee. The Parties shall maintain a change control committee (“Change Control Committee”), which shall manage and support the Parties in regard to custom changes, joint testing and other custom application development and maintenance issues. The RFS Chief Information Officer shall have final authority to settle all disputes in, and in connection with, the Change Control Committee.

12.6 Use of Subcontractors and Other Support.

(a) Each third party to whom First Data subcontracts a portion of the Services provided herein *** are referred to herein as a “Subcontractor”).

(b) First Data may, in the ordinary course of business, use Subcontractors for third party services or products that are not dedicated to RFS, that are not material to a particular function constituting a part of the Services, and that do not result in a material change in the way First Data conducts its business, provided use of such Subcontractor does not adversely affect RFS, whether in performance of or Charges for the Services or otherwise. If RFS expresses concerns to First Data about a Subcontractor covered by this Section 12.6(b), First Data shall discuss such concerns with RFS and work in good faith to resolve RFS’ concerns on a mutually acceptable basis. First Data may also engage individual independent contractors (either directly or through “staffing” companies) to supplement its employee workforce, and such arrangements shall not be deemed Subcontractors under this Agreement.

Subject to Section 12.6(b), First Data may use Subcontractors in the performance of its obligations under this Agreement only in accordance with the following: Prior to entering into any subcontract with a Subcontractor (other than a Subcontractor described in Section 12.6(b)), First Data shall give RFS reasonable prior notice specifying the components of the Services affected, the scope of the proposed arrangement with the Subcontractor (as it relates to this Agreement), and the identity and qualifications of the proposed Subcontractor. Except as otherwise provided in Section 12.6(b), ***.

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(c) If RFS in good faith expresses concerns to First Data that an *** Subcontractor’s performance is materially deficient, good faith doubts exist concerning the Subcontractor’s ability to render future performance because of changes in the Subcontractor’s ownership, management or financial condition, or there have been material misrepresentations by or concerning the Subcontractor, the Parties shall attempt to relieve RFS’ concerns on a mutually-agreeable basis, including through discussions of the pertinent issues by senior management of the Parties. If the Parties are unable to resolve RFS’ concerns, they will work together in good faith in order to mutually agree upon a reasonable, cost-effective solution ***, that balances RFS’ concerns with First Data’s economic concerns as well as the relevant interests of other First Data clients who could be impacted by such a change.

(d) First Data shall remain responsible for obligations, services, and functions performed by Subcontractors and its independent contractors to the same extent as if such obligations, services, and functions were performed by First Data’s employees, and for purposes of this Agreement such work shall be deemed work performed by First Data’s employees. First Data shall be RFS’ sole point of contact regarding the Services, including with respect to payment.

(e) To the extent Subcontractors, independent contractors, agents, representatives and other entities perform, or otherwise provide support to First Data related to, the Services, First Data shall cause such entities to comply with the obligations and restrictions applicable to First Data under this Agreement and First Data shall be liable to RFS for any breach on the same basis as if First Data itself had caused such breach.

12.7 Quality Assurance and Improvement Programs.

As part of its total quality management process, First Data shall provide continuous quality assurance and quality improvement through: (a) the identification and application of proven techniques and tools from other installations within its operations (i.e., “best practices”) that would benefit RFS either operationally or financially; and (b) the implementation of concrete programs, practices and measures. Such procedures shall include checkpoint reviews, testing, acceptance, and other procedures for RFS to confirm the quality of First Data’s performance, and shall be agreed upon in writing by the Parties from time to time.

12.8 *** Testing.

With respect to the Services, the Parties agree to *** testing of First Data’s systems and databases (“*** Testing”) pursuant to the following:

(a) At regular intervals during the Term (and in any event, not less than annually), First Data shall ***, on its own or through an independent third party computer security *** tester that it may choose, undertake *** Testing of First Data’s information systems and databases. Following such testing, First Data will provide to RFS an executive-level summary of the results of such *** Testing with respect to any environment (dedicated or shared) supporting RFS.

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(b) If the results of the *** Testing uncover material deficiencies on the part of First Data’s systems and databases that support RFS’ account (whether shared or dedicated to RFS), First Data shall (at its own cost and expense) remedy such material deficiencies (including undertaking appropriate pre-production testing) using all appropriate diligence and speed.

12.9 Restrictive Covenant.

***

13.	AUDITS; SUPPLIER ASSESSMENTS; RECORDS RETENTION.

13.1 Regulatory Oversight & Disclosure.

(a) RFS and its Affiliates are subject to rules and regulations of, and examination and supervision by, the Board of Governors of the Federal Reserve System and, in certain cases, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and other applicable regulatory or supervisory agencies of financial institutions (collectively, the “RFS Regulatory Agencies”). First Data and its Affiliates are subject to the rules and regulations of, and examination and supervision by, the Federal Financial Institutions Examination Council and other applicable regulatory or supervisory agencies of financial services companies (the “First Data Regulatory Agencies” and collectively with the RFS Regulatory Agencies, the “Regulatory Agencies”).

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(b) Nothing in this Agreement or any other agreement or document related to this Agreement shall be deemed to preclude or restrict the other Party or its Affiliates from disclosing to any of the Regulatory Agencies, or any of the Regulatory Agencies from obtaining access to this Agreement, either Party’s Confidential Information, or any information generated, provided, or collected in connection with the performance of this Agreement pursuant to the examination or supervisory requirements of any of the Regulatory Agencies without the necessity of notice to such Party and without a requirement to assist in contesting such disclosure, provided that each Party and its Affiliates will use Commercially Reasonable Efforts to (i) notify the other Party before the disclosure is made to the disclosing Party’s Regulatory Agencies; and (ii) seek from the applicable Regulatory Agency the same protection from further disclosure for the other Party’s Confidential Information that the disclosing Party or its Affiliates seeks for its own Confidential Information.

13.2 Audit Rights.

(a) First Data shall maintain a reasonable audit trail of all financial and non-financial transactions resulting from this Agreement. First Data shall provide to RFS, its auditors (including internal audit staff and external auditors), inspectors, regulators, and other representatives as RFS may from time to time designate in writing, access at reasonable times (and in the case of RFS Regulatory Agencies at any time required by such RFS Regulatory Agencies) to any facility or part of a facility at which either First Data or any of its subcontractors is providing the Services, to First Data Personnel, and to data and records relating to the Services for the purpose of performing audits and inspections of either First Data or any of its Subcontractors during the Term and for the period First Data is required to maintain records hereunder to:

(i) verify the security and integrity of RFS Information; the systems that receive, process store, support and transmit RFS Information; and First Data’s compliance with the data privacy, data protection, and confidentiality provisions of this Agreement;

(ii) verify the accuracy of charges and invoices;

(iii) examine First Data’s performance of the Services and conformance to the terms of this Agreement including, to the extent applicable to the Services and to the charges therefor, performing audits: (A) of operating practices and procedures, (B) of systems used to perform Services, (C) of supporting information and calculations regarding compliance with Performance Standards, (D) of the efficiency of First Data in performing the Services (but only to the extent affecting charges for, or timing of, Services hereunder), (E) of general controls and security practices and procedures, (F) of applicable disaster recovery and back-up procedures, or (G) as necessary to enable RFS to meet, or to confirm that First Data is meeting, applicable regulatory and other legal requirements (e.g., Sarbanes Oxley-related compliance).

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(b) First Data shall provide to such auditors, inspectors, and representatives such assistance as they reasonably require (and all assistance requested by RFS Regulatory Agencies). First Data shall cooperate fully with RFS or its designees in connection with audit functions and with regard to examinations by RFS Regulatory Agencies. RFS’ auditors and other representatives shall comply with First Data’s reasonable security requirements. With respect to RFS-initiated general audits that are conducted on-site at First Data:

(i) RFS shall give First Data at least sixty (60) days’ prior notice of RFS’ intent to audit and the notice shall include a description of the scope of the audit;

(ii) RFS shall limit audits that are to be conducted on-site at First Data facilities to *** per calendar year lasting no more than ***;

(iii) First Data shall permit RFS to make inquiries, observe First Data performing Services and conduct walkthroughs of First Data service delivery locations;

(iv) RFS will not be given direct access to conduct its own testing or scans on the First Data System. First Data will, however, (A) permit RFS to *** using generally accepted audit sampling methodologies and approaches and (B) provide RFS with *** as necessary to conduct such testing;

(v) First Data may require RFS to review sensitive First Data policies, disaster recovery/business continuity and other proprietary documents on-site at a First Data site;

(vi) if RFS requests access to information that First Data reasonably believes it cannot make available without also disclosing proprietary and confidential information in violation of its commitments to other First Data customers, or where disclosure would jeopardize the safety and security of the First Data System, the Parties will manage the RFS request and First Data disclosure of information in accordance with the “Oversight Information Request Process” used by the Parties as of the Effective Date; and

(vii) First Data shall provide documentation and other information about training programs as they relate to security training for First Data Personnel.

The limitations in this Section 13.2(b) shall not apply to audits conducted by RFS Regulatory Agencies.

(c) First Data will provide RFS with prompt notification of any financial difficulty and other financial information via First Data’s publically available documents, (e.g. 10-Ks, and 10-Qs) and via periodic financial discussions with the First Data CFO or his designee when requested by RFS.

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(d) First Data will complete information security and physical security assessment questionnaires as requested by RFS from time-to-time during Term.

13.3 SSAE 16 Audit.

First Data will cause to be conducted an annual third party audit (as well as any “gap” letters required to cover stated controls for the applicable annual period not to exceed three (3) months) of its operations in each country in which First Data provides Services under this Agreement. The audit described in this Section 13.3 will be conducted by a national major auditing firm as selected by First Data, and First Data shall provide such auditor with such assurance of management as may be required, in conformance with the requirements for a SOC 1 and SOC 2, Type II audit under American Institute of Certified Public Accountants SSAE 16 (“SSAE 16”), or any successor or substitute statement adopted by such (or, in those jurisdictions in which SSAE 16 standards do not apply, a comparable auditing standard), and its scope will include the processes and internal controls maintained by First Data to provide the Services. First Data shall consider RFS’ auditors reasonable input into the scope of each proposed audit. Promptly after completion of each such SSAE 16 audit (or comparable audit), First Data will provide RFS with a copy of the audit report. If such report indicates any deficiencies or matters requiring attention, First Data shall promptly address all such items.

13.4 Sarbanes-Oxley Compliance.

First Data shall comply with any legal requirements directly imposed upon it (if any) under Section 404 of the Sarbanes Oxley Act of 2002, as the same may be amended from time to time.

13.5 Other First Data Audits.

RFS and First Data agree to develop mutually agreed-upon operating procedures for the prompt sharing of executive summaries of material audit findings related to First Data’s operating practices and procedures produced by auditors of either Party and which reveal that a material failure to perform in accordance with this Agreement has occurred or that there is a reasonable possibility of such a failure occurring. If any such audit, finding or report reveals that a material failure to perform in accordance with this Agreement has occurred or that there is a reasonable possibility of such a failure occurring, First Data shall promptly (a) advise RFS of the issue; (b) provide an executive summary of the related material audit findings, which at a minimum includes (i) the locations, RFS customers, and areas of Service affected, (ii) the severity of the issue, and (iii) the potential impact of the issue on RFS; and (c) advise RFS of the remedial efforts being undertaken with respect to such failure or potential failure to perform and provide periodic updates on the status of such efforts.

13.6 Audit Follow-up.

(a) Following RFS’ completion of an audit or examination of First Data, RFS may conduct, or request its external auditors or examiners to conduct, an exit conference with First Data to obtain factual concurrence with issues identified in the audit.

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(b) If requested by RFS, First Data and RFS (or RFS’ auditors) shall promptly meet to review each audit report after its issuance (including audit reports provided by RFS, First Data or a third party) and to mutually agree upon the appropriate manner, if any, in which to respond to the changes suggested by the audit report.

13.7 Records Retention.

First Data shall maintain and upon request provide access to the records, documents and other information set forth in the Records Retention Schedule attached hereto as Schedule E.

13.8 Overcharges.

If an audit shows that First Data has overcharged RFS, First Data will either, at RFS’ option, credit to RFS’ account an amount equal to the amount of the overcharge plus interest at the Default Rate calculated from the date the overcharge was paid by RFS to First Data, or pay the amount to RFS directly. If an audit shows that First Data overcharged RFS on any invoice by more than *** over the correct amount of the invoice, then First Data will also pay RFS for the reasonable cost of the audit (provided the auditor was not retained on a contingency basis).

13.9 Supplier Assessments.

(a) In addition to the audits required or permitted in Sections 13.1 through 13.5, First Data will reasonably and in good faith cooperate with RFS with respect to various risk assessments that RFS reasonably requests to conduct with respect to First Data from time to time during the Term (collectively, the “RFS Supplier Assessments”), which may include providing RFS access to subject matter experts, completing questionnaires provided by RFS, and participating in meetings to address particular or general concerns raised by RFS. RFS Supplier Assessments may cover topics such as First Data’s financial health, legal and compliance issues, operations issues, technology, business continuity/disaster recovery, and information security. RFS Supplier Assessments may include onsite visits to First Data locations by RFS staff and subject matter experts in coordination with First Data. Onsite visits for all RFS Supplier Assessments in a Contract Year shall not exceed ***. RFS may conduct more than one RFS Supplier Assessment onsite concurrently. RFS shall give First Data at least sixty (60) days’ prior notice of a requested RFS Supplier Assessment, and the notice shall describe the subject matter and reason for the RFS Supplier Assessment. The Parties shall then cooperate in good faith to schedule the RFS Supplier Assessment and establish a plan, including scope and required First Data resources, for the RFS Supplier Assessment. For the avoidance of doubt, RFS will not be given direct access to conduct its own testing or scans on the First Data System, and First Data may require RFS to review sensitive First Data policies, disaster recovery/business continuity and other proprietary documents on-site at a First Data site if any such review is within the scope of an RFS Supplier Assessment. If RFS requests access to information that First Data reasonably believes it cannot make available without also disclosing proprietary and confidential information in violation of its commitments to other First Data customers,

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or where disclosure would jeopardize the safety and security of the First Data System, the Parties will manage the RFS request and First Data disclosure of information in accordance with the “Oversight Information Request Process” used by the Parties as of the Effective Date.

(b) RFS may conduct RFS Supplier Assessments on an ongoing periodic basis after the Effective Date *** based on the inherent risk profile of First Data and the severity of any risks that RFS reasonably identifies and that are relevant to RFS and the Services, subject to the notification, scheduling, and time limitation provisions set forth in Section 13.9(a). RFS’ determination of the results of each such RFS Supplier Assessment will be based on RFS’ reasonable risk-based analysis and criteria applied uniformly to First Data and similar RFS suppliers. If the results of an RFS Supplier Assessment are unsatisfactory to RFS, RFS may notify First Data (an “Assessment Notice”) and initiate the following process: (i) RFS shall advise First Data of its concerns in the Assessment Notice, and the Parties shall promptly meet to discuss them; (ii) the Parties will conduct such discussions in good faith and mutually agree upon the appropriate manner, if any, in which to respond to the concerns raised by RFS’ Assessment Notice; (iii) First Data will act in good faith to attempt to reach agreement with RFS to address the concerns raised in the Assessment Notice, but if First Data does not agree that a concern raised by RFS in an Assessment Notice should be addressed by First Data, then First Data will provide RFS with a reasonable explanation of the reasons for its determination (which reasons may include that the remedy or action is unreasonably costly compared to the risk at issue, the remedy or action would interfere with or threaten the performance or security of the First Data System, or the remedy or action would violate First Data policy) and discuss the same with RFS and (iv) if the Parties agree that concerns identified by RFS in its Assessment Notice will be addressed by First Data, then within forty-five (45) days following such agreement, First Data shall develop an action plan designed to address such concerns in the manner agreed upon by the Parties (an “Action Plan”). Upon confirmation from RFS that such Action Plan will adequately address the identified concerns, First Data shall promptly implement the Action Plan. Within thirty (30) days of completed implementation of the Action Plan, RFS may undertake a reassessment of the applicable RFS Supplier Assessment to determine if the issue has been adequately remediated. For the avoidance of doubt, (A) the reassessments described in the immediately preceding sentence, (B) the Parties’ discussion of concerns raised by RFS in Assessment Notices as described in this Section 13.9(b), (C) if applicable, escalation of any such concerns pursuant to Section 13.9(c), and (D) onsite visits conducted by RFS in exercising its audit rights or other rights elsewhere in this Agreement, shall not count against the *** limitation on onsite visits described in Section 13.9(a).

(c) If the Parties are unable to agree as to whether concerns raised by RFS in an Assessment Notice will be addressed by First Data, then either Party may initiate escalation of such matter or matter(s) by giving the other Party a written escalation notice, in which case the First Data Contract Manager and RFS Contract Manager shall escalate the matter or matters at issue to appropriate executives up to and including each Party’s Chief Executive Officer to resolve such matter or matters.

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14.	SAFEGUARDING OF DATA; CONFIDENTIALITY.

14.1 RFS Information.

RFS Information shall be and remain, as between the Parties, the property of RFS. First Data shall not possess or assert any lien or other right against or to RFS Information. No RFS Information, or any part thereof, shall be:

(a) used by First Data for any purpose other than in connection with providing the Services;

(b) sold, assigned, or leased or otherwise disposed of to third parties by First Data; or

(c) commercially exploited by or on behalf of First Data.

14.2 First Data Information.

First Data Information shall be and remain, as between the Parties, the property of First Data. RFS shall not possess or assert any lien or other right against or to First Data Information. No First Data Information, or any part thereof, shall be:

(a) used by RFS for any purpose other than in connection with utilizing the Services;

(b) sold, assigned, leased or (except as otherwise permitted in this Agreement) otherwise disposed of to third parties by RFS; or

(c) commercially exploited by or on behalf of RFS.

14.3 Safeguarding RFS Data.

(a) First Data will implement and maintain physical, technical and organizational measures (including reasonable logical or physical security for the First Data System and at First Data’s facilities where its servers or other network equipment are located) to protect the security and confidentiality of RFS Data under the control of First Data (or its Affiliates, Subcontractors or independent contractors) against, among other things, accidental, unauthorized or unlawful access, use, modification, disclosure, loss, or destruction of RFS Data (collectively, “First Data Security Measures”). Such First Data Security Measures shall, at a minimum, (i) include the network and physical level security and other controls described by First Data in First Data’s written policies and procedures, including any such policies or procedures provided to RFS or otherwise made available to RFS for review; and (ii) be in compliance with Section 16.1. First Data will, upon request by RFS, permit RFS to review the First Data information security policies and procedures on-site at a First Data facility. First Data shall notify RFS in advance of any proposed changes to the First Data Security Measures that would materially reduce the then-existing security measures, in the aggregate. Any such proposed changes are subject to Section 12.5 and may be evaluated by RFS through the RFS Supplier Assessments process described in Section 13.9. The First Data information security policies and procedures are First Data’s Confidential Information.

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(b) Without limiting Section 14.3(a):

(i) First Data shall not permit First Data Personnel to access, or allow access to, any RFS Data which is not required for performance of the Services by First Data Personnel. If such access is attained (or is reasonably suspected), First Data shall promptly report such incident to RFS pursuant to Section 14.7.

(ii) First Data shall utilize Commercially Reasonable Efforts, including thorough systems security measures, to guard against the unauthorized access, alteration, or destruction of RFS Data. Such measures shall include the use of Software which: (A) requires all users to enter a user identification and password prior to gaining access to the information systems; (B) controls and tracks the addition and deletion of users; and (C) controls and tracks user access to areas and features of the information systems.

(c) First Data will use Commercially Reasonable Efforts to (i) ensure that any materials provided by First Data to RFS in connection with security audits and assessments conducted by RFS under this Agreement are complete and accurate in all material respects, and (ii) to communicate to RFS corrections to any such materials promptly upon discovery.

14.4 GLB Act Compliance.

(a) In addition to and not in limitation of First Data’s other obligations of confidentiality and non-disclosure under this Agreement, (i) First Data will implement appropriate administrative, technical, and physical safeguards and other appropriate measures to protect the security, confidentiality and integrity of Non-Public Personal information relating to customers of RFS and its Affiliates and, to the extent related to the Gramm-Leach-Bliley Act (“GLB Act”), other RFS Data received by First Data from RFS and its Affiliates, all as may be appropriate to meet the objectives of the GLB Act, including its implementing regulations promulgated thereunder and the guidelines issued pursuant to § 501 of the GLB Act, and (ii) First Data shall not use any Non-Public Personal Information relating to RFS customers received from RFS or its Affiliates or obtained as a result of Services performed for RFS (“RFS Customer Information”) except as necessary in the ordinary course of business to perform Services hereunder or as authorized in writing by RFS. First Data will ensure that any such third party to whom First Data transfers or provides access to RFS Customer Information (other than those to whom RFS has instructed First Data to transfer or provide access, which shall be RFS’ responsibility):

(i) signs a written agreement to restrict its use of RFS Customer Information to the use specified in the agreement between the First Data and the third party (which use must be in conjunction with First Data’s performance of its obligations hereunder);

(ii) agrees to restrict disclosure of Non-Public Personal Information of RFS and its Affiliates as provided in this Section 14.4; and

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(iii) agrees to implement and maintain appropriate administrative technical and physical safeguards to protect the security, confidentiality and integrity of all RFS Customer Information as provided herein.

(b) First Data will be responsible for the acts or omissions of any third party to whom it transfers or provides access to RFS Customer Information hereunder, other than a third party whom RFS or its Affiliates has instructed First Data to make such disclosure.

14.5 Confidentiality.

(a) Confidential Information. First Data and RFS each acknowledge that they may be furnished with, receive or otherwise have access to information of or concerning the other Party that such Party considers to be confidential, a trade secret or otherwise restricted. “Confidential Information” of a Party means any non-public, commercially proprietary or sensitive information (or materials) belonging to, concerning or in the possession or control of the Party or its Affiliates (the “Furnishing Party”) that is furnished, disclosed or otherwise made available to the other Party (the “Receiving Party”) (or entities or persons acting on the other Party’s behalf) in connection with this Agreement and which is either marked or identified in writing as confidential, proprietary, secret or with another designation sufficient to give notice of its sensitive nature, or is of a type that a reasonable person would recognize it to be commercially sensitive. The terms and conditions of this Agreement and any specifications agreed in writing by the parties from time to time shall be deemed Confidential Information of each Party.

(b) In the case of RFS, Confidential Information also shall include, whether or not labeled as “Confidential Information”,

(i) RFS Data;

(ii) the specifications, designs, documents, correspondence, software, documentation, and other materials and work products produced by RFS or its representatives;

(iii) fraud tables, parameter settings, and configurations entered in the First Data System by or on behalf of RFS;

(iv) information concerning the operations, affairs and businesses of RFS, the financial affairs of RFS, and the relations of RFS with its customers, employees and service providers (including customer lists, customer information, account information and consumer markets);

(v) Software provided to First Data by or through RFS; and

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(vi) other information or data concerning RFS or its operations, affairs or business that is stored on magnetic media or otherwise or communicated orally, and obtained, received, transmitted, processed, stored, archived or maintained by First Data under this Agreement

(collectively, the “RFS Confidential Information”).

(c) In the case of First Data, Confidential Information also shall include, whether or not labeled as “Confidential Information”, the following if disclosed to RFS in connection with provision of the Services:

(i) all User Manuals, specifications, designs, documents, correspondence, First Data Software (including First Data Licensed Software), Documentation, the First Data System, First Data Equipment, and data and other materials and work products owned or produced by First Data in the course of performing the Services located therein or thereon (other than software, documentation and other materials which the Parties have agreed is owned by RFS or an RFS Affiliate);

(ii) all information concerning the operations, affairs and businesses of First Data (including ideas, marketing plans, business strategies, data and other information that are trade secrets or are competitively sensitive), the financial affairs of First Data, and the relations of First Data with its other customers, employees and service providers (including customer lists, customer information, account information and consumer markets); and

(iii) other information or data concerning First Data or its operations, affairs or business that is stored on magnetic media or otherwise or communicated orally, and obtained, received, transmitted, processed, stored, archived or maintained by First Data under this Agreement,

(collectively, the “First Data Confidential Information”); provided, however, that First Data Confidential Information shall not include any RFS Confidential Information.

(d) Obligations.

(i) Each Party’s Confidential Information shall remain the property of that Party except as expressly provided otherwise by the provisions of this Agreement. Each Party shall use at least the same degree of care as it employs to avoid unauthorized disclosure of its own information, but in any event no less than Commercially Reasonable Efforts, to prevent disclosing to unauthorized parties the Confidential Information of the other Party, provided that (A) First Data may disclose such information to First Data Personnel, Subcontractors, officers, lawyers, accountants and other professional advisers, external or internal auditors, directors, and agents to the extent necessary for First Data to perform the Services; and (B) RFS may disclose such information (other than pricing related terms of this Agreement) to third parties as and to the extent necessary for the conduct of its business, other than to a First Data Competitor (except for disclosure of information relating to First Data interfaces as necessary to interface with First Data Competitor systems or disclosure

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of information permitted to be disclosed under (and in accordance with) Section 21.11 in connection with Termination/Expiration Assistance). Further, if First Data adds a person to the list of First Data Competitors, or if a First Data Competitor acquires or otherwise becomes affiliated with a person, and that person is providing services to RFS in connection with RFS’ receipt or use of the Services at the time of such addition, acquisition or other affiliation occurs, then RFS may continue to receive such services from such person and disclose Confidential Information to such person consistent with past practices and as and to the extent necessary to continue to receive such services. In each case of disclosure permitted under subclause (A) or (B) above, the Party making the disclosure described in subclause (A) or (B) must first obtain an agreement in writing from the person to whom such information will be disclosed obligating them to the confidentiality obligations described in this Section 14.5.

(ii) As requested by a Party during the Term (but in the case of First Data Information, except as required by RFS and the RFS Affiliates in order to receive and use the Services), and upon expiration or any termination of this Agreement and completion of the other Party’s obligations under this Agreement, such other Party shall return or destroy, as the requesting Party may direct, all material in any medium that contains the requesting Party’s Confidential Information or, in the case that RFS is the requesting Party, any other RFS Information, or, in the case that First Data is the requesting Party, any other First Data Information, except (A) as necessary to comply with Applicable Laws and Rules; or (B) for archival data files which shall not be used for any purpose and shall be destroyed in the ordinary course of such Party’s computer file backup procedures.

(iii) In the event of any actual or suspected misuse, disclosure or loss of, or inability to account for, any Confidential Information of the Furnishing Party, the Receiving Party promptly shall (without limiting Section 14.7):

(A) notify the Furnishing Party upon becoming aware thereof;

(B) promptly furnish to the other Party full details of the unauthorized possession, use, or knowledge, or attempt thereof, and use reasonable efforts to assist the other Party in investigating or preventing the reoccurrence of any unauthorized possession, use, or knowledge, or attempt thereof, of Confidential Information;

(C) take such actions as may be necessary or reasonably requested by the Furnishing Party to minimize the violation; and

(D) cooperate in all reasonable respects with the Furnishing Party to minimize the violation and any damage resulting therefrom.

(iv) Neither Party shall commence any legal action or proceeding against a third party with respect of any unauthorized possession, use, or knowledge, or attempt thereof, of Confidential Information by any person or entity which action or proceeding publically identifies the other Party without reasonable prior consultation with such Party.

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(e) Exclusions. Section 14.5(d) shall not apply to any particular information (other than RFS Data and any Non-Public Personal Information) which First Data or RFS can demonstrate:

(i) was, at the time of disclosure to it, in the public domain;

(ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the Receiving Party;

(iii) was lawfully in the possession of the Receiving Party at the time of disclosure to it without obligation of confidentiality;

(iv) was received after disclosure to it from a third party who had a lawful right to disclose such information to it without any obligation to restrict its further use or disclosure; or

(v) was independently developed by the Receiving Party without reference to Confidential Information of the Furnishing Party.

In addition, a Party shall not be considered to have breached its obligations by disclosing Confidential Information (including RFS Data and Non-Public Personal Information) of the other Party as required to satisfy any legal requirement of a competent government body provided that, promptly upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party of the request prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

(f) No Implied Obligation. Each Party’s Confidential Information shall remain the property of that Party. Nothing contained in this Section 14.5 shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party, and any such obligation or grant shall only be as provided by other provisions of this Agreement.

14.6 PCI-DSS Compliance.

First Data shall comply with the PCI-DSS, and maintain current validation of its compliance with all applicable payment card networks, at all times during the Term.

14.7 Notification of Security Breach.

(a) Notification.

(i) In the event of a First Data Security Incident (other than the loss by First Data of any medium or equipment containing RFS Data where all the RFS Data in the medium or equipment is encrypted), First Data shall, at its own expense, (A) promptly notify RFS upon discovery or notification of any such actual or

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reasonably suspected First Data Security Incident, and in all cases within *** for such a First Data Security Incident that would reasonably be expected to have a material adverse effect on RFS and within *** for all other such First Data Security Incidents, and (B) take action promptly to (1) identify the cause and limit the scope of the First Data Security Incident; (2) remediate the impact of the First Data Security Incident; and (3) prevent similar incidents from occurring in the future. First Data shall also provide RFS with a detailed description of the First Data Security Incident, the type of data that was the subject of the First Data Security Incident, the identity of each affected person, and any other information RFS may reasonably request concerning such affected Account holders and the details of the breach, as soon as such information can be collected or otherwise becomes available.

(ii) Notwithstanding the parenthetical in the first sentence of this Section 14.7(a)(i), if a First Data Employee who holds a Key First Data Position or who is otherwise assigned to First Data’s dedicated client service team for RFS loses or has stolen his or her mobile phone, tablet, laptop computer, USB or any other device and it contains RFS Data, then First Data shall, at its own expense, (A) promptly notify RFS upon discovery or notification of any such lost or stolen device (and in all cases within *** for such a First Data Security Incident that would reasonably be expected to have a material adverse effect on RFS and within *** for all other such First Data Security Incidents), and (B) take action promptly to remediate the impact of the First Data Security Incident. First Data shall also provide RFS with a detailed description of the First Data Security Incident, the type of data that was the subject of the First Data Security Incident, the identity of each affected Account holders, and any other information RFS may reasonably request concerning such affected persons and the details of the breach, as soon as such information can be collected or otherwise becomes available.

(b) First Data represents and warrants that ***

(c) The content of any filings, communications, notices, press releases, or reports by First Data related to any First Data Security Incident that identify RFS or its Affiliates by name must first be approved by RFS prior to any publication or communication thereof to any third party.

(d) First Data shall *** (including all ***) arising from or in connection with any First Data Security Incident, subject to any applicable limitations in Article 20.

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14.8 Canadian Regulatory Terms.

Schedule H provides additional terms applicable to First Data’s performance of Services in Canada.

15.	REPRESENTATIONS AND WARRANTEES.

15.1 Work Standards.

Unless expressly addressed in another provision of this Agreement (such as being subject to a specific performance standard), First Data represents and warrants that the Services shall be rendered with promptness and diligence and shall be executed in a workman-like manner, in accordance with the practices and high professional standards used in well-managed operations performing services similar to the Services. First Data represents and warrants that it shall use adequate numbers of qualified individuals with suitable training, education, experience, and skill to perform the Services. For purposes of clarity, RFS and First Data agree that, with respect to any obligation that is covered by a performance standard, that satisfaction of such performance standard shall also be considered compliance with this Section 15.1.

15.2 Maintenance.

First Data represents and warrants that it shall maintain the First Data System, and the First Data Equipment so that they operate in accordance with their specifications, including (a) maintaining such equipment in good operating condition, subject to normal wear and tear, (b) undertaking repairs and preventive maintenance on such equipment in accordance with the applicable equipment manufacturer’s recommendations, and (c) performing software maintenance in accordance with the applicable documentation, recommendations and specifications.

15.3 Efficiency and Cost Effectiveness.

First Data represents and warrants that it shall use efficiently the resources or services necessary to provide the Services. First Data represents and warrants that it shall perform the Services in a reasonably cost-effective manner consistent with the required level of quality and performance.

15.4 Technology.

First Data represents and warrants that it shall provide the Services using, consistent with the Change Control Procedure, proven, current technology that will enable RFS to take advantage of ***.

15.5 Authorization and Other Contracts.

Each Party represents and warrants to the other that as of the Effective Date:

(a) It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;

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(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party and will not constitute a violation of any judgment, order or decree;

(c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not constitute a material default under any material contract by which it or any of its material assets are bound, or an event that would, with notice or lapse of time or both, constitute such a default; and

(d) Except as has been previously disclosed to RFS in writing prior to the Effective Date, there is no proceeding pending or, to the knowledge of the Party, threatened in writing that challenges or may have a material adverse effect on this Agreement or the transactions contemplated by this Agreement.

15.6 Inducements.

Each Party represents and warrants to the other that it has not knowingly violated any Applicable Laws or any of the other Party’s policies of which it has been given notice regarding the offering of unlawful inducements in connection with this Agreement. If at any time during the Term, a Party determines that the foregoing warranty is inaccurate, then, in addition to any other rights it may have at law or in equity, it shall have the right to terminate this Agreement for cause without affording the other Party an opportunity to cure.

15.7 Viruses.

(a) First Data warrants that it will use Commercially Reasonable Efforts to ensure that no Viruses are coded or introduced into the First Data System or into the RFS or RFS Affiliate information environments through the First Data System or the Services. If (i) a Virus which has adversely affected, or could adversely affect, the Services or the RFS Data in the possession or under the control of First Data, is found to have been introduced into the First Data System or (ii) a Virus has been introduced into the RFS or RFS Affiliate information environment through the First Data System or the Services, First Data promptly will (A) notify RFS of the introduction and the extent of any known damage to the RFS Data, and (B) if the Virus is in the First Data System, eradicate the Virus, repair any damage to the RFS Data and eliminate any adverse effect on the Services resulting from the Virus or the eradication thereof.

(b) RFS warrants that it will use Commercially Reasonable Efforts to ensure that no Viruses are introduced by it or its Permitted Users into the First Data System. If a Virus which has adversely affected, or could adversely affect, the First Data System is found to have been introduced into the First Data System by RFS or one of its Permitted Users, RFS promptly will notify First Data of the introduction of the Virus into the First Data System.

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15.8 Disabling Code.

First Data represents and warrants that, without the prior written consent of RFS, First Data shall not knowingly insert into the First Data Software any code which would have the effect of disabling or otherwise shutting down all or any portion of the First Data Software or Services; except that the First Data Software may contain security and authentication features that have the effect of prohibiting or restricting use of or access to the First Data System or First Data Software without proper authorizations. First Data further represents and warrants that, with respect to any disabling code that may be part of the First Data Software, First Data shall not invoke such disabling code at any time during the Term or any period of Termination/Expiration Assistance for any reason in a manner that would affect access or use of the Services or access or use of the First Data System or First Data Software as permitted under this Agreement, without RFS’ prior written consent.

15.9 Disclaimers.

EXCEPT AS PROVIDED IN THIS AGREEMENT, THERE ARE NO OTHER EXPRESS WARRANTIES AND THERE ARE NO IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS AGREEMENT IS A SERVICES AGREEMENT AND THE PROVISIONS OF ARTICLE II OF THE UNIFORM COMMERCIAL CODE SHALL NOT APPLY TO IT.

16.	COMPLIANCE WITH LAWS

16.1 General Rules.

(a) First Data is responsible for compliance with all Applicable Laws directly applicable to First Data (including identifying and procuring required permits, certificates, approvals and inspections directly applicable to First Data), and other Rules directly applicable to First Data, including PCI-DSS and all Rules applicable to payment card processors. If a charge of non-compliance with any such Applicable Law or Rules occurs, which may have an adverse impact on RFS, First Data promptly shall notify RFS of such charge in writing.

(b) First Data shall maintain the First Data System so that the First Data System (including the Services provided in connection therewith) contains functionality enabling RFS to comply with the RFS Legal Requirements *** to the extent the RFS Legal Requirements pertain to RFS or to any RFS activities for which RFS uses the Services. ***.

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(c) RFS is responsible for monitoring and interpreting Applicable Laws and Rules pertaining to RFS’ payment card issuing and merchant businesses, including those with respect to usury, equal credit opportunity, truth in lending, fair credit billing, fair credit reporting, fair debt collection practices, general consumer protection, the GLB Act, the EU Data Protection Directive and any legislation enacted by relevant European Union Member States and European Economic Area members to implement the EU Data Protection Directive (collectively, the “RFS Legal Requirements”). RFS is responsible for selecting the available parameter settings and programming features and options within the First Data System that apply to RFS’ use of the Services in compliance with the RFS Legal Requirements and for determining that such selections are consistent with the RFS Legal Requirements and with the terms and conditions of RFS’ contracts with its cardholders. In making such determinations, RFS may rely on the descriptions of such settings, features and options provided by First Data. First Data shall review with and explain to RFS such settings, features and options and shall provide clarification on the operation of such features as requested by RFS. First Data shall perform the Services in a manner that complies with the directives of RFS based on RFS’ interpretation of the RFS Legal Requirements and RFS’ selection of First Data System parameter settings and programming features and options.

(d) Subject to Article 14, each Party shall cooperate in providing information and/or records to the other Party in connection with the examinations, requests or proceedings of its Regulatory Agencies.

(e) Whenever relevant information is available to First Data, and subject to First Data’s confidentiality obligations to other customers, First Data shall share with RFS information concerning the various compliance practices and interpretive positions taken by its customer base related to or in connection with the use of the Services and any functionality available on the First Data System, as well as the understandings which First Data Personnel may have with respect to such practices and positions.

16.2 Equal Employment Opportunity/Affirmative Action.

First Data represents that it is, and during the Term shall remain, an equal opportunity affirmative action employer. First Data certifies that First Data does not, and shall not, discriminate against its employees or applicants for employment on any legally impermissible basis and is and shall remain in compliance with all Applicable Laws against discrimination, including Executive Orders 11141, 11246, 11375, 11458, 11625, 11701, and 11758. First Data certifies in accordance with 41 CFR Chapter 60-1.8 that its facilities are not segregated and that First Data complies with the Equal Opportunity Clause (41 CFR §60-1.4), the Affirmative Action Clause for Handicapped Workers (41 CFR §60-250.4), and the Affirmative Action Clause for Disabled Veterans and Veterans of the Vietnam Era (41 CFR §60-741.4), which are incorporated herein by reference.

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17.	COMPLIANCE WITH CERTAIN SYNCHRONY POLICIES

17.1 Compliance with RFS Integrity Policies.

(a) First Data acknowledges and agrees that it, its agents and Subcontractors shall, when performing the Services, comply with RFS’ applicable integrity policies governing service providers as generally applicable to the Services and personnel of First Data, its Affiliates and Subcontractors (including, employees, agents, representatives, internal or external consultants or contractors) performing the Services or otherwise receiving or accessing RFS Confidential Information or systems of RFS, its Affiliates or their respective contractors.

(b) If there is any conflict between the provisions of any such integrity policy and the provisions of this Agreement, the provisions of this Agreement will control and resolve the conflict with respect to the subject matter thereof. First Data will provide a copy of RFS’ integrity policies to all personnel holding Key First Data Positions, have them sign the acknowledgement provided on its back cover, and retain the original signed acknowledgments on file until three (3) years after the expiration or termination of this Agreement. RFS shall have the right to audit that such acknowledgements are on file with First Data upon notice to First Data. A copy of RFS’ and its Affiliates’ current integrity policy applicable to suppliers as of the Effective Date is attached as Schedule G. First Data Personnel who do not hold Key First Data Positions will be required to comply with First Data’s applicable integrity policies, which shall at a minimum align with the requirements of RFS’ integrity policy attached as Schedule G, and such First Data Personnel’s compliance with such First Data integrity policies will be deemed sufficient to evidence their compliance with applicable RFS’ integrity policies for purposes of this Section 17.1.

17.2 Reserved.

18.	INSURANCE.

18.1 Insurance Coverage.

Without limiting the indemnification provisions of this Agreement, during the Term and for a period of *** thereafter, First Data shall have and maintain in force, at its sole cost and expense, the following minimum insurance coverages in the United States, and shall use Commercially Reasonable Efforts to obtain similar coverages in other jurisdictions which are compliant with Applicable Laws and consistent with the Services provided by First Data to RFS in such jurisdiction:

(a) Worker’s Compensation Insurance (Coverage A) with statutory limits, Disability and Unemployment Insurance, and all other insurance in accordance with the laws of the country, state, or territory exercising jurisdiction over the employee.

(b) Employer’s Liability Insurance (Coverage B) in accordance with the laws of the country, state, or territory exercising jurisdiction over the employee, with minimum limits of not less than: $1,000,000 per accident, $1,000,000 per employee – disease, and $1,000,000 per employee – policy limit.

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(c) Commercial General Liability Insurance written on an ISO occurrence form covering (i) liability arising from premises, operations, independent contractors, products-completed operations, bodily injury, and personal injury, and (ii) liability assumed under an insured contract. The amount of required insurance shall be not less than: $5,000,000 per occurrence and a general aggregate limit of not less than $5,000,000 (provided however that so long as First Data has and maintains the coverage required by Section 18.1(h), such coverage may be at least $1,000,000 per occurrence and a general aggregate limit of at least $1,000,000).

(d) Comprehensive Auto Liability Insurance in an amount not less than $5,000,000 combined single limit (Bodily Injury/Property Damage) including coverage for Owned, Non-owned, and Hired Car Coverage. Such Comprehensive Auto Liability insurance shall include appropriate clauses pursuant to which the insurance companies waive all rights of subrogation against either Party in connection with losses caused by such Party (except for losses resulting from gross negligence or willful misconduct (provided however that so long as First Data has and maintains the coverage required by Section 18.1(h), such coverage may instead be at least $1,000,000 combined single limit).

(e) Professional Errors & Omission insurance covering the activities of First Data, including loss of, mishandling of or failure to prevent unauthorized access to, or use of, systems or data, including data containing private or confidential information of First Data or others for which First Data responsible, and software copyright infringement, with coverage limits of not less than $*** per claim or per occurrence/$*** aggregate. The policy may be issued either on an “occurrence” basis with full prior acts coverage for claims arising out of services rendered from the initial commencement of Services through the end of the Agreement, or on a “claims made” basis, providing coverage for claims arising out of services rendered from the initial commencement of Services through three (3) years after the end of the Agreement without any limitations for prior acts.

(f) Comprehensive Crime, Employee Dishonesty/Fidelity Bond and Computer Fraud Insurance covering loss arising out of or in connection with any fraudulent or dishonest acts (including theft) committed by the employees or Subcontractors of First Data or its Affiliates (including employees, agents, representatives, internal or external consultants or contractors), acting alone or in collusion with others, including an endorsement or insuring agreement specifying that such personnel theft coverage extends to the property and funds of RFS and others in their care, custody or control, in a minimum amount of $10,000,000 per loss. This policy shall name RFS and its Affiliates as loss payees and First Data shall provide verification of such to RFS.

(g) Cyber Risk/Professional Insurance in an amount not less than *** covering losses, including losses of or damage to electronic or other data, arising out of: (i) damage to First Data’s systems caused by Viruses or other malicious code, (ii) data theft, and (iii) claims of code misappropriation or code theft.

(h) Umbrella or Excess Liability Insurance with a minimum limit of *** (including the underlying coverage, not necessarily in excess of the insurance under other policies required under Sections 18.1(a) through 18.1(d) above.)

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(i) Full “All risk” and “Extended Coverage” Replacement Cost Coverage Property Insurance on any and all Equipment belonging to RFS that is within First Data’s possession or control.

18.2 Insurance Provisions.

The Commercial General Liability Insurance and Umbrella or Excess Liability Insurance described above shall include RFS and its Affiliates as additional insureds. The foregoing insurance coverage shall be primary and non-contributing with respect to any other insurance or self-insurance that may be maintained by either Party. First Data shall cause its insurers to issue either (a) binding certificates of insurance issued by an authorized representative of the insurer evidencing that the coverage and policy endorsements required under this Agreement are maintained in force; or (b) other proof of binding insurance. Such certificates or proof of insurance shall include the following language: “Retailer Finance Servicing LLC and its affiliates and/or their successors and assigns as their interests may appear.” First Data shall provide not less than thirty (30) days’ prior written notice to RFS if First Data fails to continue any insurance coverage required by this provision. The insurers selected by First Data shall each have an A.M. Best & Co. rating of not less than “A-” or “VII” or otherwise be acceptable to RFS. First Data represents that such insurance policies contain self-executing provisions that serve to endorse its policy automatically to cover First Data’s contractual obligations.

19.	INDEMNITIES.

19.1 Indemnity by First Data.

First Data shall indemnify, defend and hold harmless RFS and its Affiliates and (at RFS’ option) their respective officers, directors, employees, agents, successors and assigns from, any and all Losses and threatened Losses based upon allegations of any of the following in connection with Claims made by an unaffiliated third party:

(a) First Data’s breach of any of its duties or obligations under this Agreement;

(b) First Data’s willful misconduct or gross negligence;

(c) subject to Section 19.2, any Claims of infringement or misappropriation of any Intellectual Property of a third party, alleged to have occurred because of systems or other resources provided by First Data to RFS, or based upon performance of the Services by First Data, except to the extent the Claim is caused by:

(i) RFS’ use of the First Data System in breach of this Agreement;

(ii) ***; or

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(iii) RFS’ use of the Services in combination with systems, services, or methods not provided by First Data (and which combination is not required by the Documentation), provided such infringement would not have occurred without such breach, specifications, materials and/or designs, or combination;

(d) any amounts including Taxes, interest, and penalties assessed against RFS which are obligations of First Data pursuant to Section 9.4;

(e) any claim or action by Subcontractors arising out of First Data’s breach or violation of First Data’s subcontracting arrangements; and

(f) any First Data Security Incident.

19.2 Indemnity by RFS.

RFS agrees to indemnify, defend and hold harmless First Data and its Affiliates and (at First Data’s option) their respective officers, directors, employees, agents, successors and assigns from any and all Losses and threatened Losses based upon allegations of any of the following in connection with Claims made by an unaffiliated third party:

(a) RFS’ breach of any of its duties or obligations under this Agreement; and

(b) any Claims of infringement or misappropriation of any Intellectual Property of a third party, caused by:

(i) RFS’ use of the First Data System in breach of this Agreement;

(ii) ***; or

(iii) RFS’ use of the Services in combination with systems, services, or methods not provided by First Data (and which combination is not required by the Documentation),

provided such infringement would not have occurred without such breach, specifications, materials and/or designs, or combination.

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19.3 Additional Indemnities.

Each Party (indemnitor) agrees to indemnify, defend, and hold harmless the other, and its Affiliates, and (at such Party’s option) officers, directors, employees, agents, successors, and assigns (collectively, the indemnitee), from any and all Losses and threatened losses based upon allegations of any of the following Claims made by an unaffiliated third party:

(a) the death or bodily injury of any agent, employee (other than an employee of the indemnitor), customer, business invitee, or business visitor or other person caused by the tortious conduct of the indemnitor (except to the extent within the scope of, and actually covered by, (i) insurance coverage which the indemnitee is required to carry pursuant to this Agreement or (ii) the indemnitee’s worker’s compensation coverage);

(b) the damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of the indemnitor (except to the extent within the scope of, and covered by, insurance coverage which the indemnitee is required to carry pursuant to this Agreement); and

(c) any claim, demand, charge, action, cause of action, or other proceeding asserted against the indemnitee but resulting from an act or omission of the indemnitor in its capacity as an employer of a person.

19.4 Production Services Indemnity.

With respect to mailing Cardholder Statements in connection with the Production Services Tower, First Data shall indemnity and hold harmless RFS and its Affiliates against *** sent in any second set of mailings the necessity for which was caused by First Data’s errors or omissions; provided that with respect to each such incident (a) RFS shall bear *** of the liability above *** and (b) First Data’s aggregate liability shall be limited to ***. In settling RFS customer claims RFS will have a duty to act reasonably to mitigate damages, subject to considerations of RFS customer relations and following consultation with First Data. In determining damages, RFS will be allowed to prove damages by reasonable estimation based upon comparing the situation at hand with applicable prior experiences, but the methodology must be reasonably designed to estimate actual damages (i.e., must be a comparable comparison). The Parties will attempt to agree on the amounts of damages and the methodology for estimating such damages. If the Parties cannot agree on the amount of damages or the methodology for estimation thereof, either party may refer the dispute to binding arbitration for resolution. In such event, the arbitration shall be conducted as follows: (i) a single arbitrator shall be selected pursuant to the American Arbitration Association commercial arbitration rules (“AAA Rules”); (ii) the arbitration will be conducted in accordance with the AAA Rules, modified as follows: (A) each Party will be given the opportunity to present its proposed damages and the rationale for its proposal; and (B) the arbitrator will be directed to consider the amounts proposed by each Party and then choose only between the Parties’ respective positions as to which one is more

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reasonable, and the arbitrator may not choose any other alternative. Liability for damages under this Section 19.4 shall not include: (i) lost interest or late fees; (ii) lost sales by the RFS customer; (iii) any damages of any type (including the type described in Section 20.2(a)) incurred by any person other than with respect to RFS’ and its Affiliates’ liability to the RFS customer (and its Affiliates), specifically including RFS and RFS’ Affiliates (other than with respect to RFS’ and its Affiliates’ liability to the RFS customer impacted); or (iv) any damages not specifically provided in this Section 19.4. The indemnity in this Section 19.4 is RFS’ sole remedy for damages related to *** issued as a result of First Data mailing errors as provided in this Section 19.4.

19.5 Infringement.

If any item provided by First Data to provide the Services becomes, or in First Data’s reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, except where the infringement or misappropriation is subject to Section 19.2(b), in addition to indemnifying RFS as provided in this Article 19 and to the other rights RFS may have under this Agreement, First Data, at its option and expense, shall either:

(a) promptly secure the right to continue using the item, or

(b) replace or modify the item to make it non-infringing or without misappropriation, provided that any such replacement or modification will not degrade the performance or quality of the affected component of the Services.

However, if none of the remedies in clause (a) or clause (b) above is available to First Data, First Data may remove the item from the Services and equitably adjust First Data’s Charges to adequately reflect such removal.

19.6 Indemnification Procedures.

With respect to third-party Claims the following procedures shall apply:

(a) Notice. Promptly after receipt by any entity entitled to indemnification under Sections 19.1 through 19.5 of notice of the commencement or threatened commencement of any action, proceeding or other Claim by a third party in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall promptly notify the indemnitor of such Claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate actual and material prejudice attributable to such failure. Within fifteen (15) days after receipt of notice from the indemnitee relating to any Claim (but if time of receipt of the summons permits, no later than ten (10) days before the date on which any response to a complaint or summons is due) the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that Claim (a “Notice of Election”).

(b) Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election relating to any Claim within the required notice period, the

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indemnitor shall be entitled to have sole control over the defense and settlement of such Claim, which it shall defend actively and with all reasonable diligence; provided that (i) the indemnitee shall be entitled to participate in the defense of such Claim and to employ counsel at its own expense to assist in the handling of such Claim; and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such Claim or ceasing to defend against such Claim. After the indemnitor has delivered a Notice of Election relating to any Claim in accordance with the preceding paragraph (and, in fact, diligently defends the claim), the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that Claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any Claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

(c) Procedure Where No Notice of Election Is Delivered Or The Claim Is Not Otherwise Defended. If the indemnitor does not deliver a Notice of Election relating to a Claim, within the required notice period or fails to diligently defend the Claim, the indemnitee may defend the Claim in such manner as it may deem appropriate (without any obligation to consult with or obtain any consent from the indemnitor), at the cost and expense of the indemnitor, including payment of any judgment or award and the costs of settlement or compromise of the Claim. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses, including payment of any judgment or award and the costs of settlement or compromise of the Claim. If it is determined that the indemnitor failed to defend a Claim for which it was liable, the indemnitor shall not be entitled to challenge the amount of any settlement or compromise paid by the indemnitee.

19.7 Subrogation.

If an indemnitor shall be obligated to indemnify an indemnitee pursuant to this Article 19, the indemnitor shall, upon fulfillment of its obligations with respect to indemnification, including payment in full of all amounts due pursuant to its indemnification obligations, be subrogated to the rights of the indemnitee with respect to the Claims to which such indemnification relates.

20.	LIABILITY.

20.1 General Intent.

Subject to the specific provisions of this Article 20, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party’s failure to perform its obligations in the manner required by this Agreement.

20.2 Liability Restrictions.

(a) Damages Exclusion. IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), SHALL A PARTY BE LIABLE FOR INDIRECT OR CONSEQUENTIAL, LOST

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PROFITS, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE; provided, however, subject to limitations set forth in Section 20.2(b), ***.

(b) Limitation of Liability. Subject to Section 20.2(c), each Party’s total liability to the other for events occurring within a calendar year, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited to an amount equal to the greater of (i) the aggregate Charges incurred by RFS under this Agreement and the Existing Agreements during the *** or (ii) ***; provided, however, to the extent any such liability results from *** First Data’s total liability under the preceding clause shall be the greater of (x) *** of the aggregate Charges incurred by RFS under this Agreement and the Existing Agreements during *** or (y) ***. References to the “immediately prior Full Contract Year” refer to either (y) the most recent full 12-month Contract Year occurring during the Term, or (z) in the case of Claims made in *** during which services were provided by First Data to RFS under the Existing Agreements and/or this Agreement, as applicable.

(c) Exceptions to Limitations of Liability. The limitations set forth in Section 20.2(b) shall ***.

(d) Certain Damages Deemed Direct. The limitations in Section 20.2(a) shall not apply to the following damages if First Data is otherwise liable for such damages under this Agreement:

(i) reasonable costs and expenses of ***;

(ii) reasonable costs and expenses incurred to *** due to First Data’s material breach of this Agreement;

(iii) payments, fines, penalties or interest imposed by a governmental body, payment card brand or regulatory entity under Applicable Laws or Rules;

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(iv) in connection with a First Data Security Incident: ***. RFS will make decisions about whether to *** in accordance with its normal business practices and policies without regard to whether or not First Data is responsible for the cost of such cards or credit monitoring services; and

(v) reasonable, out-of-pocket *** incurred by RFS or its Affiliates resulting from First Data’s material breach of this Agreement.

(e) Duty of Mitigation. Each Party shall have a duty to mitigate damages for which the other Party is responsible.

20.3 Refresh of Liability.

If the amount available for damages under Section 20.2(b) has been reduced (by whatever reason, including breaches of the Agreement by First Data) to *** of the amount it would otherwise be (e.g., more than *** has been reduced), RFS may request First Data to refresh such amount Pool (such request, a “Refresh Request”). Within thirty (30) days of RFS’ Refresh Request First Data may accept RFS’ request, by providing RFS with notice that it agrees such request (a “Refresh Acceptance”). If First Data has provided a Refresh Acceptance the amount available for damages Pool shall be refreshed as of such date to *** such that no prior Claims or other reductions shall be considered from that date forward (but new Claims or other reductions arising thereafter shall still apply). If First Data provides a Refresh Acceptance, Claims and liabilities arising prior to the Refresh Request which would have reduced the amount available shall be thereafter disregarded from that date forward (but new Claims or other reductions arising thereafter shall still apply). If First Data does not provide a Refresh Acceptance within such thirty (30) day period (time being of the essence), RFS shall have the termination rights provided in Section 21.8(b).

20.4 Force Majeure.

(a) Neither Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God or any other cause beyond the reasonable control of such Party (a “Force Majeure Event”); provided that First Data is otherwise meeting its obligations for performing disaster recovery services required in this Agreement.

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(b) In such event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within two (2) days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

(c) If any event under Section 20.4(a) above substantially prevents, hinders, or delays performance of the Services necessary for the performance of RFS functions reasonably identified by RFS as critical for more than *** consecutive days, then at RFS’ option, RFS may procure such Services from an alternate source, and First Data shall be liable for payment for such Services from the alternate source for so long as the delay in performance shall continue. If any event under Section 20.4(a) above substantially prevents, hinders, or delays performance of the Services necessary for the performance of RFS functions reasonably identified by RFS as critical for more than thirty (30) consecutive days, then at RFS’ option, (i) RFS may terminate any portion of this Agreement so affected and the charges payable hereunder shall be equitably adjusted to reflect those terminated Services; or (ii) RFS may terminate this Agreement without liability to RFS or First Data as of a date specified by RFS in a written notice of termination to First Data. First Data shall not have the right to any additional payments from RFS for costs or expenses incurred by First Data as a result of any Force Majeure Event.

21.	TERMINATION.

21.1 Termination for Cause.

(a) If First Data:

(i) commits a material breach of this Agreement or of a Service Tower, which breach is not cured within thirty (30) days after notice of breach from RFS to First Data; provided, however, that (A) if a different period of time to cure for a particular matter is specified in this Agreement, then that cure period shall apply to such matter, or (B) if First Data is making diligent efforts to cure any such breach from the start of the thirty-day (30) cure period, then if requested by First Data, such cure period shall be extended for an additional period (not to exceed thirty (30) days);

(ii) commits a material breach of this Agreement or a Service Tower that is not capable of being cured within sixty (60) days;

(iii) commits numerous breaches of its duties or obligations that collectively constitute a material breach of this Agreement or a Service Tower and are not cured within a sixty (60) day period after notice of breach from RFS to First Data; or

(iv) commits an event which under the terms of Attachment B-1 that gives RFS a termination right, and RFS notifies First Data that it elects to terminate within the period provided in the relevant section therein,

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then RFS may by giving written notice to First Data terminate this Agreement or the Service Tower (as applicable), in whole or in part, as of a date specified in the notice of termination; provided however that if the breach is limited to one Service Tower and is not the result of First Data’s willful misconduct or gross negligence, then RFS may only terminate the Service Tower with respect to which the breach occurred. If RFS chooses to terminate this Agreement or a Service Tower in part, the Charges payable under this Agreement will be equitably adjusted to reflect the fact that neither RFS nor the RFS Affiliates are receiving the Services which have been terminated.

(b) If RFS:

(i) fails to pay First Data when due undisputed charges under this Agreement totaling at least *** under this Agreement within sixty (60) days of the time specified for such payment and such default remains uncured thirty (30) days after written notice from First Data specifying the nature and extent of such default; or

(ii) commits a material breach of its obligations under ***, which breach is not cured within thirty (30) days after notice of breach from First Data to RFS; provided, however, that (A) if a different period of time to cure for a particular matter is specified in this Agreement, then that cure period shall apply to such matter, or (B) if RFS is making diligent efforts to cure any such breach from the start of the thirty-day (30) cure period, then if requested by RFS, such cure period shall be extended for an additional period (not to exceed thirty (30) days); or

(iii) commits a material breach of its obligations under *** that is not capable of being cured within sixty (60) days;

then First Data may by giving written notice to RFS terminate this Agreement as of a date specified in the notice of termination (which date shall be not less than twelve (12) months following the date of such notice).

21.2 Termination for Convenience.

(a) RFS may terminate this Agreement or any Service Tower for convenience and without cause at any time by giving First Data at least one hundred eighty (180) days’ prior notice designating the termination date; provided the effective date of such termination may not be before ***.

(b) If RFS terminates the Technology Services Tower for convenience under this Section 21.2 during the Initial Term, RFS shall be liable to pay to First Data on the effective date of termination, the applicable amount provided below in Section 21.2(c) (“Termination for Convenience Fee”), such payment not being a condition precedent to the termination. If a purported termination for cause by RFS under Section 21.1 is ultimately determined not to have been properly a termination for cause, then such termination by RFS shall instead be deemed to be a termination for convenience under this Section 21.2. There are no termination fees payable if RFS terminates the Production Services Tower for convenience.

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(c) The Termination for Convenience Fee for the Technology Services Tower shall equal the Agreed Capitalized Account Items, net of depreciation/amortization. “Agreed Capitalized Account Items” shall be those items on the First Data balance sheet as of the effective date of the termination for convenience under this Section 21.2 that were (i) incurred by First Data or any First Data Affiliate on or after *** solely in performing *** for which RFS has requested Technology Services and (ii) properly capitalizable under GAAP and First Data’s financial accounting practices at the time incurred. However, if any Agreed Capitalized Account Item has been initially properly capitalized and has been written off by First Data as an impaired asset due primarily to declines in the volumes of Services required by RFS hereunder, then notwithstanding that they no longer are on First Data’s balance sheet for the purposes hereof, it shall be treated for purposes hereof as if still on First Data’s balance sheet.

(d) First Data shall provide RFS an annual accounting of the Agreed Capitalized Account Items and the depreciation/amortization applicable thereto. All Agreed Capitalized Account Items shall be amortized on a straight line basis by First Data beginning on *** or such later date as the Agreed Capitalized Account Items are incurred and ending on the earliest of the following dates: (i) the then-current expiration date of the Term; (ii) the date corresponding to the maximum amount of time permitted by then-current GAAP; and (iii) the end date of the actual amortization period used by First Data in its financial accounting.

(e) As of the Effective Date, the total dollar amount of the Agreed Capitalized Account Items is ***.

21.3 Termination Upon Change of Control of First Data.

If a change in Control of First Data occurs where (a) such Control is acquired, directly or indirectly, in a single transaction or series of related transactions, (b) all or substantially all of the assets of First Data are acquired by, or (c) First Data is merged with or into another entity to form a new entity with, in each such case, an entity which is a “major competitor” of RFS, then RFS may, in its sole discretion, terminate this Agreement by giving First Data at least ninety (90) days prior written notice and designating a date upon which such termination shall be effective. For the purposes of this Section 21.3, an RFS “major competitor” shall mean ***, and each of their respective successors and Affiliates. *** with the most credit cardholder accounts in the last full calendar year, as reported by The Nilsson Report or other reputable industry source selected by RFS if The Nilsson Report ceases to publish such data.

21.4 Termination Due To Force Majeure Event.

This Agreement and any Service Tower may also be terminated in whole or part as provided in Section 20.4(c).

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21.5 Termination Due To Uncured IP Infringement.

This Agreement and any Service Tower may also be terminated in whole or part by RFS upon notice to First Data if there is an injunction that prevents RFS from utilizing a substantial portion of the Services and First Data has not provided a workaround solution to such injunction.

21.6 Termination Due To First Data’s Financial Inability To Perform.

If First Data:

(a) files a petition in bankruptcy,

(b) has an involuntary petition in bankruptcy filed against it which is not challenged within twenty (20) days and dismissed within sixty (60) days,

(c) makes a general assignment for the benefit of creditors,

(d) admits in writing its inability to pay its debts as they mature, or

(e) has a receiver appointed for its assets,

then RFS may by giving notice to First Data terminate this Agreement or any Service Tower for cause as of the date specified in such notice of termination.

21.7 Termination Due To Regulatory Action.

RFS may terminate this Agreement or any Service Tower upon reasonable notice and without penalty, if a Regulatory Agency formally directs RFS in writing to terminate the Agreement or such Service Tower, provided that RFS has attempted in good faith to allow First Data to participate in the discussions with the regulator, and then fails to modify the applicable services to satisfy the regulator’s requirements within the timeframe requested by or agreed by the regulator (it being understood that RFS may only terminate the Service Tower with respect to the specific Services that the regulator formally directs RFS in writing to terminate and such other portions of the Services that in RFS’ reasonable judgment are directly related thereto).

21.8 Other Termination Rights.

(a) If any other agreement between the Parties provides RFS with an express right to terminate this Agreement, RFS may terminate this Agreement pursuant to the terms of such other agreement.

(b) If First Data does not provide a Refresh Acceptance within the thirty (30) day period described in Section 20.3, RFS may terminate this Agreement.

21.9 Extension of Termination/Expiration Effective Date.

RFS may extend the effective date of termination/expiration of this Agreement or any Service Tower one or more times as it elects in its discretion, provided that the total of all such extensions on a per Service Tower basis shall not exceed one hundred

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eighty (180) days after the effective date of termination/expiration in place immediately prior to the initial extension under this Section 21.9 and, if termination is pursuant to Section 21.1(b), if required by First Data, RFS either (at RFS’ option) (a) pre-pays the estimated monthly Charges and Pass-Through Expenses at least thirty (30) days prior to each month or (b) posts an irrevocable letter of credit (or performance bond) in sufficient amount to meet the next three (3) months of on-going Charges and Pass-Through Expenses to be incurred and pays all new Charges and Pass-Through Expenses for Services when due. For any notice or notices of such extensions provided to First Data less than thirty (30) days before the then-scheduled date of termination/expiration, RFS shall also reimburse First Data for additional Out-of-Pocket Expenses caused by RFS giving such notices on such a short notice period.

21.10 No Damages From Termination.

Neither Party shall be liable to the other for any damages arising from proper termination of this Agreement or any Service Tower, although each Party shall remain liable for any damages suffered as a result of any underlying breach.

21.11 Termination/Expiration Assistance.

(a) Right to Request Assistance. Beginning six (6) months prior to expiration of this Agreement or a Service Tower, or on such earlier date as RFS may request, or commencing upon a notice of termination (including notice of termination based upon default by RFS) or of non-renewal of this Agreement or the relevant Service Tower, and continuing through the effective date of expiration or, if applicable, of termination of this Agreement or the relevant Service Tower (as such effective date may be extended pursuant to Section 21.9) and the additional period provided in Section 21.11(g), First Data shall provide to RFS, or at RFS’ request to RFS’ designee (such designee, the “Successor”), the reasonable termination/expiration assistance requested by RFS to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services for RFS to RFS or its Successor (including a competitor of First Data) (“Termination/Expiration Assistance”). If RFS requests that First Data provide Termination/Expiration Assistance to a Successor (including a First Data Competitor), (i) RFS may disclose or otherwise share with such Successor First Data Confidential Information described in this Section 21.11 only to the extent reasonably necessary to complete the orderly transfer of the Services for RFS to such Successor, and RFS will reasonably attempt to minimize the amount of any such information that it shares with such Successor, and (ii) RFS shall obtain from the Successor a written agreement that such Successor will maintain the confidentiality of First Data’s Confidential Information disclosed or provided to the Successor in the course of receiving such Termination/Expiration Assistance. RFS shall return all First Data Confidential Information provided to RFS or its Successor under this Section 21.11 in accordance with Section 14.5(d)(ii) within thirty (30) days after the transition of the Services is completed. RFS’ request may be in the context of RFS’ reduction or removal of a portion of the Services (or a conversion of Accounts to a third party) in accordance with Section 3.1(c), although this Agreement or the relevant Service Tower is not itself being terminated. Termination/Expiration Assistance shall include the assistance described below.

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(b) General. First Data shall:

(i) Provide a plan (the “Termination/Expiration Assistance Plan”) for the transition of requested operations from First Data which plan is subject to approval by RFS, and the Termination/Expiration Assistance Plan shall include at a minimum:

(A) A detailed description of the plan for transferring performance of the Services being terminated (“Terminated Services”) to RFS and/or its Successor;

(B) A detailed description of First Data’s responsibilities in support of such transfer of the Terminated Services;

(C) Details of First Data Personnel and other resources to be used in providing Termination/Expiration Assistance, which will include identification of any additional personnel to be used by First Data; and

(D) If the Parties contemplate that First Data Personnel will transfer to RFS after the notice of termination, procedures addressing the transfer to RFS and/or its Successor (if applicable) of any such First Data Personnel and other resources to be transferred pursuant to this Section 21.11.

(ii) Provide master file, field descriptions and record layouts, and other similar information necessary for RFS to deconvert from the First Data System and convert to another platform, the transferred Accounts without disruption to RFS’ operations.

(iii) Provide all required deconversion files within two (2) weeks of request. Multiple requests may be required.

(iv) Provide RFS with such other information regarding the Services (including information of the personnel, third parties and other resources then used by First Data to provide the Services to RFS) as is reasonably prudent or necessary in order for RFS to transition and convert responsibility for the Services to its Successor and continue the performance of, the Services in an orderly manner, so as to minimize, as much as possible, disruption in the operations of RFS.

(c) Pre-Migration Services. First Data shall:

(i) Provide a list of all Equipment, Software and materials used to provide the Production Services and (if applicable) third party services used in providing the Production Services being terminated;

(ii) Provide to RFS copies of other reasonable information regarding the Services that RFS (or its Successor) requires in connection with the implementation of the transition plan, including documentation describing the business and operational requirements and features of customized system modifications created on behalf of RFS, including documentation relating to or affecting the transferred Accounts (but expressly not including documentation or information containing or describing the architecture, coding, or other technical implementation showing or explaining how any such customized system modification is implemented within the First Data System or First Data Software);

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(iii) Provide an inventory of telephone numbers being used by First Data in conjunction with performing the Terminated Services;

(iv) Provide assistance to RFS in notifying third party vendors of the procedures to be followed during the turnover phase;

(v) Assist RFS in understanding naming conventions;

(vi) Provide to RFS access to First Data Personnel who were performing the Services in order that such personnel may answer the Successor’s questions;

(vii) Assist RFS in its analysis of file size and data storage space required for data to be transferred from First Data;

(viii) To the extent that First Data and RFS have established protocols and procedures with respect to how First Data would assist RFS in the event of an RFS disaster, train and inform RFS and Successor of such protocols and procedures related thereto;

(ix) Update and provide documentation used by First Data to provide business continuity services;

(x) Cooperate with RFS in the preparation for and conduct of migration testing to ensure the orderly transfer of the Terminated Services; and

(xi) Provide to RFS current and pending Termination/ Expiration Assistance Plans and status to enable RFS to perform services with minimum disruption to RFS’ operation.

(d) Migration Services. First Data shall:

(i) Provide all requested data files and other RFS Information to RFS or its Successor, subject to a release from RFS at the Development Hour rate set forth in Schedule C;

(ii) Deliver to the Successor as requested by RFS tapes of the requested data files (without content listing) and printouts of control file information relating to or affecting the transferred Accounts;

(iii) Provide reasonable assistance to the Successor in loading the data files;

(iv) In conjunction with RFS and/or Successor, conduct the cutover of the Terminated Services and support the commencement of the operations by RFS and/or Successor; and

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(v) Arrange for additional overlapping business continuity coverage and support to minimize disruption.

(e) Post Migration Services. First Data shall:

(i) Provide additional assistance at RFS’ request to assure continuity of operations relating to or affecting the Services. Upon request by RFS, First Data shall maintain account information on-line for a period of time to be specified by RFS (but not to exceed the applicable retention periods set forth in Schedule E); and

(ii) Fulfill its obligations under Section 14.5(d)(ii).

(f) Personnel. RFS or its Successor shall be permitted to undertake, without liability to First Data, to hire any First Data employees primarily performing the Services as of the date of notice of termination, or, in the case of expiration, within the six (6) month period (or longer period requested by RFS) prior to expiration. First Data shall waive any restrictive covenants in any contracts with First Data employees restricting such First Data employees from entering into RFS’ or its Successor’s employ.

(g) Third Party Services. To the extent necessary to complete the transition and to the extent permitted by First Data’s contract with the third party, First Data shall make available or use its best efforts to make available to RFS or its Successor, pursuant to reasonable terms and conditions, any third party services then being utilized by First Data in the performance of the Services including services being provided through third party service. First Data will be entitled to retain the right to utilize any such third party services in connection with the performance of services for any other First Data customer.

(h) Termination/Expiration Assistance Period. For *** following the effective date of termination/expiration under other provisions of this Agreement or the relevant Service Tower, at RFS’ request First Data shall continue to provide Termination/Expiration Assistance. Actions by First Data under this Section 21.11shall be subject to the other provisions of this Agreement.

(i) Charges for Termination/Expiration Assistance.

(i) If either or both Service Tower is terminated in whole or in part by RFS pursuant to Section 21.1, then First Data (A) shall continue to charge RFS the applicable charges for continued performance of the Services under such Service Tower (or Service Towers) during the period of Termination/Expiration Assistance, but (B) shall provide all other activities required of First Data to provide Termination/Expiration Assistance with respect to such Service Tower (or Service Towers) ***.

(ii) If either or both Service Towers is terminated for any reason other than by RFS pursuant to Section 21.1, then First Data (A) shall continue to

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charge RFS the applicable charges for continued performance of the Services under such Service Tower (or Service Towers) during the period of Transition/Expiration Assistance, and (B) charge RFS for other activities required of First Data to provide the Termination/Expiration Assistance ***.

21.12 Bid Assistance.

As part of evaluating whether to undertake or allow termination/expiration or renewal of this Agreement or one or more Service Towers, RFS may consider obtaining, or determine to obtain, offers for performance of services similar to the Services following termination/expiration of this Agreement. The information RFS may provide to such parties in connection with such activities may include performance requirements (including Service Level agreements, so long as they are not expressly identified as the Service Levels that First Data has agreed to), business requirements, volume and type of Services received and similar information, but excluding First Data’s User Manuals, the Charges, or other First Data Confidential Information. As and when reasonably requested by RFS for use in such a process, and subject to the confidentiality obligations in Section 14.5, First Data shall provide to RFS reasonable information and other reasonable cooperation in connection with such process.

21.13 Equitable Remedies.

First Data acknowledges that, in the event it breaches (or attempts or threatens to breach) its obligation to provide Termination/Expiration Assistance as provided in Section 21.11 or breaches its obligation of confidentiality pursuant to Article 14, RFS will be irreparably harmed. In such a circumstance, RFS may proceed directly to court. If a court of competent jurisdiction should find that First Data has breached (or attempted or threatened to breach) its obligation to provide Termination/Expiration Assistance or its obligation of confidentiality, First Data waives its right to request or obtain any additional findings of irreparable injury or other conditions to injunctive relief, it shall not oppose the entry of an appropriate order compelling performance by First Data and restraining it from any further breaches (or attempted or threatened breaches). This Section 21.13 does not in any manner limit the rights of the Parties under Section 22.4.

22.	DISPUTE RESOLUTION.

Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by First Data or RFS, shall be resolved as provided in this Article 22.

22.1 Informal Dispute Resolution.

(a) Subject to Section 22.1(b), the Parties initially shall attempt to resolve their dispute informally, in accordance with the following:

(i) Upon the written notice by a Party to the other Party of a dispute (the date of such notice, the “Dispute Date”), each Party shall appoint a

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designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

(ii) The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other Party all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

(iii) During the course of discussion, all reasonable requests made by a Party to the other for non-legally privileged information reasonably related to this Agreement shall be honored in order that a Party may be fully advised of the other Party’s position.

(iv) The specific format for the discussions shall be left to the discretion of the designated representatives.

(b) Litigation of a dispute may be commenced by either Party upon the earlier to occur of any of the following:

(i) the designated representatives mutually conclude that amicable resolution through continued negotiation of the matter does not appear likely;

(ii) thirty-five (35) days have elapsed from the Dispute Date (this period shall be deemed to run notwithstanding any claim that the process described in this Section 22.1 was not followed or completed); or

(iii) commencement of litigation is deemed appropriate by a Party to avoid the expiration of an applicable limitations period or to preserve a superior position with respect to other creditors, or a Party makes a good faith determination, including as provided in Section 21.13 respecting RFS, that a breach of the Agreement by the other Party is such that a temporary restraining order or other injunctive relief is necessary.

22.2 Litigation.

For all litigation which may arise with respect this Agreement, the Parties irrevocably and unconditionally submit (a) to the exclusive jurisdiction and venue (and waive any claim of forum non conveniens and any objections as to laying of venue) of the United States District Court for the Southern District of New York or (b) if such court does not have jurisdiction, to the Supreme Court of the State of New York, New York County in connection with any action, suit or proceeding arising out of or relating to this Agreement. The Parties further consent to the jurisdiction of any state court located within a district that encompasses assets of a Party against which a judgment has been rendered for the enforcement of such judgment or award against the assets of such Party. Each Party waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such Party at such Party’s address provided for purposes of notices hereunder.

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22.3 Continued Performance.

Except as otherwise directed by the other Party, each Party shall continue performing its obligations under this Agreement while a dispute is being resolved except (and then only) to the extent the issue in dispute precludes performance (dispute over payment shall not be deemed to preclude performance) and without limiting either Party’s right to terminate this Agreement as provided in Article 21.

22.4 Injunctive Relief; Specific Performance.

Each of the Parties acknowledges that the other Party would be irreparably damaged if any of the provisions of Articles 13 (Audits), and 16 (Compliance With Laws) or of Sections 13.8 (Overcharges), 14.5 (Confidentiality), 21.11 (Expiration/Termination Assistance), or 22.3 (Continued Performance) were not performed in accordance with their specific terms or were otherwise breached. Accordingly, they agree that their remedy at law may be inadequate, and therefore each of the Parties shall be entitled to an injunction or injunctions (without posting bond or proving damages or irreparable harm) to prevent breaches (or threatened breaches) of such provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions thereof in any action instituted in any court of the United States or any state or jurisdiction having subject matter jurisdiction, in addition to any remedy to which such Party may be entitled, at law or in equity. The defending Party agrees not to raise adequacy of legal remedies as a defense to such action.

22.5 Governing Law.

This Agreement and performance under it shall be governed by and construed in accordance with the law of the State of New York without regard to any portion of its choice of law principles (whether those of New York or any other jurisdiction) that might provide for application of a different jurisdiction’s law. The Parties expressly intend to avail themselves of the benefit of Section 5-1401 of the New York General Obligations Law.

22.6 Attorneys’ Fees.

If any legal proceeding, arbitration, mediation, or lawsuit is brought by either Party in connection with this Agreement, the prevailing Party in such proceeding will be entitled to receive its costs, expert witness fees, and reasonable attorneys’ fees, including costs and fees on appeal from the non-prevailing Party.

22.7 Waiver of Right To Jury Trial.

THE PARTIES HEREBY UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING DIRECTLY OR INDIRECTLY OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH, THE PERFORMANCE OR BREACH OF THIS AGREEMENT, AND/OR THE

Services Agreement		Confidential

RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT OR OTHER TRIBUNAL (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE. IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, AND RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A CONSENT TO A TRIAL BY THE COURT.

23.	GENERAL.

23.1 Binding Nature and Assignment.

This Agreement shall be binding on the Parties hereto and their respective successors and assigns. Neither Party may, or shall have the power to, assign this Agreement without the prior written consent of the other Party, except that RFS may assign its rights and obligations under this Agreement in their entirety (and not in part) without the approval of First Data to:

(a) any entity which acquires (i) all or substantially all of the assets of RFS, or (ii) all or substantially all of the assets of one or more of the business units of RFS or its Affiliates;

(b) any RFS Affiliate; or

(c) any successor entity in a merger or acquisition of RFS;

provided, however, that in all such circumstances any permitted successor or assign shall agree in writing to be bound by and assume all of RFS’ rights and obligations hereunder.

23.2 No Collateral Documents.

It is the intent of the Parties that this Agreement shall provide all the terms of the relationship between them and that no representative of a Party shall be required to enter into any additional contractual obligation (either personally or on behalf of such Party); except that (i) the foregoing shall not apply to or restrict confidentiality agreements that a Party is required to enter into pursuant to Section 14.5(d)(i) with its personnel, Subcontractors, officers, lawyers, accountants, other professional advisers, auditors, directors, agents, or other third parties as applicable, and (ii) this sentence is not meant to limit or preclude the Parties from entering into mutually agreed-upon and executed amendments, schedules, addendum or similar agreements to amend, modify or supplement the terms of this Agreement from time to time. Without limiting the generality of the foregoing if a Party’s (or its representatives’) personnel are requested or required by the other Party or any Subcontractor to execute any releases, waivers, confidentiality agreements, or similar documents (or comparable

Services Agreement		Confidential

electronically entered-into agreements) to obtain access to such other Party’s or its Subcontractors premises or be provided with Confidential Information they shall be void and unenforceable and shall not be pleaded or introduced in any action. The foregoing shall not apply to any acknowledgements that may be required by, or necessary to comply with Applicable Law, such as acknowledgements of Material Safety Data Act disclosures. Such individuals are intended to be third party beneficiaries of this provision and may enforce it in their own name.

23.3 Mutually Negotiated.

Each Party acknowledges that the limitations and exclusions contained in this Agreement have been the subject of active and complete negotiation between the Parties and represent the Parties’ agreement based upon the level of risk to RFS and First Data associated with their respective obligations under this Agreement and the payments to be made to First Data and credits to be issued to RFS pursuant to this Agreement. The terms and conditions of this Agreement (including any perceived ambiguity herein) shall not be construed in favor of, or against, either Party by reason of the extent to which any Party or its professional advisors participated in the preparation of the original or any further drafts of this Agreement as each Party is a sophisticated business entity and has fully negotiated this Agreement with the full participation of counsel and other advisors and it represents their mutual efforts and their mutual intent.

23.4 Notices.

(a) All notices, requests, demands and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given:

(i) when delivered personally (against a signed receipt),

(ii) on the designated day of delivery (other than a weekend or Federal holiday) after being timely given to an express overnight courier with a reliable system for tracking delivery,

(iii) on the next Business Day when sent by confirmed facsimile or electronic mail with a copy sent concurrently by another means specified in this Section 23.4 (such concurrent copy requirement to be strictly construed, as facsimile and electronic mail is not always reliable and addresses change), or

(iv) four (4) Business Days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested and postage prepaid and addressed as provided below.

(b) In the case of notices to RFS:

Retail Finance Servicing, LLC c/o Chief Information Officer Synchrony Bank 777 Long Ridge Road Stamford, CT 06902	with copies to: Retail Finance Servicing, LLC c/o General Counsel Synchrony Bank 777 Long Ridge Road
Stamford, CT 06902 and in the case of notices of default or termination: Pillsbury Winthrop Shaw Pittman LLP 1200 Seventeenth Street NW Washington DC 20036 Attention: John L. Barton

Services Agreement		Confidential

(c) In the case of notices to First Data:

President First Data Resources, LLC 6855 Pacific Street Omaha, Nebraska 68106	with copies to: General Counsel First Data Resources, LLC 6855 Pacific Street Omaha, Nebraska 68106

(d) Either Party may from time to time change its address or designee for notification purposes by giving the other prior notice of the new address or designee and the date upon which it will become effective. Where this Agreement provides that a notice has to be given on a certain date, notice given prior to such date shall be effective as if given on such date.

23.5 Counterparts.

This Agreement may be executed in several counterparts, each of which shall be considered an original but all of which taken together shall constitute but one and the same agreement.

23.6 Headings.

The article and section headings and the table of contents used in this Agreement are for reference and convenience only and shall not enter into the interpretation of this Agreement.

23.7 Relationship of Parties.

(a) Independent Contractor. First Data is, and shall at all times be, an independent contractor under this Agreement and not an agent of RFS. Nothing in this Agreement nor any actions taken by or arrangements entered into between the Parties in accordance with the provisions of this Agreement shall be construed as or deemed to create as to the Parties any partnership or joint venture. First Data shall not have any authority to bind or commit RFS contractually or otherwise to any obligations whatsoever to third parties.

(b) Taxes; Employee Benefits. First Data shall be solely responsible for the payment of any and all employment taxes and/or assessments imposed on the account of the payment for the services of First Data employees, including any unemployment insurance tax, federal, state, local and foreign income taxes, federal social security payments (FICA) and disability insurance taxes, as well as any and all

Services Agreement		Confidential

contributions or payments required pursuant to any employee pension, welfare, bonus or other benefit plan, however defined or described, applicable to any First Data employees. First Data shall bear sole responsibility for maintaining and administering workers’ compensation, unemployment and any other insurance required for the First Data employees under law or any plan, as well as for compliance of all statutes and regulations applicable to the employer of First Data employees. The Parties recognize and agree that the First Data employees providing the Services shall not be entitled to any benefits established and maintained by RFS or RFS’ Affiliates for their employees, and First Data shall so advise the First Data employees. Any severance payments payable to First Data employees upon termination of their employment with First Data shall be the sole responsibility of First Data. First Data will make appropriate reporting of compensation paid to First Data employees as required by the Internal Revenue Service (“IRS”) including filing of Forms W-2 and 1099 with the IRS, if applicable.

(c) First Data Affiliates and Subcontractors. If the First Data Personnel include employees of First Data Affiliates or Subcontractors or individuals acting as contractors to First Data, First Data shall cause each such Affiliate, Subcontractor or individual contractor to comply with Section 23.7(b) as though all references to “First Data” were references to such Affiliates or Subcontractors.

23.8 Severability.

If any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a competent authority, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with Applicable Law. The remainder of this Agreement shall remain in full force and effect.

23.9 Consents and Approvals.

Except where expressly provided as being in the discretion of a Party, where approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably withheld, conditioned or delayed. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

23.10 Waiver of Default; Cumulative Remedies.

(a) Each Party’s representatives may not be fully familiar with, or necessarily insist at all times on the full and complete performance with, the terms of the Agreement. A Party’s failure to insist in any one or more instances upon strict performance of any provision of the Agreement, or failure or delay to take advantage of any of its rights or remedies hereunder, or failure to notify the other Party of any breach, violation, or default, shall not be construed as a waiver or construction by such Party of any such performance, provision, rights, breach, violation, or default either then or in the future or the relinquishment of any of its rights and remedies.

Services Agreement		Confidential

(b) A delay or omission by either Party to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

(c) Except as otherwise expressly provided herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law or in equity.

23.11 Survival.

Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement, including those provisions relating to the obligations of First Data in connection with the Termination/Expiration Assistance, shall survive any termination or expiration of this Agreement and continue in full force and effect.

23.12 Public Disclosures.

(a) All media releases, public announcements and public disclosures by either Party relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and approved by the other Party prior to release.

(b) If a Party determines that disclosure is required to meet legal or regulatory requirements it shall promptly inform the other Party and coordinate such disclosure with the other Party. The disclosing Party shall limit disclosure to that which is legally required and shall give due consideration to (and use Commercially Reasonable Efforts, consistent with Applicable Law, and in no case less than it would use concerning the disclosure of its own similar information, to limit disclosures based on) comments the other Party and its counsel provide regarding the nature of the disclosure.

23.13 Trade and Service Marks.

Without RFS’ prior consent, First Data shall not use the name, service marks, or trademarks of RFS or its Affiliates.

23.14 Third Party Beneficiaries.

Except as provided in Article 19, this Agreement is entered into solely between, and may be enforced only by, RFS and First Data, and, except as provided in Section 23.2, this Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

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23.15 Covenant of Good Faith and Fair Dealing.

Each Party, in its respective dealings with the other Party under or in connection with this Agreement, shall act in good faith and with fair dealing.

23.16 Mutual Release of Claims.

(a) Each Party on its own behalf releases, discharges, and acquits the other Party and its Affiliates from any and all breaches, causes of action and claims, including damages and costs related thereto (whether known or unknown, matured or unmatured, asserted or unasserted) arising out of the Existing Agreements prior to the Effective Date, other than:

(i) liabilities for taxes;

(ii) RFS’ obligation to pay invoices for Services rendered; provided that RFS shall not be responsible for any amount that is invoiced later than one hundred eighty (180) days after RFS’ receipt of the related original invoice on which billings for such Services should have been included;

(iii) any liability of First Data to RFS for payments made as a result of First Data’s prior incorrect billings;

(iv) breaches of obligations of confidentiality not actually known to the injured Party’s senior officers responsible for dealing with the other Party;

(v) breaches of obligations which give rise to third party liability, whether known or unknown, and which are subject to the indemnity under Sections 15.1(a), 15.1(c), 15.2(a) and 15.3(c) through (e) of the PSA or Sections 18.1(a), 18.2(a), and 18.3(c) through (e) of the TSA;

(vi) infringement of a Party’s rights in Intellectual Property and which are subject to the indemnity under Section 15.1(b) and Section 15.2(b) of the PSA or Sections 18.1(b), 18.2(b), and 18.2(c) of the TSA;

(vii) claims for personal injury or property damage which are the subject of insurance coverage requirements; and

(viii) any ongoing discussions or negotiations between the Parties regarding whether any Functions constitute New Services, which will be addressed in a manner consistent with Section 9.5(b).

(b) The exclusive remedy for any breach, cause of action or claim related to any of the foregoing exceptions shall be monetary damages only and no such breaches, causes of action or claims shall serve as the basis for termination of this Agreement, except for breaches of confidentiality which were significant in scope and which are subject to Section 23.16(a)(iv).

Services Agreement		Confidential

23.17 Entire Agreement; Amendment.

This Agreement, including any Schedules and Exhibits referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements (including the Existing Agreements), whether written or oral, with respect to such subject matter. Neither the course of dealings between the Parties nor trade practices shall act to modify, vary, supplement, explain, or amend this Agreement. If either Party issues any purchase order, terms or conditions, or other form, it shall be deemed solely for the administrative convenience of that Party and not binding on the other Party, even if acknowledged or acted upon. No amendment, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such change, waiver or discharge is sought to be enforced. There are no promises, representations, warrantees, or other commitments relied upon by either Party that is not expressly provided herein.

[Signatures on following page]

Services Agreement		Confidential

IN WITNESS WHEREOF, the Parties have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the Effective Date.

RETAIL FINANCE SERVICING, LLC		FIRST DATA RESOURCES, LLC

By:	/s/ Carol D. Juel	By:	/s/ W. Gay Rich
Name:	Carol D. Juel	Name:	W. Gay Rich
Title:	Executive Vice President and Chief Information Officer	Title:	Senior Vice President

Date: September 15, 2015		Date: September 15, 2015

[Signature Page to Services Agreement]

SCHEDULE A

SERVICES

to

SERVICES AGREEMENT

by and between

RETAIL FINANCE SERVICING, LLC

and

FIRST DATA RESOURCES, LLC

Dated

September 15, 2015

Confidential

1.	GENERAL TERMS		1
	1.1	Introduction.	1
	1.2	Definitions.	1

2.	PRODUCTION SERVICES		2
	2.1	Data Transmissions.	2
	2.2	Print Production Services.	2
	2.3	Plastics Production Services.	2
	2.4	Support Services.	3

3.	TECHNOLOGY SERVICES		3
	3.1	Transaction and Account Processing Services.	3
	3.2	Statement File Production.	5
	3.3	Merchant Services/Acquirer Functions.	5
	3.4	Start-Up Services.	5
	3.5	Acquisition Support Services.	5
	3.6	Conversions, Transfers and Flips.	5
	3.7	Interchange Settlement.	5

4.	ADDITIONAL SERVICES		5
	4.1	Incident and Problem Management Services.	6
	4.2	Capacity Management.	6
	4.3	Change Management.	6
	4.4	Disaster Recovery and Business Continuity.	6
	4.5	Application Development and Application Maintenance.	6
	4.6	Training.	6

A-i

Schedule A	Confidential

SCHEDULE A

SERVICES

1.	GENERAL TERMS

1.1 Introduction.

(a) First Data shall provide to RFS and its Affiliates the Services generally described in Section 3 of the Main Body of the Agreement and set forth with more particularity in this Schedule A and more detailed specifications that may be agreed by the parties from time to time. First Data shall (i) provide the Services so as to comply with the Service Levels and the RFS Rules; and (ii) maintain the ISO standards and certifications with respect to the Production Services that First Data maintains as of the Effective Date.

(b) The Services are generally broken down into two (2) Service Towers: The Production Services (described in Section 2) and the Technology Services described in Section 3). The Services described in Section 4 apply to both Production Services and Technology Services unless expressly provided otherwise.

(c) RFS and its Affiliates operate in a business environment characterized by constant change that directly affects the delivery of the Services. First Data shall provide the Services described in this Schedule A as they may evolve and change during the Term due to changes in technology and/or changes in RFS’ or its Affiliates’ business needs, and as the Services may be supplemented and enhanced in accordance with this Agreement. The Services described in this Schedule A are intended to be comprehensive as of the Effective Date, but not necessarily all inclusive.

(d) First Data shall manage and perform the Services in a tightly integrated manner (with appropriate consideration given at all times to the impact of change to all Services).

1.2 Definitions.

Capitalized terms used in this Schedule A are defined in the context in which they are used, the Glossary or elsewhere in this Agreement. References to this Agreement shall mean the text of the Main Body of the Agreement and any and all Exhibits, Schedules, Attachments or Addenda thereto, as they may be amended from time to time. Unless otherwise provided to the contrary, any reference herein to a “Section,” or “Schedule” shall be deemed to refer to a Section of, or Schedule to, this Schedule A, unless otherwise indicated.

Schedule A	Confidential

2.	PRODUCTION SERVICES TOWER

The Production Services that First Data shall provide include the following:

2.1 Data Transmissions.

First Data will accept data transmission and file feeds from the RFS System, RFS, RFS Customers, RFS Affiliates and other third parties, as applicable, as may be required to provide the Production Services. If relevant files, feeds or transmissions of RFS Data originate or are received by First Data from a system other than the First Data System, RFS shall reasonably cooperate with First Data and coordinate with any RFS Customers or other third parties as reasonably necessary to enable First Data to perform its work.

2.2 Print Production Services.

(a) Basic Print Production Services. First Data shall (i) create and print Statements, Letters and Other Correspondence in the format required by RFS Rules in quantities and on the schedule as agreed by the Parties; and (ii) perform the functions necessary to insert, sort, zip sort, and Release into the USPS Mailstream all Statements, Letters and Other Correspondence.

(b) SCS Services. First Data shall prepare the Statements, Letters and Other Correspondence for a suite of certain communication-related services in the format required by RFS Rules in quantities and on the schedule as agreed by the Parties. The SCS Services shall be composed of the following groups of services: Correspondence DirectorSM Services, IntelliColorSM Services, First Data DecisionQuest® Services, and eMessengerSM Services.

(c) Print Production Services Inventory. First Data shall manage the inventory of materials required to produce Statements, Letters and Other Correspondence so that there is a sufficient supply available at all times to perform the Production Services.

(d) Other Print Production Services. In addition to the other aspects of the Production Services above, as requested by RFS, First Data shall provide (i) Replacement Statements; (ii) document archiving; (iii) MICR printing; (iv) Reprints; (v) Reruns; (vi) Convenience Checks; (vii) certain additional services to support Synchrony Bank’s deposit account portfolio; and (viii) braille and large print Statements.

2.3 Plastics Production Services.

(a) Production Services. First Data shall emboss and encode Transaction Cards (including Chip Cards), print Card Carriers, prepare them for distribution, and provide them to the USPS for mailing.

(b) Plastics Production Services Inventory. First Data shall manage the inventory of plastics and Transaction Cards, Card Carriers, envelopes, forms and related insert material so that there is a sufficient supply available at all times to perform the Production Services.

Schedule A	Confidential

2.4 Support Services.

Based on RFS Rules in each instance, First Data shall perform the functions necessary to support the Production Services specified by RFS, including as follows:

(a) Quality Assurance. First Data shall perform quality checks and reviews of Transaction Cards, Letters, Statements and Other Correspondence.

(b) Mail Tracking and Barcoding. First Data will perform mail tracking in support of the Production Services.

(c) Postage Related Services. First Data shall process Production Services output and deliver it to the USPS in compliance with all USPS mailing requirements.

(d) Design Support Services. First Data will perform design support for Statements, Letters, Other Correspondence, Transaction Cards and Card Carriers as requested by RFS.

3.	TECHNOLOGY SERVICES TOWER

The Technology Services that First Data shall provide include the following:

3.1 Transaction and Account Processing Services.

First Data shall provide transaction and Account processing services for the Designated Accounts, including with respect to:

(a) Authorizations;

(b) Account updating and posting;

(c) New Account applications, creation and processing;

(d) PIN management;

(e) Account management;

(f) Customer service;

(g) Correspondence functionality;

(h) Chargebacks and retrievals;

(i) Adjustments, monetary transactions and disputes;

(j) Data access tools;

(k) Collections;

(l) Charge-off processing;

(m) Interface to recovery systems;

Schedule A	Confidential

(n) Behavior scoring/adaptive control;

(o) Fraud control;

(p) Securitization;

(q) Reports management;

(r) Data extraction, delivery and receipt;

(s) Statement access and storage;

(t) Recurring runs;

(u) Data wharehousing;

(v) On-line Systems administration;

(w) Servicing of closed end loans;

(x) Administrative and subject matter expert support and record retention;

(y) Account billing;

(z) Statement file creation;

(aa) Embossing file creation;

(bb) Debt cancellation processing;

(cc) SMS servicing;

(dd) Merchant reporting;

(ee) Authentication E-Com Services;

(ff) NCOALink Product Access;

(gg) TeleCheck Services;

(hh) Portfolio management services;

(ii) Risk Account Management Systems; and

(jj) ACH Processing Services.

Schedule A	Confidential

3.2 Statement File Production.

As and when required by RFS, First Data shall collect, organize, decipher, and present (on-line, in tangible written form, and/or electronically) data collected from the First Data System. From such data, First Data shall prepare the billing statements, letters and other communications required by RFS in the format required by RFS Rules in quantities and on the schedule specified by RFS.

3.3 Merchant Services/Acquirer Functions.

First Data shall provide RFS access to and use of Services related to merchant accounts, including (a) accepting, balancing and editing transmissions; (b) determining net settlement amounts; (c) providing merchant settlement reports; and (d) providing merchant settlement and funding files, in each case based on RFS Rules.

3.4 Start-Up Services.

First Data shall provide start-up services in connection with new portfolios of Designated Accounts as are requested by RFS, including (a) performing those activities necessary to enable the First Data System to recognize and process a new portfolio of Designated Accounts; and (b) assisting RFS by providing information concerning the Services and the First Data System to RFS customers and prospective customers and by demonstrating the functionality of the First Data System relating to the processing of Designated Accounts.

3.5 Acquisition Support Services.

With respect to a potential acquisition of Accounts by RFS, as requested by RFS, First Data shall assist RFS in assessing the portion of the acquisition to which the Services will relate and provide other reasonable acquisition support related to the Services.

3.6 Conversions, Transfers and Flips.

At RFS’ request, First Data shall undertake and complete Conversions, Transfers, and Flips.

3.7 Interchange Settlement.

In order for First Data to provide its Services to RFS pursuant to the Agreement, it is necessary for First Data to handle and settle for RFS through the international interchange networks of card associations. RFS shall provide ICA and BIN numbers from the respective card associations for use by First Data in the settlement of transactions for RFS. RFS understands that First Data handles the interchange settlement with the card associations for its clients including RFS on a net settlement basis. To facilitate the settlement system, First Data has established, will establish or will direct RFS to establish and may in the future establish or direct RFS to establish, one or more interchange settlement central clearing accounts at one or more banks.

4.	CROSS TOWER SERVICES

First Data shall provide the following additional Services for both the Production Support Services and Technology Services, in each case as these descriptions may be supplemented by the parties from time to time in written specifications.

Schedule A	Confidential

4.1 Incident and Problem Management Services.

First Data shall manage and resolve incidents and problems relating to the Services.

4.2 Capacity Management.

First Data shall manage the First Data System and supporting infrastructure so that there is sufficient capacity to perform the Technology Services in accordance with the terms of the Agreement at all times.

4.3 Change Management.

First Data shall manage and implement changes to the Services (including the First Data System) in accordance with change control and change management processes established by the Parties.

4.4 Disaster Recovery and Business Continuity.

First Data shall maintain and execute disaster recovery and business continuity plans designed to ensure continuity of Services provided by RFS.

4.5 Application Development and Application Maintenance.

First Data shall perform application development and maintenance services as requested by RFS in connection with the Services (and subject to the terms of Section 9.5 of the Main Body of the Agreement and Schedule C).

4.6 Training.

First Data shall provide periodic training for First Data Personnel and “train-the-trainer” training for RFS as may be agreed by the Parties.

Schedule A	Confidential

SCHEDULE B

SERVICE LEVELS

to

SERVICES AGREEMENT

by and between

RETAIL FINANCE SERVICING, LLC

and

FIRST DATA RESOURCES, LLC

Dated

September 15, 2015

Confidential

SCHEDULE B

SERVICE LEVELS

1.	INTRODUCTION

This Schedule B provides (or references) Service Levels that First Data shall meet or exceed in performing the Services. This Schedule B also provides (a) methodologies for calculating (i) Service Level Credits and Special Service Level Credits payable to RFS by First Data if First Data fails to meet Critical Service Levels or Special Service Levels; and (ii) Service Level Bonuses payable to First Data in certain circumstances; and (b) processes the Parties shall follow to add, modify or delete Service Levels for the Services during the Term.

2.	CONTENT OF SCHEDULE B

There are two Attachments to this Schedule B as of the Effective Date: Attachment B-1 provides methodologies and processes applicable to the Production Services; Attachment B-2 provides methodologies and processes applicable to the Technology Services. Specific Service Level metrics shall be agreed by the Parties from time to time in written specifications.

B - 1
Schedule B		Confidential

ATTACHMENT B-1 – SERVICE LEVELS FOR PRODUCTION SERVICES TOWER

to

SCHEDULE B

by and between

RETAIL FINANCE SERVICING, LLC

And

FIRST DATA RESOURCES, LLC

Dated

September 15, 2015

Confidential

1.	INTRODUCTION.	1

2.	DEFINITIONS.	1

2.1	Certain Definitions.	1

2.2	Other Terms.	5

3.	MEASUREMENT, REPORTING, AND SUPPORTING INFORMATION.	6

3.1	Measurement.	6

3.2	Measurement Tools.	6

3.3	Reports and Supporting Information.	7

3.4	Process Management Reviews.	8

4.	SERVICE LEVEL METHODOLOGY.	8

4.1	General.	8

4.2	Amounts at Risk.	8

4.3	Excused Service Level Defaults.	9

4.4	Service Level Defaults.	9

4.5	Service Level Credits for Critical Service Level Defaults.	10

4.6	Special Service Level Credits for Special Service Level Defaults.	15

4.7	Holds and RFS System Delays.	21

5.	MODIFICATIONS AND IMPROVEMENTS TO SERVICE LEVELS.	21

5.1	Addition, Deletion, and Modification of Service Levels.	21

5.2	Designation of Critical Service Levels.	21

5.3	[Reserved]	21

5.4	Weighting Factors.	21

6.	[RESERVED]	23

7.	SERVICE LEVEL DEFAULTS INVOLVING PRODUCTION SERVICES AND TECHNOLOGY SERVICES.	23

8.	SERVICE LEVELS RELATED TO THE BRAILLE/LARGE PRINT STATEMENT SERVICES.	24

B-1-i
Attachment B-1		Confidential

ATTACHMENT B-1

SERVICE LEVELS

PRODUCTION SERVICES TOWER

1.	INTRODUCTION.

This Attachment B-1 describes the Service Levels that First Data is required to meet or exceed in performing certain of the Production Services during the Term. This Attachment B-1 also describes (a) the methodology for calculating Service Level Credits and Special Service Level Credits that will be provided to RFS by First Data if First Data fails to meet a Critical Service Level or a Special Service Level set forth in this Attachment B-1, and (b) the process the Parties will follow to add, modify or delete Service Levels for the Production Services during the Term.

2.	DEFINITIONS.

2.1 Certain Definitions.

The terms below shall have the corresponding meanings for purposes of this Attachment B-1 and elsewhere in this Agreement when they are used in relation to the Production Services.

(a) “ABC/Offline Letter” means a Letter First Data produces from a file that does not reside on the First Data System and is therefore not generated from the First Data System.

(b) “Amount at Risk for Print Production Services” means an amount equal to *** of the total monthly Charges for billing elements 0601 – Enterprise Statements, 7814 – SCS Statements and Letters, 7471 – Crown Letters, and 7801 – ABC/Offline Letters payable by RFS for Print Production Services under the Agreement.

(c) “Amount at Risk for Plastics Production Services” means an amount equal to *** of the total monthly Charges for billing elements 7473 – Embossing, 7640 – For Customer C only, Expedited Turnaround, and 7651 – Mass Reissues (only applicable if First Data fails a Service Level for a Mass Reissue) payable by RFS for Plastics Production Services under the Agreement.

(d) “BRC” means Business Revolving Charge.

(e) “Business Days” means, for purposes of this Attachment B-1, Monday through Saturday, twenty-four (24) hours per day, excluding the First Data Holidays.

(f) “Consumer” means RFS’ consumer portfolios.

B-1-1
Attachment B-1		Confidential

(g) “Control Chart” means a tool approved by RFS that is used to monitor, control and improve process performance over time by evaluating variation in performance and identifying its source or root cause.

(h) “Critical Service Level” or “CSL” means those Service Levels that are (i) assigned a Weighting Factor for Print Production Services or a Weighting Factor for Plastics Production Services; or (ii) are so designated as “Critical” by RFS in writing even in the absence of an assigned Weighting Factor for Print Production Services or a Weighting Factor for Plastics Production Services, for which a Service Level Credit is payable in the event of a Critical Service Level Default, and are designated by RFS in accordance with Section 5.2.

(i) “Critical Service Level Default” means, with regard to any Critical Service Level, First Data’s failure to perform at a level that meets the corresponding Critical Service Level during any particular Measurement Period.

(j) “Critical To Quality” or “CTQ” means the set of measurable characteristics documented by the parties from time to time that describe and specify the quality requirements of a product or service under the Production Services Tower.

(k) “Dashboard” means the sets of reports, meetings, and other communications currently utilized by First Data and RFS as the Dashboard report as of the Effective Date. The Parties may revise the Dashboard as mutually agreed by the Parties.

(l) “Defect” means any event that does not comply with the specification of a CTQ.

(m) “Defective” means a Unit with one or more Defects.

(n) “External Defect” has the meaning provided in Section 4.5(e)(i).

(o) “First Data Holidays” means collectively New Year’s Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day as they actually fall on the calendar on any day of the calendar week, including weekends (i.e. not the dates as observed by the U.S. government). Memorial Day shall also constitute a First Data Holiday but shall fall on the day that Memorial Day is observed by the U.S. government.

(p) “Hold” means the frequency and length of time First Data, RFS and/or RFS Customers temporarily suspend production and/or mailing.

(q) “Internal Defect” means any instance where a Statement Package, Transaction Card Package, Statement, Letter, or Other Correspondence contains one or more observed Defects, which Defect is discovered prior to the Statement Package, Transaction Card Package, Statement, Letter, or Other Correspondence being Released into the USPS Mailstream by First Data.

(r) “Major Release” means a scheduled First Data event that occurs no more than five times per calendar year, where software changes are made to the

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First Data System. First Data will provide RFS with a comprehensive Major Release calendar designating the Major Releases for that calendar year prior to the start of each calendar year.

(s) “Measurement Period” means, for any Service Level, the period of time during which First Data’s actual performance of the relevant Production Services is to be measured against the corresponding Service Level.

(t) “Other Non-USPS Mail Vendor Delivery” means completed jobs are presented to a mail courier other than USPS (e.g. PSI or FedEx.)

(u) “Plastics Service Level(s)” means those Service Levels that correspond to Plastics Production Services.

(v) “Plastics Production Services” means the Production Services or functions performed that are related to the embossing and mailing of Transaction Cards provided in the Agreement, including any Support Services and Ancillary Services related to the embossing and mailing of Transaction Cards.

(w) “Pool Percentage Available for Allocation for Print Production Services” means ***.

(x) “Pool Percentage Available for Allocation for Plastics Production Services” means ***.

(y) “Print Production Services” means those Production Services or functions performed that are related to the printing and mailing of Statements, Letters or Other Correspondence provided under the Production Services Tower, including any Support Services and Ancillary Services related to the Statements, Letters, and Other Correspondence.

(z) “Print Service Level(s)” means those Service Levels that correspond to Print Production Services.

(aa) “Product Category” means each product offer by RFS as designated in the Agreement under the Production Services Tower. As of the Effective Date, there are three (3) Product Categories: Business Retail Consumer (BRC), GECOM/PROX, and Consumer. Upon mutual agreement, changes can be made to the meaning of Product Category.

(bb) “Production Day” means those days of the week on which First Data is open for normal operation, which is twenty-four (24) hours per day, seven (7) days per week, excluding the First Data Holidays.

(cc) “Release into the USPS Mailstream” means the point in time at which First Data properly presents items to be mailed (including Statements,

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Statement Packages, Letters, and Transaction Card Packages) to USPS in accordance with applicable USPS guidelines, regulations, and laws. If USPS ceases to accept mail seven (7) days per week (e.g. USPS accepts mail only five (5) or six (6) days per week), an item will be deemed to be Released into the USPS Mailstream on the date it otherwise would have been Released into the USPS Mailstream had USPS continued to accept mail seven (7) days per week provided that First Data actually presents the items to USPS on the first following day that USPS is accepting mail.

(dd) “Service Levels” are the quantitative performance standards for certain of the Production Services provided in this Attachment B-1. Service Levels include all Service Levels, including Tracking Service Levels, Critical Service Levels and Special Service Levels.

(ee) “Service Level Credit” has the meaning provided in Section 4.4(b).

(ff) “Service Level Default” means, with regard to any Service Level (including Critical Service Levels and Special Service Levels), (i) a failure by First Data to perform at the level that meets the corresponding Service Level during any particular Measurement Period, or (ii) to properly monitor or measure any Service Level.

(gg) “Special Service Level” means those Service Levels that are referenced in Section 4.6 or otherwise designated as such in writing by the Parties.

(hh) “Special Service Level Credit” has the meaning provided in Section 4.6(a).

(ii) “Special Service Level Default” means, with regard to any Special Service Level, First Data’s failure to perform at a level that meets the corresponding Special Service Level during any particular Measurement Period.

(jj) ***

(kk) “Tracking Service Level” means those Service Levels that are (i) not designated as Critical or Special by RFS; (ii) not assigned a Weighting Factor for Print Production Services or a Weighting Factor for Plastics Production Services; and (iii) for which no Service Level Credit is payable in the event of a Service Level Default. The Tracking Service Levels will be designated by RFS from time to time in writing.

(ll) “Unit” means the item produced or processed.

(mm) “USPS” means the United States Postal Service.

(nn) “Weighting Factor for Plastics Production Services” means the portion of the Pool Percentage Available for Allocation for Plastics Production Services that RFS has allocated with respect to a Critical Plastics Service Level. The initial

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Weighting Factor for Plastics Production Services for the applicable Critical Plastics Service Levels shall be designated by the Parties in written specifications, and may be modified from time to time pursuant to Section 5.4.

(oo) “Weighting Factor for Print Production Services” means the portion of the Pool Percentage Available for Allocation for Print Production Services that RFS has allocated with respect to a Critical Print Service Level. The initial Weighting Factor for Print Production Services for the applicable Critical Print Service Levels shall be designated by the Parties in written specifications, and may be modified from time to time pursuant to Section 5.4.

(pp) “Working Day” means Monday through Friday, from 7:00 a.m. through 4:00 p.m. CT, excluding First Data Holidays.

(qq) “Wrong Material” means for purposes of the Wrong Materials SLA any instance in accordance with Section 4.6(c) that a Statement Package, Letter or Transaction Card Package is received by an RFS Cardholder and (i) contains a barcoded item whose barcode is Incorrect; and/or (ii) contains a white form that (A) does not contain a barcode; and (B) does not comply with RFS’ requirements provided to First Data in the bill of materials. “Incorrect” means that any barcoded form stock, insert, or envelope does not conform to the instructions provided by RFS to First Data (in accordance with the Parties’ mutually agreed process for providing instructions) for the appropriate form stock, insert, or envelope. All items, except for white forms as described in Section (ii) above in this paragraph, constituting Wrong Material must contain a barcode. For the avoidance of doubt, if an item contains a Defect that is not related to its barcode, the Defective does not constitute Wrong Material. For clarity purposes, revisions to a form, insert, or envelope are excluded, unless the form code is changed, and missing items are also excluded.

(rr) “Yield” means, with respect to Service Level metrics that are calculated as a percentage, the percentage equal to the quotient calculated as (i) the total number of Units without Defects for a particular Service Level during a Measurement Period divided by (ii) the total number of opportunities for a Defect for such Service Level during such Measurement Period, and (iii) multiply the quotient by one hundred percent (100%) to get a Yield percentage. In measuring whether a Service Level metric that is calculated as a percentage has been satisfied, the Yield achieved for the Service Level during the applicable Measurement Period will be compared against the required percentage for the applicable Service Level documented by the parties from time to time.

2.2 Other Terms.

Other terms used in this Attachment B-1 are either defined in the context in which they are used or are defined elsewhere in the Agreement, and in each case shall have the meanings there indicated.

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3.	MEASUREMENT, REPORTING, AND SUPPORTING INFORMATION.

3.1 Measurement.

(a) Except as otherwise expressly provided for a particular Service Level, the Measurement Period for each Service Level shall be each calendar month during the Term.

(b) Except as otherwise expressly indicated in this Attachment B-1, all references to time of day in this Attachment B-1 shall refer to central time and any reference to “hour” or “hours” shall mean clock hours.

3.2 Measurement Tools.

(a) Subject to RFS’ prior written approval, provided that such approval not be unreasonably withheld, First Data shall utilize, develop and implement measurement tools and processes required to measure each Service Level in an automated fashion, where such automation is feasible, such that First Data’s actual performance with respect to the Service Level shall be determined using system generated data.

(b) First Data shall measure its performance with respect to each Service Level using tools, processes and methodologies identified for such Service Level agreed to by the Parties or as specified pursuant to Section 3.2(d).

(c) First Data shall provide and utilize (and have operational and administrative responsibility for) the necessary measurement and monitoring tools and procedures required to measure and report First Data’s performance of the Production Services against the applicable Service Levels provided in the Agreement as of the Effective Date, and thereafter in accordance with Section 3.2(d). Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels, and will be subject to verification and review by RFS. First Data shall provide RFS with information and access to such tools and procedures upon request, for purposes of verification.

(d) If, after the Effective Date, First Data desires to use a different measurement tool, process or methodology for any Service Level, First Data shall provide written notice to RFS proposing:

(i) the alternative measurement tool, process or methodology; and

(ii) any reasonable adjustments to the Service Levels that are necessary to account for any increased or decreased sensitivity that will likely result from use of the alternative measurement tool, process or methodology.

(e) First Data may utilize such alternative measurement tool, process or methodology only to the extent such tool, and any associated Service Level adjustments, are approved in writing by RFS, provided the approval is not unreasonably withheld.

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3.3 Reports and Supporting Information.

(a) First Data shall deliver the following reports in accordance with the times provided below:

(i) Customer D plastics / Statements timeliness and accuracy data will be provided by the fifth Working Day of the month.

(ii) The remaining monthly data reports will be completed by the seventh Working Day of the month.

(iii) The Monthly Performance Report, and any other performance summary documents (e.g. reports of Service Level Defaults and Service Level Credit calculations) and the monthly Production Services review four blocker will be completed within twenty (20) days after the end of each month.

(b) First Data shall make the reporting and supporting information described in this Section 3.3, available to RFS both (i) in machine-readable form suitable for use on a personal computer; and (ii) via a secure website; provided, however, that if requested by RFS, First Data shall also provide to RFS ***, to the extent that the agreed-upon measurement tools used to measure performance are capable of providing such access. To the extent that such tools are not capable of providing RFS with such *** access, First Data shall promptly provide access to timely data upon RFS’ request. As of the Effective Date, First Data will provide *** seat licenses each at *** for both *** and *** under this Section 3.3(b).

(c) Unless otherwise provided in the Agreement, First Data shall report at the level of detail (e.g., by individual RFS Customer or by client number), based on the reporting detail First Data provided to RFS prior to the Effective Date. RFS Customers may change from time to time and First Data shall promptly make the necessary adjustments to its reporting in a manner satisfactory to RFS.

(d) First Data will utilize Control Charts for monitoring the Service Levels.

(e) Trend reporting shall be provided by First Data and Control Charts shall be utilized (where appropriate). The raw data shall be provided in tabular format beneath each report or chart or on an attachment thereto. All reporting shall be secure and available to RFS through means provided in Section 3.3(b) as well as in spreadsheet and hard copy form.

(f) The purpose of a Dashboard report is to report on First Data’s success in achieving the standards provided in the relevant Service Level. Dashboard reports shall be generated using the RFS approved measurement and monitoring tools and procedures required to measure and report on First Data’s performance of the relevant Production Services as well as supporting metrics. Dashboard reports shall be provided to RFS on a daily, weekly and monthly basis and shall be completed at no additional charge to RFS.

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3.4 Process Management Reviews.

(a) First Data shall coordinate and host on all Working Days a daily “Process Management Status Call” with RFS to discuss any known problems that have an adverse effect on service and/or RFS Customer satisfaction. First Data shall maintain a constant focus on problem identification, recovery and problem remediation.

(b) On Saturdays no later than 7:00 a.m. CT, First Data shall send an email to RFS providing information with respect to any known problems that have an adverse effect on service and/or RFS Customer satisfaction (“Process Management Status Email”). If there is a problem identified in the Process Management Status Email or any known problem identified by RFS to First Data that RFS requires to be resolved immediately, First Data will promptly on Saturday perform the services necessary to resolve such problem.

4.	SERVICE LEVEL METHODOLOGY.

4.1 General.

(a) First Data shall provide, and RFS will have access to, all detailed supporting Service Level information (including raw performance data) as reasonably requested by RFS which is necessary to verify the accuracy of the Service Levels and which is necessary to verify First Data’s performance relative to Service Level measurements and methodology described in this Section 4.1, as well as all other supporting information reasonably requested by RFS.

(b) If a Service Level requires performance of multiple conditions or components (e.g., components (a), (b) and (c)), then First Data’s performance must satisfy each such requirement to achieve the corresponding Service Level.

(c) First Data will give the recovery of its capabilities to perform the Production Services and the resumption of its actual performance of the Production Services the same or greater priority it gives to recovering its capabilities to perform substantially similar services and resuming its performance of those services for any other customer of First Data.

(d) If any portion of the Production Services are to be provided from a business continuity recovery environment, the Service Levels will continue to apply, subject to Section 20.4 (Force Majeure) of the Main Body of the Agreement.

4.2 Amounts at Risk.

(a) First Data will place the Amount at Risk for Print Production Services at risk each month for Service Level Credits under this Attachment B-1 for Print Service Levels.

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Attachment B-1		Confidential

(b) First Data will place the Amount at Risk for Plastics Production Services at risk each month for Service Level Credits under this Attachment B-1 for Plastics Service Levels.

4.3 Excused Service Level Defaults.

(a) If First Data fails to meet a Service Level and establishes within two (2) months after such failure that: (i) RFS’ failure to perform a retained responsibility was the root cause of First Data’s failure to meet such Service Level; (ii) First Data would have achieved such Service Level but for such RFS failure; (iii) First Data used Commercially Reasonably Efforts to perform and achieve the Service Level notwithstanding the presence and impact of such RFS failure; and (iv) First Data is without fault in causing such RFS failure, then no Service Level Credit (if applicable) or Special Service Level Credit will be assessed against First Data for any resulting Service Level Default, and First Data will otherwise be excused from achieving such Service Level for as long as RFS fails to perform such retained responsibility and First Data continues to use Commercially Reasonable Efforts to prevent, overcome, or mitigate the adverse effects of such failure to the extent required to achieve the applicable Service Level.

(b) First Data will not be excused from a failure to achieve a Service Level other than pursuant to the following circumstances or provisions: (i) Section 4.3(a), (ii) Section 4.7(a), (iii) Section 8.2 (Savings Clause) of the Main Body of the Agreement, (iv) failures caused by the wrongful actions of RFS, or (v) Section 20.4 (Force Majeure) of the Main Body of the Agreement.

4.4 Service Level Defaults.

(a) First Data shall promptly perform a Root Cause Analysis (i) following any material change in performance of any Service Level, (ii) whenever performance trends dictate the same ***, (iii) whenever there occurs any material Service Level Default, or (iv) as otherwise reasonably requested by RFS. Root Cause Analysis shall include: (A) prompt investigation and reporting as to the root causes of the problem; (B) prompt correction of the problem; and (C) regular advice to RFS as to the status of remedial efforts undertaken to cure such problem. Additionally, First Data shall propose and deliver to RFS, within thirty (30) days following each material Service Level Default, a written plan (acceptable to RFS) for prevention of future failures (“Service Level Plan”).

(b) First Data recognizes that a Critical Service Level Default may have a material adverse impact on the business and operations of RFS and that the damage from such Critical Service Level Default is not susceptible to precise determination. Accordingly, in the event of a Critical Service Level Default for reasons other than those provided in Section 4.3, RFS may *** in lieu of pursuing other monetary remedies to recover as its sole and exclusive monetary remedy for such Critical Service Level Default, a credit calculated pursuant to Section 4.5 as liquidated damages (each such credit, a “Service Level Credit”); or ***. Neither this Section 4.4(b) nor any *** hereunder shall limit RFS’ rights with respect to the events upon which RFS may rely as a basis for RFS’ termination of the Agreement or the Production Services Tower for cause.

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4.5 Service Level Credits for Critical Service Level Defaults.

(a) Calculation.

(i) For each Critical Service Level Default except those provided in Section 4.5(d) and 4.5(e) below, the applicable Service Level Credit referenced in Section 4.4(b) above shall be calculated in accordance with the following formula:

Service Level Credit = A x B

Where:

A = the applicable Weighting Factor for Print Production Services or Weighting Factor for Plastics Production Services; and

B = the Amount at Risk for Print Production Services or the Amount at Risk for Plastics Production Services for such calendar month.

(ii) For example, assume the Amount at Risk for Print Production Services for the month was ***. Additionally, assume the applicable Weighting Factor for Print Production Services allocated by RFS to such Critical Service Level is *** percentage points. The Service Level Credit due to RFS for such Critical Service Level Default would be computed as follows:

A = ***; multiplied by

B = ***

= *** (the amount of the Service Level Credit).

(b) Service Level Credits for Critical Service Level Defaults for Print Production Services (Excluding Timeliness and External Defect-related Critical Print Service Levels). Beginning on the Effective Date, Service Level Credits for Critical Service Level Defaults for Print Service Levels other than Timeliness and External Defect-related Print Service Levels will be calculated in accordance with Section 4.5(a) above by multiplying the Weighting Factor for Print Production Services assigned to the particular Critical Service Level for which there has been a Critical Service Level Default by the Amount at Risk for Print Production Services.

(c) Service Level Credits for Critical Service Level Defaults for Plastics Production Services (Excluding Timeliness and External Defect-related Critical Plastics Service Levels). Beginning on the Effective Date, Service Level Credits for Critical Service Level Defaults for Plastics Service Levels other than timeliness and External Defect-related Plastics Service Levels will be calculated in accordance with Section 4.5(a) above by multiplying the Weighting Factor for Plastics Production Services assigned to the particular Critical Service Level for which there has been a Critical Service Level Default by the Amount at Risk for Plastics Production Services.

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(d) Service Level Credits for Timeliness-related Critical Service Level Defaults for Print Service Levels and Plastics Service Levels.

(i) The Service Level Credit calculated pursuant to this Section 4.5(d) shall be *** (A) the result of the calculation provided in Section 4.5(d)(ii); and (B) ***.

(ii) Service Level Credits for Timeliness-related Critical Service Level Defaults will be calculated in accordance with the following formula:

Service Level Credit = A x B

Where:

A = the applicable Weighting Factor for Print Production Services or Weighting Factor for Plastics Production Services; and

B = ***

(iii) For example, assume First Data misses a Critical Service Level for Timeliness related to Account detail reporting for a RFS Customer in the Consumer Product Category. Assume that the Amount at Risk for Print Production Services for the month was ***. Assume that such Customer’s applicable monthly Charges for Print Production Services for the Consumer Product Category were ***. Additionally, assume the applicable Weighting Factor for Print Production Services allocated by RFS to such Critical Service Level is ***. The Service Level Credit due to RFS for such Critical Service Level Default would be computed as *** and (ii) the following calculation:

A = ***; multiplied by

B = ***

= *** (the amount of the Service Level Credit).

As such, the Service Level Credit would be ***.

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(iv) The following Timeliness-related Service Levels are excepted from the limitations provided in Sections 4.5(d)(i) through 4.5(d)(iii):

(A) The 2 Day SLA Special Service Level, which shall be calculated in accordance with Section 4.6(b); and

(B) The Parties shall define a “Recover Letter Service Level”. This Recovery Letter Service Level shall be a Critical Service Level regardless of whether a Weighting Factor for Print Production Services is assigned to it.

(e) Critical Service Level for External Defects other than Wrong Materials.

(i) “External Defects” are Defects *** in a calendar month by *** (but were not identified during the First Data sampling process) that per occurrence:

(A) ***; or

(B) ***.

(C) The number of Accounts impacted overall determines if a Service Level is missed; the number of Accounts is not used in the calculation of Service Level Credits per occurrence per month.

(D) To determine whether there is an occurrence of an External Defect for ***, the following table shall be utilized in accordance with Section 4.5(e)(i)(B):

Impact of External Defectives	# Statement Defectives Per Occurrence Per Month	# Card Defectives Per Occurrence Per Month
***	***	***
***	***	***

(ii) The occurrence of any External Defects shall result in Service Level Credits as described below:

(A) The maximum Service Level Credit per incident (not per month) of External Defects shall be limited to the lesser of *** or the calculated Critical Service Level Credit provided in Section 4.5(e)(ii)(B).

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(B) The Service Level Credit calculated pursuant to this Section 4.5(e)(ii)(B) shall be the greater of (x) the result of the calculation provided in this Section 4.5(e)(ii)(B); and (y) ***.

(1) Service Level Credits for External Defects-related Critical Service Level Defaults will be calculated in accordance with the following formula:

Service Level Credit = A × B

Where:

A = the applicable Weighting Factor for Print Production Services or Weighting Factor for Plastics Production Services; and

B = *** for the month in which such Critical Service Level Default occurs.

(2) For example, assume First Data misses the External Defects Service Level for a RFS Customer. Assume that the Amount at Risk for Print Production Services for the month was ***. Assume the applicable individual RFS Customer monthly Charges for Print Production Services for the Product Category for this Customer were $25,000. Additionally, assume the applicable Weighting Factor for Print Production Services allocated by RFS to such Critical Service Level is ***. The Service Level Credit due to RFS for such External Defect would be computed as follows:

A = ***; multiplied by

B = *** (which is *** of $25,000)

= *** (would be the amount of the Service Level Credit).

As such, the Service Level Credit would be *** as (A) *** is greater than *** in accordance with Section 4.5(e)(ii)(B), and (B) *** is less than *** in accordance with Section 4.5(e)(ii)(A).

(3) As another example, assume that in the same month, First Data misses the External Defects Service Level for a different RFS Customer. Assume the Amount at Risk for Plastic Production Services was ***. Assume the individual applicable monthly Charges for Plastic Production Services for

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the RFS Customer were $45,000. Additionally, assume the applicable Weighting Factor for Plastic Production Services allocated by RFS to such Critical Service Level is ***. The Service Level Credit due to RFS for such Critical Service Level Default would be computed as follows:

A = ***; multiplied by

B = *** (which is *** of $45,000)

= *** (would be the amount of the Service Level Credit).

As such, the Service Level Credit would be *** as (A) *** is greater than *** in accordance with Section 4.5(e)(ii)(B), and (B) *** is less than *** in accordance with Section 4.5(e)(ii)(A).

(iii) The External Defects-related Service Level Credit provided in Section 4.5(e)(ii)(A) and 4.5(e)(ii)(B) shall not apply, and any other applicable Critical Service Level Credit (if any) will continue to apply if any of the following occur:

(A) If First Data identifies an External Defect and notifies RFS of such External Defect prior to RFS either (i) discovering it itself, or (ii) being informed of the External Defect by a client or customer, such External Defect shall not be treated as an External Defect-related Critical Service Level Default under this Section 4.5(e). However, First Data is obligated to contain within a commercially reasonable time any Defects discovered by First Data under this Section;

(B) Any External Defect that RFS caused or substantially contributed to shall not be treated as an External Defect-related Critical Service Level Default for purposes of this Section 4.5(e);

(C) Any External Defect that in RFS’ judgment has no RFS Customer, client or Cardholder impact shall not be treated as an External Defect-related Critical Service Level Default for this Section 4.5(e);

(D) At RFS’ sole discretion if the Parties mutually agree to a satisfactory resolution to the problems caused by an External Defect and at its expense First Data undertakes all necessary corrective actions (such as a remail, Reprint, Rerun, restuff, or re-emboss and mail) it shall not be treated as an External Defect-related Critical Service Level Default for this Section 4.5(e); and

(E) At RFS’ sole discretion if an External Defect is not significant RFS may agree that it shall not be treated as an External Defect-related Critical Service Level Default for this Section4.5(e).

(f) RFS Customer Billing Groups. The individual RFS Customer billing groups will be agreed upon and documented by the Parties for purposes of this Section 4.5(d) and Section 4.5(e).

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(g) Notification. For each Critical Service Level Default, First Data shall promptly notify RFS of such failure.

(h) Limitations.

(i) In no event shall the sum of the Weighting Factors for Print Production Services for all relevant Critical Service Levels exceed the Pool Percentage Available for Allocation for Print Production Services.

(ii) In no event shall the sum of the Weighting Factors for Plastics Production Services for all Critical Service Levels exceed the Pool Percentage Available for Allocation for Plastics Production Services.

(iii) In no event shall the total amount of Service Level Credits payable by First Data for Critical Service Level Defaults for Print Production Services and Wrong Material Special Service Levels occurring during a calendar month exceed the Amount at Risk for Print Production Services for such calendar month.

(iv) In no event shall the total amount of Service Level Credits payable by First Data for Critical Service Level Defaults for Plastics Production Services and Wrong Material Special Service Levels occurring during a calendar month exceed the Amount at Risk for Plastics Production Services for such calendar month.

(v) If a single incident results in more than one (1) Service Level Default, RFS shall have the right to determine which Service Level and resulting Service Level Credit will apply. In order for the foregoing to apply, First Data shall have the burden of demonstrating to RFS’ reasonable satisfaction, that a single event resulted in the failure of First Data to meet more than one (1) Service Level. RFS may not assess more than one (1) Service Level Default against similar incidents occurring within the same month. Furthermore, repeated Service Level Defaults of a particular Service Level in a single month caused by similar incidents shall constitute a single Service Level Default for purposes of assessing Service Level Credits for a particular month.

4.6 Special Service Level Credits for Special Service Level Defaults.

(a) General.

First Data recognizes that a Special Service Level Default may have a material adverse impact on the business and operations of RFS and that the damage from such Special Service Level Default is not susceptible to precise determination. Accordingly, in the event of a Special Service Level Default for reasons other than those provided in Section 4.3 RFS may recover as its sole and exclusive monetary remedy for such Special Service Level Default a credit calculated pursuant to Sections 4.6(b) and 4.6(c) as liquidated damages (each such credit, a “Special Service Level Credit”). This Section 4.6(a) shall not limit RFS’ rights with respect to the events upon which RFS may rely as a basis for RFS’ termination of this Agreement for cause as related to the Wrong Materials Special Service Level described in Section 4.6(c) below. For the sake of clarity, the termination rights provided in Section 4.6(b) relating to the 2 Day SLA are the sole and exclusive termination rights relating to a Special Service Level Default of the 2 Day SLA.

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(b) Special Service Level for Two Day Statement and Statement Package Timeliness.

(i) The Parties shall define a “Two Day Statement and Statement Package Timeliness Service Level” (the “2 Day SLA”). This 2 Day SLA shall be a Special Service Level:

(A) Service Level Credits shall apply for any Special Service Level Default of the 2 Day SLA.

(B) RFS’ *** in accordance with this Section 4.6(b) shall be effective as of the Effective Date.

(ii) In the event of a Special Service Level Default of the 2 Day SLA in the ranges provided in this Section, the resulting Special Service Level Credit shall be calculated as follows:

(A) If First Data commits a Special Service Level Default of the 2 Day SLA measuring below a Yield of *** the following rules apply:

(1) RFS will receive a Special Service Level Credit of the lesser of (x) the *** as a result of First Data’s failure, calculated in accordance with Section 4.6(b)(iii) below “***”; and (y) ***

(2) In the twelve (12) calendar months following the month in which a Special Service Level Default of the 2 Day SLA measuring below the Yield of *** (a “Trigger Event”), the following rules shall apply:

a. If there is a subsequent Special Service Level Default of the 2 Day SLA measuring below the Yield of *** during such twelve (12) month period, First Data shall provide RFS with a Special Service Level Credit of the lesser of (x) ***; and (y) ***.

b. If there are any additional subsequent Special Service Level Defaults of the 2 Day SLA measuring below the Yield of *** during the same rolling twelve (12) calendar month period after the initial Trigger Event, during such rolling twelve (12) calendar month period, First Data shall provide RFS with a Special Service Level Credit of the lesser of (x) ***; and (y) ***. ***, such event shall *** for the purposes of Section *** of the Main Body of the Agreement for ***, provided that RFS *** following the month in which the last such Service Level Failure occurred, and provided that ***. Subsequent to *** in accordance with this Section, RFS shall be excused from failure to meet the ***.

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c. If there is more than *** Trigger Event in any twelve (12) calendar month period, the determination as to the number of Special Service Level Defaults of the 2 Day SLA that have occurred shall be based upon counting from the earliest Trigger Event within any twelve (12) month period in which a subsequent Special Service Level Default occurred. By way of example, if there are Trigger Events in *** and ***, a Special Service Level Default occurring in *** shall be the *** default for the purposes of the *** Trigger Event (each Trigger Event also being a Special Service Level Default). If another Special Service Level Default occurs in ***, it would then be the *** default for the purposes of the look-back to the twelve (12) month period that includes the *** Trigger Event. For clarification, each Special Service Level Default may incur only one financial penalty.

(B) If First Data commits a Special Service Level Default of the 2 Day SLA measuring below the Yield of *** at any time, First Data shall provide RFS with a Special Service Level Credit of *** First Data is not excused from satisfying this threshold during the Major Releases each year. RFS shall not be entitled to Special Service Level Credits for the 2 Day SLA for any Special Service Level Default of the 2 Day SLA under both (A) and (B), although Special Service Level Defaults under this clause (B) shall be counted in determining the number of Special Service Level Defaults under clause (A).

(iii) If First Data has failed to meet its two (2) day requirement under the 2 Day SLA, once *** either (A) because RFS has a reasonable belief that RFS ***; or (B) because RFS believes that material commercial issues (related to the First Data failure to meet the two (2) day requirement under the 2 Day SLA) ***, the Parties will *** in accordance with the following (and each Party will ***:

(A) To *** RFS will (subject to (i) First Data’s review and validation; and (ii) if the Parties

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are unable to agree on the ***, dispute resolution in accordance with Section 22 of the Main Body of the Agreement):

(1) review the *** (defined as those ***);

(2) with assistance from First Data as necessary to complete the requirements of this Section 4.6(b)(iii)(A)(2), run *** through First Data’s query tool (or other tool or process as necessary) to extract the ***; and

(3) in accordance with the process provided in Sections 4.6(b)(iii)(A)(1) and 4.6(b)(iii)(A)(2) above as well as Section 4.6(b)(iii)(D) below, ***.

(B) To ***, RFS will (subject to (i) First Data’s review and validation; and (ii) if the Parties are unable to agree on the ***, dispute resolution in accordance with Section 22 of the Main Body of the Agreement):

(1) review the list of the *** as defined in 4.6(b)(iii)(A)(1) above;

(2) with assistance from First Data as necessary to complete the requirements of this Section 4.6(b)(iii)(B)(2), run *** through First Data’s query tool (or other tool or process as necessary) to extract the ***; and

(3) in accordance with the process provided in Sections 4.6(b)(iii)(B)(1) and 4.6(b)(iii)(B)(2) above as well as Section 4.6(b)(iii)(D) below, ***.

(C) If the ***, RFS with First Data’s assistance ((subject to (i) First Data’s review and validation; and (ii) if the Parties are unable to agree ***, dispute resolution in accordance with Section 22 of the Main Body of the Agreement) may *** using the approach described in Sections 4.6(b)(iii)(A) and 4.6(b)(iii)(B) above to the greatest extent practicable, and otherwise consistent with the same methodology RFS applies with respect to its business operations at that time, consistently applied.

(D) The determination by RFS as to which *** shall be made by RFS using the same methodology RFS applies with respect to its business operations at that time, consistently applied.

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(c) Special Service Level for Wrong Materials.

(i) The Parties shall agree upon and document a “Wrong Materials SLA”. This Wrong Materials SLA shall be designated as a Special Service Level.

(ii) A single instance of Wrong Materials will not necessarily constitute a Special Service Level Default of the Wrong Materials SLA. However, each incident of Wrong Material during a Measurement Period will incur a per incident Special Service Level Credit of ***, regardless of (A) the number of Accounts impacted; or (B) the level of compliance with the applicable Service Level metric achieved in any given month.

(iii) Special Service Level Defaults of the Wrong Materials SLA and the corresponding Special Service Level Credits shall be calculated during each Measurement Period as follows:

(A) Each individual mail piece (e.g. each Statement Package or each Transaction Card Package) shall be a single individual opportunity in the Yield calculation for the Wrong Materials SLA, regardless of the number of items in the Statement Package or Transaction Card Package that contain Incorrect barcodes or would otherwise constitute Wrong Material.

(B) For purposes of computing the Yield calculation, Statements, Statement Packages and Letters will qualify as a single calculation category, and Transaction Cards and Transaction Card Packages will qualify as a single calculation category, for a total of two (2) calculation categories.

(C) For the month’s (i) total volume of Statements, Statement Packages and Letters; or (ii) total volume of Transaction Cards and Transaction Card Packages, any Wrong Materials incident or combination of Wrong Materials incidences reported in a calendar month that results in a Yield of less than *** but equal to or greater than *** constitutes a Special Service Level Default of the Wrong Materials SLA and will incur a Special Service Level Credit for the Wrong Materials SLA of ***.

(D) For the month’s (i) total volume of Statements, Statement Packages and Letters; or (ii) total volume of Transaction Cards and Transaction Card Packages, any Wrong Materials incident or combination of Wrong Materials incidences reported in a calendar month that results in a Yield of less than *** constitutes a Special Service Level Default of the Wrong Materials SLA and will incur a Special Service Level Credit for the Wrong Materials SLA of ***.

(E) For illustrative purposes, the following example is utilized to demonstrate how the process will work.

(1) During a month’s time, *** Wrong Materials events are reported that impact a total of *** Account holders, with the following being the surrounding facts:

(2) *** Accounts are impacted per occurrence.

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Attachment B-1		Confidential

(3) *** Wrong Materials instance is a Statements issue, another Wrong Materials instance is a Letters issue, and the *** Wrong Materials instance is a Transaction Card Package issue.

(4) These Wrong Material instances were caused by First Data using Incorrect materials (e.g. the stock number (as identified by the barcode appearing on each insert or envelope) RFS defined).

(5) During this same month, First Data Released into the USPS Mailstream a total of *** Statements, Statement Packages, and Letters, and a total of *** Transaction Card Packages.

(6) The Yield calculation for the Statements, Statement Packages and Letters would be: *** Accounts without Defect/*** Statements and Letters, mailed during the calendar month ) = *** Yield.

(7) The Yield calculation for the Transaction Card Packages would be: *** Accounts without Defect/*** Transaction Cards mailed during the calendar month) = *** Yield.

(8) The monthly target threshold to avoid a Special Service Level Default of the Wrong Materials SLA is a Yield of ***. Because the Yield calculated in Sections 4.6(c)(iii)(E)(6) is greater than ***, no Special Service Level Default of the Wrong Materials SLA has occurred for Print Production Services. However, because the Yield for the Transaction Card Packages calculated in Section 4.6(c)(iii)(E)(7) is ***, which falls between a Yield range of *** and ***, First Data would provide to RFS a credit of ***. Additionally, because *** instances of Wrong Material occurred during the Measurement Period, an additional Special Service Level Credit of *** is due (*** Wrong Materials occurrences x *** each), for a total Service Level Credit for the month of *** (subject to the relevant amount at risk pool for the month).

(iv) This Wrong Materials Special Service Level is subject to the Amount at Risk for Plastics Production Services and the Amount at Risk for Print Production Services.

(d) Notification. For each Special Service Level Default of the 2 Day SLA or the Wrong Materials SLA, First Data shall promptly notify RFS of such failure.

(e) Limitations. The amounts provided in this Attachment B-1 as Special Service Level Credits for the 2 Day SLA are not subject to the Amount at Risk for Print Production Services, and any Special Service Level Credits provided by First Data to RFS as a result of Special Service Level Defaults of the 2 Day SLA are in addition to any Critical Service Level Credits provided by First Data.

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4.7 Holds and RFS System Delays.

(a) In the event that RFS requests a Hold, First Data shall use Commercially Reasonable Efforts to meet the applicable Service Level(s). However, any failure by First Data to achieve the applicable Service Levels shall be excused.

(b) If a Hold is initiated by First Data, First Data will not be excused from any resulting Service Level Default.

5.	MODIFICATIONS AND IMPROVEMENTS TO SERVICE LEVELS.

5.1 Addition, Deletion, and Modification of Service Levels.

As required by the RFS Relationship Executive, but no more frequently than every ninety (90) days, RFS and First Data will review the Service Levels and shall make adjustments to them as mutually agreed. Additionally, First Data shall add, modify and delete Service Levels, including terms regarding the costs of such additions, modifications and deletions, as mutually agreed upon between the Parties and implemented. First Data shall implement such changes described in this Section 5.1 by the date mutually agreed between the Parties.

5.2 Designation of Critical Service Levels.

(a) The Parties will agree in written specifications upon the initial designation of Critical Service Levels for purposes of this Attachment B-1.

(b) After this initial designation, no more frequently than every ninety (90) days, RFS may propose changes to the designation of any Service Level to a Critical Service Level, or to change the designation of any Critical Service Level to a Tracking Service Level, and such proposed change shall become effective upon the mutual agreement of the Parties. For clarity, the changes contemplated in this Section shall be implement in part by changing Weighting Factors as provided in the next Section.

(c) First Data shall implement such changes described in this Section 5.2 as mutually agreed by the Parties.

5.3 [Reserved]

5.4 Weighting Factors.

(a) Weighting Factors for Print Production Services.

(i) For changes to the Weighting Factors for Print Production Services of more than five (5) percentage points, RFS, *** the allocation of the Weighting Factor for Print Production Services for any one or more Critical Service Levels; provided, however, that the sum of the Weighting Factors for Print Production Services for all Critical Service Levels shall not exceed the Pool Percentage Available for Allocation for Print Production Services.

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(ii) For changes to the Weighting Factors for Print Production Services of five (5) percentage points or less during a calendar year:

(A) RFS, in its sole discretion once a quarter, shall provide reasonable notice to First Data of such changes and *** the allocation of the Weighting Factors for Print Production Services for any one or more Critical Print Service Levels within five (5) percentage points of the existing allocation (adjusting larger or smaller for a total range of ten (10) percentage points); provided, however, that the sum of the Weighting Factors for Print Production Services for all Critical Print Service Levels shall not exceed the Pool Percentage Available for Allocation for Print Production Services.

(B) At no time during a calendar year may *** adjust the Weighting Factors for Print Production Services such that the revised allocation per Service Level exceeds five (5) points (either lesser or greater) of the original allocation per Service Level for that calendar year.

(b) Weighting Factors for Plastics Production Services.

(i) For changes to the Weighting Factors for Plastics Production Services of more than five (5) percentage points, RFS, *** of the Weighting Factor for Plastics Production Services for any one or more Critical Service Levels; provided, however, that the sum of the Weighting Factors for Plastics Production Services for all Critical Service Levels shall not exceed the Pool Percentage Available for Allocation for Plastics Production Services.

(ii) For changes to the Weighting Factors for Plastics Production Services of five (5) percentage points or less during a calendar year:

(A) RFS, in its sole discretion once every quarter, shall provide reasonable notice to First Data of such changes and *** the allocation of the Weighting Factors for Plastics Production Services for any one or more Critical Plastics Service Levels within five (5) percentage points of the existing allocation (adjusting larger or smaller for a total range of ten (10) percentage points); provided, however, that the sum of the Weighting Factors for Plastics Production Services for all Critical Plastics Service Levels shall not exceed the Pool Percentage Available for Allocation for Plastics Production Services.

(B) At no time during a single calendar year may *** adjust the Weighting Factors for Plastics Production Services such that the revised allocation exceeds five (5) points (either lesser or greater) of the original allocation for that calendar year.

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6.	[RESERVED]

7.	SERVICE LEVEL DEFAULTS INVOLVING PRODUCTION SERVICES AND TECHNOLOGY SERVICES.

(a) During the Term, there is a complete exclusion for Technology Services-caused issues from Service Level Credits or other remedies, except as provided in Section 7(b).

(b) Termination Rights Events and Exceptions.

(i) If a *** is caused by First Data’s performance under the Technology Services Tower instead of under the Production Services Tower, no *** applies, except as provided in section 7(b)(ii), but (in addition to whatever rights and remedies RFS has under the Technology Services Tower) if such *** otherwise constitutes a Termination Rights Event under Section 4.6(b)(i)(B) of this Attachment B-1, RFS will have the right to terminate the Production Services Tower pursuant to Section 21.1(a)(iv) of the Main Body of the Agreement on the same basis as if the breach were caused under the Production Services Tower. For the sake of clarity, this means that although no *** may be payable to RFS for *** for Technology Services-caused issues, RFS will apply any *** for Technology Services-caused issues for purposes of the Termination Rights Events under Section 21.2(a)(iv) of the Main Body of the Agreement.

(ii) If First Data’s *** causes a Critical Service Level Default under this Attachment B-1, RFS may elect to receive Service Level Credits *** to the extent applicable.

(c) For Technology Services-caused/Production Services-impacting issues, First Data will provide email notification to RFS the same day on which it identifies the issue or within twenty-four (24) hours. The RFS Production Services and Technology Services teams will be involved in the issue resolution discussions. First Data will follow up with a preliminary Root Cause Analysis within seven (7) Production Days and a final Root Cause Analysis within no later than thirty-seven (37) Production Days. Preliminary Root Cause Analysis will include root cause, description of impact to RFS and any preventative actions that have been identified to that point.

(d) Technology Services-caused issues that do not meet the criteria of a defined Service Level under the Technology Services Tower are jointly evaluated by First Data and RFS to determine if the issue has significant impact to be logged as an Other Business Impact (OBI) for purposes of reporting and Root Cause Analysis. Criteria for evaluation of impact have been agreed as of the Effective Date and any changes to the OBI criteria shall be mutually agreed upon by the Parties.

(e) Technology Services-caused/Production Services-impacting OBIs will follow defined OBI reporting and RCA-related processes.

(f) Technology Services-caused/Production Services-impacting OBIs will be included in the Monthly Performance Report. Reporting will include: (i) number of issues within the reporting month, and (ii) a brief description of each issue.

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(g) Assessment of whether a Service Level Default was caused by a Technology Services-caused or Production Services-caused issue will be based on the root cause of the issue. For example, a Technology Services-caused embossing accuracy issue would be assessed against a Technology Services Embossing Accuracy Service Level (if in existence) versus a Production Services embossing accuracy Service Level.

(h) Service Levels under the Technology Services Tower and Service Levels under the Production Services Tower do not create an opportunity for the assessment of a monetary penalty under Service Levels for both Service Towers based on the same Defect, unless such Defect arises from ***.

8.	SERVICE LEVELS RELATED TO THE BRAILLE/LARGE PRINT STATEMENT SERVICES.

The Service Levels provided herein do not apply with respect to any Statements for which First Data provides Braille/Large Print Statement Services. However, First Data and RFS agree to the following terms with respect to any Statements for which First Data provides the Braille/Large Print Statement Services:

(a) In each calendar month, *** of RFS’ Braille/Large Print Statements will be printed and placed into the applicable mail stream within *** following cycle completion.

(b) Subject to these provisions, if for any calendar month, First Data fails to perform in accordance with the Service Level provided in (a) above, First Data will incur a penalty for such non-performance in the amount of **** Such penalty for non-performance will be paid to RFS in the form of a credit against RFS’ monthly invoice from First Data, and will be RFS’ sole remedy for such non-performance with respect to the Braille/Large Print Statement Services.

(c) The Service Level failure penalty provided in (b) above does not apply in the event of delays caused due to faulty data (data with missing addresses, for example) received by T-Base. First Data will notify RFS when it becomes aware of faulty data and use Commercially Reasonable Efforts to expedite the correction of such faulty data. The Service Level in (a) above applies only to Statements that have been coded for automated processing. If Statements are received by T-Base for processing that contain changes to the Statement or contain new features that require additional coding, those affected Statements are excluded from the Service Level in (a) above. The Parties agree to establish processes for RFS to provide First Data sufficient advance notice (for purposes of this sentence, the Parties agree that not less than sixty (60) days’ advance notice shall be deemed sufficient) of any Statement change that could affect processing and furnish First Data with samples of the changes to prepare accordingly for the implementation of the changes. First Data will provide to RFS via email a daily production report received by First Data from T-Base. Such report will consist of a spreadsheet that includes the output format of the document, the cycle date when the document was received, and the date of mailing relative to the date the document was received.

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(d) First Data will provide to RFS via email a daily production report received by First Data from T-Base. Such report will consist of a spreadsheet that includes the output format of the document, the cycle date when the document was received, and the date of mailing relative to the date the document was received.

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ATTACHMENT B-2 – SERVICE LEVELS FOR TECHNOLOGY SERVICES TOWER

TO

SCHEDULE B

by and between

RETAIL FINANCE SERVICING, LLC

and

FIRST DATA RESOURCES, LLC

Dated

September 15, 2015

1.	INTRODUCTION.		1

	1.1	Purpose of this Attachment B-2.	1

	1.2	Improvement of Service Levels Over Time.	1

2.	DEFINITIONS.		1

3.	ESTABLISHMENT OF ADDITIONAL SERVICE LEVELS.		1

	3.1	Additional Service Levels Applicable to the Technology Services.	1

	3.2	Measurement and Reporting.	2

4.	Meetings and Account Reviews.		3

5.	Service Level Credits.		3

	5.1	Service Level Credit Election.	3

	5.2	Service Level Credit Calculations.	3

6.	SERVICE LEVEL BONUSES.		4

7.	SERVICE LEVEL CREDIT/SERVICE LEVEL BONUS CALCULATION.		4

	7.1	Penalty-Bearing Service Levels.	4

	7.2	Service Level Commitments.	4

	7.3	Service Level Credits.	4

	7.4	Service Level Bonuses.	5

	7.5	Weights.	6

8.	NEW SERVICE LEVELS.		6

9.	ROOT CAUSE ANALYSIS.		6

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ATTACHMENT B-2

SERVICE LEVELS FOR TECHNOLOGY SERVICES TOWER

1.	INTRODUCTION.

1.1 Purpose of this Attachment B-2.

(a) This Attachment B-2 to the Services Agreement describes the Service Levels that First Data is required to meet or exceed in performing certain of the Technology Services during the Term. This Attachment B-2 also provides the methodology for calculating (i) Service Level Credits that will be provided to RFS by First Data if First Data fails to meet or exceed the Credit Performance Level for any Penalty-Bearing Service Level, and (ii) the Service Level Bonuses payable to First Data as provided therein. First Data shall perform the Technology Services so as to achieve or exceed all of the “Target Performance Levels” and “Credit Performance Levels” for the Service Levels that the Parties may agree upon and document in writing from time to time.

(b) Certain Service Levels are provided in this Attachment B-2. Other Service Levels shall be documented by the parties from time to time in written specifications.

1.2 Improvement of Service Levels Over Time.

The Service Levels, measurements, performance goals and associated calculation matrices in and incorporated into the Agreement by this Attachment B-2 shall be used to measure First Data’s performance of certain of the Technology Services. The Parties expect that First Data will improve the quality of service it provides to RFS over the Term.

2.	DEFINITIONS.

Certain terms used in this Attachment B-2 are defined in the Main Body of the Agreement or in the other Attachments or Exhibits thereto. Other capitalized terms used in this Attachment B-2 are defined in the context in which they are used and shall have the meaning there indicated. References to the Agreement shall mean the text of the Agreement and any and all Exhibits, Schedules, Attachments and Addenda thereto, as it may be amended from time to time. Unless otherwise provided to the contrary, any reference herein to a “Section,” “Article,” “Schedule” or “Exhibit” shall be deemed to refer to a Section or Article of, or Schedule or Exhibit to, this Attachment B-2.

3.	ESTABLISHMENT OF ADDITIONAL SERVICE LEVELS.

3.1 Additional Service Levels Applicable to the Technology Services.

If requested by RFS, subject to any restrictions to which the parties may agree in writing, First Data shall propose to RFS an individual additional Service Level or set of additional Service Levels, measurements, performance goals and associated

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calculation matrices to be used to provide additional measurements of the timeliness, quality, accuracy and responsiveness, as applicable, of the Technology Services (including any New Services under the Technology Services Tower) provided in connection with the Designated Accounts. For each additional or new Service Level under this Attachment B-2, First Data shall complete a version of a Service Level template, as designed and mutually agreed between the Parties, and in each version, note its proposals as to such Service Level for each of the categories of information listed. RFS shall review any proposed additional Service Levels, measurements, performance goals and calculation matrices and may approve or reject them, in whole or in part. Those Service Levels, measurements, performance goals and calculation matrices which RFS approves will become part of, and be applied pursuant to, the Agreement. If RFS rejects any of such additional proposed Service Levels, measurements, performance goals and calculation matrices, it shall propose in writing to First Data the changes thereto that RFS desires. The Parties shall then negotiate and use their respective best efforts to reach agreement within ninety (90) days on an individual Service Level or set of any additional Service Levels, measurements, performance goals and calculation matrices which are consistent with RFS’ drive for quality.

3.2 Measurement and Reporting.

(a) Except as otherwise specified in this Attachment B-2 or agreed in writing by the Parties, First Data shall measure and report on its performance against the Service Levels on a calendar-month basis. Unless otherwise specified for a particular Service Level, the Services and First Data’s performance against the Service Levels are to be monitored by First Data twenty-four (24) hours per day, seven (7) days per week during the Term.

(b) The cost of all activities required for monitoring, measuring, and reporting on First Data’s performance against the Service Levels under this Attachment B-2 are included in the Charges set out in Attachment C-2; there shall be no additional charges to RFS for such activities.

(c) Except as otherwise required herein, First Data compliance with the Service Levels under this Attachment B-2 shall be reported in the Monthly Performance Report.

(d) First Data shall provide to RFS monthly performance level summary reports, and the Root Cause Analysis reports (in the then-current formats (as mutually agreed by the Parties) as well as any other reports identified in Attachment B-2, elsewhere in the Agreement, and as further reasonably required by RFS (collectively, the “Reports”). The Reports shall be provided by First Data on the frequency reasonably required by RFS and agreed by the Parties, which may be modified from time to time as agreed by the Parties. Each such Report shall be provided in the electronic format as requested by RFS.

(e) For any agreed upon Service Levels under this Attachment B-2 that First Data has yet to implement, First Data shall provide a monthly status update detailing the progress in implementing such Service Levels.

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(f) First Data shall measure, document and report on Service Levels consistent with and in accordance with this Attachment B-2 and any additional applicable specifications to which the parties may agree, and on an aggregate basis across all measured RFS portfolios. Any failure by First Data to *** on a Service Level, in which the *** is under First Data’s or its vendors’, Subcontractors’ or suppliers’ control, shall be deemed a Service Level Default for that particular Service Level. Upon RFS’ reasonable request, First Data will provide RFS with reporting information on a portfolio-by-portfolio basis. Further, First Data will not unreasonably refuse to provide measurements and reporting in RFS’ requested format.

4.	Meetings and Account Reviews.

In addition to the requirements provided in Section 12.3 of the Main Body of the Agreement, the Parties shall meet on a monthly basis, or as requested by RFS, to discuss First Data’s success or failure in achieving the Service Levels under this Attachment B-2, and other First Data initiatives applicable to such Service Levels. At any such meeting, the Reports shall facilitate the discussion, and First Data shall have appropriate representation of staff with sufficient technical knowledge to discuss and explain specific technical points. At RFS’ request, First Data shall coordinate a review meeting with RFS senior management to discuss, at a minimum, overall Service Level performance, RFS satisfaction issues and quality improvement efforts.

5.	Service Level Credits.

5.1 Service Level Credit Election.

First Data recognizes that its failure to meet Service Levels identified as “penalty-bearing” (“Penalty-Bearing Service Levels”) may have a material adverse impact on the business and operations of RFS and that the damage from First Data’s failure to meet a Penalty-Bearing Service Level is not susceptible of precise determination. The term “Critical Service Level” may also be used interchangeably with the term “Penalty-Bearing Service Level”. Accordingly, if First Data fails to meet a Penalty-Bearing Service Level (a “Service Level Default”) for reasons other than (i) the wrongful actions or inactions of RFS, its Affiliates, or a third party for which RFS is responsible, or (ii) circumstances that constitute a Force Majeure Event under this Agreement, then in addition to any non-monetary remedies available to RFS, at law or in equity, RFS may elect, in lieu of pursuing other monetary remedies, to recover as its sole and exclusive monetary remedy for the failure to meet the Penalty-Bearing Service Levels, service level credits indicated in this Attachment B-2 (“Service Level Credits”). This Section 5.1 shall not limit RFS’ rights with respect to the events upon which RFS may rely as a basis for RFS’ termination of this Agreement for cause, which are in addition to, and not a substitution for, such provisions.

5.2 Service Level Credit Calculations.

Service Level Credits shall be calculated and administered in accordance with this Attachment B-2 and any additional applicable specifications to which the parties may agree. The percentages allocated among all Service Levels under this Attachment B-2 shall be limited to *** (the “Service Level Credit Weights”). Service Level Credits shall be credited monthly (based on a calendar

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month) to RFS; provided, however, that the total amount of Service Level Credits under this Attachment B-2 credited to RFS with respect to Service Level Defaults occurring in a single month shall not exceed *** of the Charges for Technology Services for that month. All Service Level Credits will be referred to as dollar amounts.

6.	SERVICE LEVEL BONUSES.

First Data may earn payments by RFS (“Service Level Bonuses”) if First Data’s performance of a given Service Level under this Attachment B-2 exceeds the level designated by the Parties in writing as the “Bonus Performance Level” for such Service Level(s) for six (6) consecutive months. Service Level Bonuses, if any, shall be calculated and administered in accordance with this Attachment B-2 and any additional applicable specifications to which the parties may agree, and will be payable by RFS to First Data monthly (based on a calendar month). The total amount of Service Level Bonuses paid to First Data with respect to a Service Level shall not exceed *** of the Charges for the Technology Services for the prior six (6) months.

7.	SERVICE LEVEL CREDIT/SERVICE LEVEL BONUS CALCULATION.

7.1 Penalty-Bearing Service Levels.

The parties will agree in written specifications upon the initial Penalty-Bearing Service Levels on or following the Effective Date. On ninety (90) days’ written notice ***.

7.2 Service Level Commitments.

In accordance with Section 11.2 of the Main Body of the Agreement, the Parties shall re-evaluate the Service Levels (including Penalty-Bearing Service Levels) at least on an annual basis. Any modifications to the Service Levels set forth in this Attachment B-2 must be agreed upon in writing by the Parties and shall include consideration of First Data’s processing capability and RFS’ processing requirements.

7.3 Service Level Credits.

When the Actual Yield for a Penalty-Bearing Service Level is less than the associated Credit Performance Level, RFS may elect to receive a Service Level Credit equal to *** of that month’s Processing Fees multiplied by the Service Level Credit Weight assigned to that measure in accordance with Section 5.1. “Actual Yield” for a service level means the quotient equal to (i) the difference of the number of opportunities for such service level minus the number of defects for such service level occurring in a measurement period divided by (ii) the number of opportunities in the same service level during the same measurement period. The maximum Service Level Credits for all measures combined in a month shall not exceed *** of the Processing Fees for that month. The formula for calculating the Service Level Credit for each Penalty-Bearing Service Level that is not met is:

Calculation of a Service Level Credit $ = *** X (monthly Processing Fees) X (assigned Service Level Credit Weight).

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Example of a Service Level Credit for a Penalty-Bearing Service Level: Y2X1, Customer Service Availability: *** × *** × *** = ***.

The definition of “Actual Yield” shall be modified to reflect the result of the Service Level measure calculations agreed by the parties. For example:

(a) Availability Measures: The opportunities and defects are measured in units of time. The opportunities are the total expected uptime of a system, and the defects are the unexpected downtime of that system.

(b) Accuracy Measures: The opportunities are the total number of files or other artifact being tracked within a Service Level, and the defects are the count of files or artifacts that are not accurate.

(c) Timeliness Measures: The opportunities and defects are measured in units of time. The opportunities are measured as the total amount of time in the measurement period for a file or other artifact (e.g., minutes in a day), and the defects are measured as the total time past the defined expected delivery time of a file or other artifact.

(d) Response Time Measures: Response time Service Levels define some finite time period to use as a basis for measurement along with the response time expectation. The opportunities are the total number time bound periods, and the defects are counted as the total number time periods in which responses exceeded the response time expectation.

7.4 Service Level Bonuses.

When the Actual Yield for a given Penalty-Bearing Service Level exceeds the Bonus Performance Level for six (6) consecutive months, a Service Level Bonus is paid that is equal to *** of that six (6) month period’s Processing Fees multiplied by the percentage (“Service Level Bonus Weight”) assigned by RFS to that Penalty-Bearing Service Level. Upon payment of the Service Level Bonus, the Target Performance Level, Credit Performance Level and Bonus Performance Level will be adjusted to reflect the performance levels for the six (6) month period that earned the bonus. The maximum Service Level Bonus for all measures combined is subject to a *** cap of that period’s Processing Fees. The formula for calculating the Service Level Bonus, for each Penalty-Bearing Service Level that exceeds the Bonus Performance Level for six (6) consecutive months, is:

Service Level Bonus for a Penalty-Bearing Service Level $ = *** X (the six (6) month period’s Processing Fees) X (assigned Service Level Bonus Weight).

Example: Y6X5, Statement Content Accuracy: *** × 6 months × ***.

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Attachment B-2		Confidential

Notwithstanding the foregoing, if a Service Level is increased to a point at which it cannot be further increased (e.g., a 0 error or 100% threshold), First Data will be entitled to one final Service Level Bonus upon achieving the 0 error or 100% threshold for such Service Level and will then not be entitled to receive further Service Level Bonuses for that Service Level.

7.5 Weights.

On ninety (90) days written notice to First Data, RFS, in its sole discretion once a calendar year, may change or alter the allocation of the Service Level Credit Weights or Service Level Bonus Weights assigned to any Penalty-Bearing Service Levels, so long as the sum of the revised Service Level Credit Weights continues to equal *** and the sum of the revised Service Level Bonus Weights continues to equal *** in the aggregate.

8.	NEW SERVICE LEVELS.

In accordance with Section 3.1 of this Attachment B-2 and subject to Section 9.5 of the Agreement, new Service Levels and modifications to existing Service Levels under this Attachment B-2 may be proposed by either Party and mutually agreed to by the Parties during the Term in order to achieve a fair, accurate, and consistent measurement of First Data’s performance of the Technology Services. For example, such additions may occur in conjunction with changes to the environment and the introduction of new equipment or software or means of service delivery; provided, however, that where such equipment or software or means of service delivery is a replacement or upgrade of existing technology, there shall be a presumption (subject, if appropriate, to an initial limited period to adjust to replacement or upgrade technology) of equivalent or improved performance. Adoption of such new Service Levels is subject to approval by the Parties. Neither Party will unreasonably withhold its consent to any proposed addition of a new or modification to an existing Service Level. If changes in the performance monitoring systems will potentially cause changes in Service Levels under this Attachment B-2, First Data will propose modifications, which will be subject to RFS approval, not to be unreasonably withheld.

9.	ROOT CAUSE ANALYSIS.

Upon RFS’ request following any Technology Services related incident, as significant performance trends dictate, and upon each occasion that First Data fails to meet a Performance Standard (including any Service Level) related to any of the Technology Services, due to a First Data or a First Data vendor, Subcontractor or supplier cause, First Data shall perform a Root Cause Analysis as follows:

(a) promptly investigate and report on the root causes of the problem to RFS;

(b) correct the problem and begin meeting the Performance Standard (including any Service Level) as soon as practicable;

(c) advise RFS, as and to the extent requested by RFS, of the status of remedial efforts being undertaken with respect to such problem; and

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Attachment B-2		Confidential

(d) complete an appropriate Root Cause Analysis Report as required by RFS.

In addition, RFS will cooperate with First Data to the extent its cooperation is necessary to perform a Root Cause Analysis. First Data shall strive to ensure that it maintains continued focus on problem resolution and recovery.

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Attachment B-2		Confidential

SCHEDULE C

CHARGES

to

SERVICES AGREEMENT

by and between

RETAIL FINANCE SERVICING, LLC

and

FIRST DATA RESOURCES, LLC

Dated

September 15, 2015

Confidential

SCHEDULE C

CHARGES

1.	INTRODUCTION

This Schedule C describes the Charges and methodology for calculating the Charges for the Services First Data provides to RFS under this Agreement.

2.	CONTENT OF SCHEDULE C

There are two Attachments to this Schedule C as of the Effective Date: Attachment C-1 provides Charges and methodolodies applicable to the Production Services; Attachment C-2 provides Charges and methodologies applicable to the Technology Services. Specific pricing metrics shall be agreed by the Parties from time to time in written specifications.

C - 1
Schedule C		Confidential

ATTACHMENT C-1 – CHARGES FOR PRODUCTION SERVICES TOWER

to

SCHEDULE C

by and between

RETAIL FINANCE SERVICING, LLC

and

FIRST DATA RESOURCES, LLC

Dated

September 15, 2015

Confidential

1.	Introduction.	2

2.	Charges for Statements and Letters and Embossing.	2

3.	Postage Charges.	3

4.	***	11

5.	Minimum Commitment.	13

6.	Volume Discount.	14

7.	Price Increases Pursuant to Consumer Price Index Increases.	15

8.	Product Composition Charges.	16

9.	Other Charges & Credits.	17

10.	[Reserved]	24

11.	Exclusions from Discounts, Credits and Rebates.	24

12.	Fees for Chip Card Services.	24

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Attachment C-1		Confidential

ATTACHMENT C-1

CHARGES

PRODUCTION SERVICES TOWER

1.	Introduction.

This Attachment C-1 describes the Charges and Pass-Through Expenses and methodology for calculating the Charges and Pass-Through Expenses with respect to the Production Services being provided to RFS pursuant to this Agreement. The pricing elements and associated Charges and Pass-Through Expenses (and any adjustments thereto) set forth herein (and as set forth in specifications to which the Parties agree in writing from time to time) shall fully compensate First Data for providing the Production Services. The Production Services will be provided to RFS pursuant to this Agreement without any fee or other charge which is in addition to the pricing elements and associated Charges and Pass-Through Expenses specified in this Attachment C-1 (and any specifications to which the Parties agree in writing from time to time). Notwithstanding that certain pricing elements may be overlapping in their descriptions of various elements of the Production Services, First Data may not charge RFS more than once for any unique service, function or feature (or any element thereof). All capitalized terms used and not defined in this Attachment C-1 shall have the meanings given them elsewhere in this Agreement.

2.	Charges for Statements and Letters and Embossing.

2.1 Introduction. This Attachment C-1 (and any specifications to which the Parties agree in writing from time to time) provides an exclusive list of the Charges that First Data may charge for the Production Services (other than New Services). “Statement” shall mean any monthly financial, billing and transaction summary required by RFS that notifies a RFS Customer or Cardholder or Affiliate of the status of the Account. “Letter” shall mean any non-Statement, non-pin mailer printed correspondence which is performed as part of the Production Services. “Transaction Card” means an embossed Cardholder plastic card which is used to execute transactions on an Account.

2.2 Calculation of Print Ratios.

(a) The Charges for Statements and Letters are determined based upon the printing volume assumption that RFS will require printing as part of the Production Services with a ratio of pages printed per Statement and Letter (excluding Reruns) of *** (the “Target Printing Ratio”). The Target Printing Ratio may be adjusted by mutual agreement of the Parties to reflect anticipated changes in RFS’ usage resulting from the adoption of printing onserts in lieu of inserts.

(b) The parties will agree in writing upon the methodology of how the Target Printing Ratio and the actual pages printed per Statement and Letter (excluding Reruns) (the “Actual Printing Ratio”) will be calculated following the Effective Date, which methodology will be consistent with the methodology used by the parties under the PSA immediately prior to the Effective Date.

(c) First Data shall perform separate printing ratio calculations as provided in Section 2.2(b) above for (i) RFS volumes printed with forms and (ii) for RFS volumes printed without forms.

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Attachment C-1		Confidential

(d) If the Actual Printing Ratio calculated at the end of a Contract Year is above or below the Target Printing Ratio, then First Data shall charge RFS a charge or provide RFS a credit (as the case may be) that is calculated by:

(i) (Actual Printing Ratio – Target Printing Ratio) x *** x (total # Statements and Letters (excluding Reruns) with forms); and

(ii) (Actual Printing Ratio – Target Printing Ratio) x *** x (total # Statements and Letters (excluding Reruns) without forms).

For example, if in Contract Year 2 the Actual Printing Ratio was *** pages per Statement or Letter (excluding Reruns) for RFS volumes printed with forms, then there shall be *** charged to RFS for printing usage for that period. Additionally, First Data would provide a credit to RFS of *** x *** x the number of Statements and Letters (excluding Reruns) for RFS volumes printed with forms.

(e) Although the foregoing calculation is to be made on a Contract Year basis against RFS’ volumes in the aggregate, for reporting purposes First Data shall provide such calculations to RFS quarterly on a pro-forma basis broken down by portfolios as instructed by RFS.

2.3 Braille/Large Print Statement Service Fees.

(a) Specific ancillary Charges for printing and mail preparation services provided in connection with the Braille/Large Print Statement Services will be agreed by the Parties from time to time in written specifications. “Braille/Large Print Statement Services” means the Braille and large print format services provided by First Data to RFS in connection with RFS’ Statements.

(b) Notwithstanding anything in this Agreement to the contrary (including Article 3 of this Attachment C-1), RFS will reimburse First Data for any postage expenses incurred by First Data from T-Base in connection with the mailing of any Statements requiring Braille/Large Print Statement Services to RFS Customers as a Pass-Through Expense.

3.	Postage Charges.

3.1 First Data to Act as RFS’ Agent for Mailing. First Data agrees to act as an agent of RFS and its Affiliates for the purchase on behalf of RFS and its Affiliates of postage required to mail materials (including Statements, Letters, and Transaction Card Packages). “Transaction Card Package” means the envelope and its contents which include the Transaction Card(s), card carrier and any related inserts.

3.2 USPS Promotions. If (a) RFS desires to participate in a new promotion program proposed by USPS after the Effective Date (“New USPS Promotion”), (b) such participation will require First Data to use additional First Data Personnel to provide reconciliation and reporting required by the New USPS Promotion (“Incremental FD Personnel”), and (c) First Data desires to be reimbursed for the cost of such Incremental FD Personnel, First Data shall provide RFS with a proposal that (i) identifies the Incremental FD Personnel required and the functions they will perform; and (ii) documents First Data’s monthly out-of-pocket cost for such Incremental FD

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Attachment C-1		Confidential

Personnel. If RFS agrees to reimburse First Data for such out-of-pocket costs, First Data will use the Incremental FD Personnel and perform the functions required by the New USPS Promotion. If RFS does not agree to reimburse First Data for such out-of-pocket costs, then RFS shall not participate in the New USPS Promotion under this Agreement. For clarification, there are *** payable by RFS for USPS promotion programs in which RFS participates as of the Effective Date.

3.3 First Ounce.

(a) During each month during the Term (and in which RFS’ average daily mail volumes (i.e., the total number of mail pieces divided by the number of mailing days) during such month are at least *** pieces of mail) RFS shall be charged for postage for the first ounce of each first-class mail piece on the *** of (×) *** and (y):

(i) ***:

First Data’s Average Daily Mail Volume During the Month	Postage Rate
*** or greater	***
*** - ***	***
*** - ***	***
*** - ***	***
*** or fewer	***

“First Data’s Average Daily Mail Volume” means, for each month, (i) the total number of mail pieces that First Data (and not a third party) pre-sorts and mails for RFS and First Data’s other issuer clients from First Data’s facilities where First Data (and not a third party) performs pre-sorting services, which as of the Effective Date are First Data’s facilities in ***, divided by (ii) the number of mailing days in such month. Each of the fees in this Section 3.3(a)(i) are subject to Postage Rate Adjustment; or

(ii) If any one of the Postage Conditions have not been met in such month: *** (the “Tier 2 Postage Rate”) (subject to Postage Rate Adjustment).

(b) If RFS’ average daily mail volumes (i.e., the total number of mail pieces divided by the number of mailing days) during such month are not at least *** pieces of mail, then RFS shall be charged for postage *** .

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Attachment C-1		Confidential

3.4 Charge for Mail Above One Ounce.

(a) For first-class mail weighing more than one (1) ounce but not greater than 3.5 ounces, RFS shall pay an additional:

(i) Second ounce rate: *** for the second ounce of each first-class mail piece (for example, ***; or

(ii) Third ounce rate: *** for the third ounce of each first-class mail piece (for example, ***

(b) For each RFS mail piece that is greater than 3.5 ounces, the *** shall apply; for example, as of May 31, 2015, a 3.6 ounce RFS mail piece would have been ***.

(c) If USPS increases or decreases postage rates for first-class mail weighing more than one (1) ounce, the amounts shown in this Section 3.4 are subject to adjustment by the amount of any change in the USPS rates for additional ounces.

3.5 Postage Conditions. The “Postage Conditions” are:

(a) RFS’ upgradeable mail does not exceed *** of all RFS mail during such month; and

(b) RFS does not have more than *** physical Form Types for Statements in such month. “Form Type” means the actual paper/form stock upon which First Data prints the Statement, Letter, or Other Correspondence. Form Types include both (a) generic white forms; and (b) preprinted forms. “Other Correspondence” means various non-Statement and non-Letter correspondence and other communications (e.g., promotions, inserts, certificates, Checks, and Coupons) to RFS, RFS Customers, Cardholders or Affiliates.

3.6 Invoicing and Payment. First Data shall invoice RFS daily for postage at the applicable rates provided above and RFS shall pay First Data the sum of the applicable invoices *** weekly ***.

3.7 Intelligent Mail Barcode. First Data will provide RFS with the Intelligent Mail Barcode (“IMB”) related postage discount on all RFS first-class automation letter size mail with a delivery point barcode mailed from any First Data facility that performs postage and pre-sort services itself. This discount will not apply if it is not achieved by First Data due to the failure of RFS to perform its obligations. For the avoidance of doubt, RFS mail that is processed in a First Data facility that utilizes a third party pre-sort vendor such as Pitney Bowes (formerly PSI Group) would not receive the IMB discount. Currently only the First Data facility located in *** utilizes a third party pre-sort vendor on RFS first-class mail. First Data may not ***. In the event of a change to the IMB program by USPS that would require First Data to (a) make an investment or (b) incur increased incremental labor costs specific to RFS volume (but only incremental labor costs for the first year following the effective date of such change), in the case of (a) or (b) in

C-1-5
Attachment C-1		Confidential

order to continue to receive the IMB discount, First Data would pay the *** and then (i) First Data would pay *** of the amounts over the *** and (ii) RFS would pay *** of the amounts over the ***. If the incremental labor costs continue after the first year following the effective date of such change, First Data and RFS will discuss potential options to mitigate the impact of any such incremental costs; provided however, that unless First Data and RFS reach an agreement to the contrary, RFS will *** after the first year following the effective date of the applicable change. In no event will First Data’s total investment or increased incremental labor costs specific to RFS volume be required to exceed *** during the Initial Term. Further, the investment or increased incremental labor costs specific to RFS volume will not be required if less than *** months remain in the Initial Term if RFS has elected to terminate the Production Services before this Agreement renews for an additional *** Renewal Term. Additionally, for each Renewal Term, First Data’s total investment or increased incremental labor costs specific to RFS volume will not be required to exceed ***. Further, the investment or increased incremental labor costs specific to RFS volume will not be required with less than *** months remaining of any Renewal Term if RFS has elected to terminate the Production Services before this Agreement renews for an additional *** Renewal Term. This discount will be adjusted to reflect any changes by USPS in the discount rate or discount structures.

3.8 Calculation of Postage Rate Pass-Through Expense Basis.

(a) This Section 3.8 describes how postage charges calculated on a “Postage Pass-Through Expense Basis” is determined.

(b) For each discount category which is offered by USPS in connection with applicable types of mailings and utilized by First Data on behalf of its customers during the month (the “Discount Category”), First Data shall calculate a monthly ratio (expressed as a percentage) based upon, and for use with all applicable First Data customers, in which the numerator is the total number of items mailed that qualified for the applicable Discount Category, and the denominator is the total number of items mailed (the “Qualifying Percentage”);

(c) In order to determine the volume of items mailed by First Data for RFS during the month that are entitled to a discount under each Discount Category, the Qualifying Percentage for each Discount Category shall then be multiplied by the total number of items mailed by First Data for RFS during the month (the “RFS Discount Volume”); and

(d) For each Discount Category, the RFS Discount Volume shall then be multiplied by the then-current discount associated with such Discount Category (the “Category Amount”), and the total charge to RFS for the month will be the sum of the Category Amounts for the month.

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Attachment C-1		Confidential

3.9 Charges for Special Mail Categories.

(a) United States Standard A Mailings. With respect to Standard A mailings, First Data agrees to act as an agent on behalf of RFS and RFS shall reimburse First Data in accordance with First Data’s then-current Pass-Through Expense Basis methodology for the purchase on RFS’ behalf of the Standard A postage (including third party expenses related thereto on a Pass-Through Expense Basis) required to mail any materials which are mailed by First Data on behalf of RFS.

(b) Ancillary Mailings. Ancillary mail will be processed by First Data at full rate postage. This is mail that is not eligible or does not go through zip sort for such reasons as the pieces weigh too much, are too thick or are not currently supported by First Data for postage discounting. This currently includes First Class Flats, Certified Mail, Priority Mail, Metered Mail, and Priority Mail Express.

(c) International Mailings. With respect to international mailings, First Data agrees to act as an agent on behalf of RFS and RFS shall reimburse First Data in accordance with First Data’s then-current Pass-Through Expense basis methodology for the purchase on RFS’ behalf of the postage (including third party expenses related thereto on a Pass-Through Expense basis) required to mail any materials which are mailed by First Data on behalf of RFS.

3.10 Postage Rate Adjustment.

This Section 3.10 describes how the Tier 1 and Tier 2 Postage Rates are to be adjusted (“Postage Rate Adjustment”) if after the Effective Date USPS changes postage rates, discounts, or the categories or structures of the rates or discounts. In such case:

(a) If the only change is a change in rates and/or discounts and not in any other regulations or requirements that affect postage rates, each of the Tier 1 and Tier 2 Postage Rates shall be increased or decreased by substituting the new USPS rate and applicable discount in Columns B and C below and recalculating columns D and F accordingly (to four (4) digits to the right of the decimal point for the Tier 1 Postage Rates and to five (5) digits to the right of the decimal point for the Tier 2 Postage Rates) using the value shown in % Discount Category Represents (which value is firm and fixed and shall not change) (Column E), and then arriving at a new total. By way of example, if the only change is that the Discount (Column C) for 3-Digit mail is changed to *** then the net rate for 3-Digit becomes ***, the imputed Tier 1 rate becomes ***, the imputed Tier 2 rate becomes ***, increasing the Tier 1 Postage Rate to *** and the Tier 2 Postage Rate to ***.

Tier 1 Postage Rates*

A	B	C	D	E	F
USPS Discount Category	USPS 1 oz Rate	Discount	Net Rate	% Discount Category Represents	Imputed Rate
5-Digit	0.49	***	***	***	***
3-Digit	0.49	***	***	***	***

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Attachment C-1		Confidential

Tier 1 Postage Rates*

A	B	C	D	E	F
USPS Discount Category	USPS 1 oz Rate	Discount	Net Rate	% Discount Category Represents	Imputed Rate
AADC	0.49	***	***	***	***
MAADC	0.49	***	***	***	***
Non Auto	0.49	***	***	***	***
Full Rate	0.49	***	***	***	***
				100.00%
Tier 1 Postage Rate					***

*	The rates are not-to-exceed rates, effective as of September 15, 2015

Tier 2 Postage Rates*

A	B	C	D	E	F
USPS Discount Category	USPS 1 oz Rate	Discount	Net Rate	% Discount Category Represents	Imputed Rate
5-Digit	0.49	***	***	***	***
3-Digit	0.49	***	***	***	***
AADC	0.49	***	***	***	***
MAADC	0.49	***	***	***	***
Non Auto	0.49	***	***	***	***
Full Rate	0.49	***	***	***	***
				100.00%
Tier 2 Postage Rate					***

*	The rates are not-to-exceed rates, effective as of September 15, 2015

(b) If the change is a change other than a change described in Section above 3.10(a), then the Parties shall equitably adjust the foregoing calculation with the view of accomplishing the foregoing as nearly as possible given the other changes made by USPS.

3.11 RFS Right to Use Third Parties for Mailings.

The postage and pre-sort services provided in this Agreement are non-exclusive. However, if RFS elects to perform such postage and pre-sort services itself or to have them performed by a third party, RFS shall be subject to a separate and additional charge. As a result of RFS utilizing a third party vendor for such postage and pre-sort mail services, RFS and First Data will mutually agree to a *** charge plus *** that will cover the expense increases that First Data incurs for such services to RFS as it relates to separating, packaging the mail and making ready for pickup by a third party vendor. If RFS desires to elect such option RFS shall give First Data at least six (6) months advance notice in order that First Data may have sufficient time to prepare to perform such separation, packaging and delivery services.

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Attachment C-1		Confidential

3.12 Conditions to Discounts.

(a) RFS agrees to complete, execute and provide to First Data a copy of First Data’s “Customer Certification of Move Update Compliance” form, or its then-current equivalent, within a reasonable time following the Effective Date, annually thereafter, and whenever under the applicable USPS regulations a change of circumstances requires that RFS provide a replacement. In addition, RFS agrees to continue to follow the USPS rules and regulations that enable their mail to qualify for the discounts. If at any time RFS is not in compliance with USPS requirements related to first-class pre-sorted, automated rates or other discounts (including the Move Update requirements) (i) to the extent applicable based on the postal regulations RFS will pay for postage at the full USPS postage rate without USPS discounts and (ii) if First Data incurs additional charges, penalties, expenses, or other amounts in connection with such non-compliance RFS shall reimburse First Data therefore. First Data shall promptly notify RFS’ Vice President of Portfolio Service Operations if First Data becomes aware of information that would reasonably indicate that RFS is not in compliance with such requirements.

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Attachment C-1		Confidential

(b) Notwithstanding the provisions of Section 20.4 (Force Majeure) of the Agreement (including the last sentence of Section 20.4(c)), if a Force Majeure Event interferes with First Data’s ability to provide the ***, First Data may *** and incurred during the first sixty (60) days after the occurrence of the Force Majeure Event provided that the *** to RFS therefore with regard to such sixty (60) day period shall not exceed ***, which shall be prorated if the duration of the impact of the force majeure event is less than sixty (60) days (i.e., if the impact period is thirty (30) days the limitation amount shall be ***).

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Attachment C-1		Confidential

4.	***

***

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Attachment C-1		Confidential

***

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Attachment C-1		Confidential

5.	Minimum Commitment.

5.1 RFS agrees to purchase minimum Production Services from First Data during the Term as follows:

(a) Each Contract Year during the Initial Term, RFS shall purchase *** of the volume of Production Services (measured by Charges) purchased from First Data in the prior Contract Year. For calculating minimum Production Services for the first Contract Year, the Parties will look to the volume of Production Services (measured by Charges) purchased from First Data under the existing PSA for calendar year 2014.

(b) ***, there shall be *** minimum commitment.

(c) The Charges used to determine the minimum commitment in this Section 5.1 and to measure RFS’ performance against such minimum commitment shall be pro-rated for Contract Years that are less than ***. For example, if the final Contract Year is ***, the minimum commitment would be *** of the charges from the prior Contract Year multiplied by the fraction of ***.

5.2 The obligations in Section 5.1 will not apply:

(a) after the date that either Party has given the other notice of termination of the Production Services;

(b) with regard to demand for Production Services that is converted to new technologies (such as e-bill) or cancellation/transfers of portfolios to non-Affiliates of RFS; and

(c) as provided in Sections 4.6(b)(ii)(A)(2)(b) and 4.6(b)(ii)(B) of Attachment B-1.

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Attachment C-1		Confidential

6.	Volume Discount.

6.1 If after the Effective Date, RFS’ volumes reach a new Volume Discount Level in Table 6A or Table 6B, as appropriate, RFS shall be entitled to the applicable additional discount set forth in such table. Volumes shall be measured over a rolling *** period. Once earned discounts shall be effective as of and from the first day of the following month and shall remain in effect for the remainder of the Term.

Table 6A – Volume of Statements and Letters

Volume Discount Level ***	Additional Percentage Discount
***	***
***	***

Table 6B – Volume of Transaction Cards Embossed

Volume Discount Level ***	Additional Percentage Discount
***	***

6.2 Each individual volume threshold identified in Section 6.1 shall be referred to individually herein as a “Volume Discount Level” and, collectively, as the “Volume Discount Levels”. Each percentage decrease in the Charges for the identified Basic Production Services shall be referred to individually herein as a “Percentage Discount” and collectively, as the “Percentage Discounts”.

6.3 Percentage Discounts shall be *** (e.g., if the volume of Transaction Cards Embossed reaches the *** level, the applicable discount would be ***).

6.4 For purposes of determining whether the Volume Discount Levels for Statements and Letters produced during a year of the Term have been reached, all Statements and Letters produced (in whole or in part) by First Data or First Data Affiliates for RFS under this Agreement during such year shall be aggregated and counted. For purposes of determining whether the Volume Discount Levels for Transaction Cards embossed during a year of the Term have been reached, all Transaction Cards embossed (in whole or in part) by First Data or First Data Affiliates for RFS under this Agreement during such year shall be aggregated and counted. For purposes of calculating the volumes of Transaction Cards embossed for RFS pursuant to this Article 6, First Data shall aggregate and count all Transaction Cards embossed for RFS, including for Accounts obtained by RFS or RFS Affiliates through acquisition, purchase, RFS Customer increases, evolution of RFS Customer requirements, evolution of RFS and RFS Affiliate service or product offerings and by any other means.

6.5 If the volume of Statements and Letters produced or Transaction Cards embossed increases to or past more than *** Volume Discount Level within a calendar year, the Percentage Discount corresponding to each such Volume Discount Level shall nonetheless be applied.

6.6 RFS will provide First Data with non-binding quarterly forecast information regarding anticipated Statement, Letter and embossing volume.

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Attachment C-1		Confidential

7.	Price Increases Pursuant to Consumer Price Index Increases.

Beginning ***, if (a) the Consumer Price Index for all Urban Consumers, U.S. City Average, for All Items (1982- 1984 = 100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor (“CPI-U”) increases (such increase, the “CPI-U Increase”) by more than *** in any calendar year, and (b) such CPI-U Increase results in an increase of more than *** in the unit cost to First Data related to the Production Services (such increase, the “Unit Cost Increase”) in such calendar year (as reasonably verified by First Data), the Charges under this Agreement for the Production Services for the following calendar year shall be adjusted by a percentage amount equal to the portion of the Unit Cost Increase that is in excess of ***. As an example, if the CPI-U Increase published in the month of December for calendar year *** is *** and it causes a Unit Cost Increase of ***, the Parties will increase the Charges hereunder for such Production Services effective January 1, *** by *** of the rates in calendar year ***. If the Bureau of Labor Statistics redefines the base year or index composition or discontinues publishing such index, the Parties shall either equitably adjust their calculations by using a reasonable conversion formula or select an alternative and comparable index published by a mutually agreeable source, as applicable. For clarification, postage and other Pass-Through Expenses shall be excluded from the calculations in this Article 7.

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Attachment C-1		Confidential

8.	Product Composition Charges.

8.1 Definitions.

“Product Composition for Statements and Letters” means the mix of commercial and consumer Statements and Letters products and the component makeup thereof (including CommericaLine, Business Revolving Charge and consumer products, any paper weight ranging from *** to *** pound paper, hand assembly and mechanical assembly insertions, rush courier expenses, insert per mailing set-ups (but not the number of inserts), zip sort, reports per page and number of Form Types per RFS Customer) provided by First Data under this Agreement. RFS Volume increases or decreases, Cycle Schedules, and fourteen (14) inch forms for the Customer B Portfolio shall not be considered Product Composition for Statements and Letters.

8.2 Until such time as the Parties agree on the *** and associated specifications for a particular category or categories (envelopes, cut sheet forms, and D hole card carriers) otherwise included in Product Composition for Statements and Letters (at which point Sections 9.4 and 9.7 shall apply to such category or categories), if:

(a) ***

(b) ***

(c) ***

(d) ***

8.3 First Data shall notify RFS as soon as it is apparent that such an increase under Section 8.2 may have occurred and bill RFS provisionally, with a credit after twelve (12) months if in fact the increase did not occur or the increase was smaller than assumed in such provisional billing.

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Attachment C-1		Confidential

9.	Other Charges & Credits.

9.1 New Services / C-7 Priced Services.

(a) Subject to Section 9.5 of the Main Body of the Agreement, the Charges established for each New Service under the Production Services Tower shall equal the *** (a) First Data’s *** or (b) the ***. First Data’s *** will be determined in accordance with a methodology agreed in writing by the parties. If RFS elects to have First Data implement and perform such New Services under the Production Services Tower and at any time thereafter First Data charges ***.

(b) With respect to any Service (or New Service) with Charges established pursuant to “Exhibit C-7” of the PSA prior to the Effective Date or pursuant to Section 9.1(a) after the Effective Date under this Agreement, RFS may request in writing, no more than once ***, that the Charges for such Service (or New Service) be ***.

9.2 Accounting Credit. Each month during the Term RFS shall receive a *** credit which shall offset other Charges. This credit will be provided to RFS on the monthly invoice.

9.3 Reruns or Reprints. If a Rerun or Reprint is required due to the fault of First Data (except if the fault is primarily due to First Data’s performance of Technology Services under this Agreement and RFS is otherwise compensated for the Rerun or Reprint under this Agreement), there shall be no additional charge to RFS (including additional charges for postage) hereunder as a result thereof, and First Data shall reimburse RFS for all additional *** incurred by RFS as a result of such fault.

9.4 Custom Form Orders. RFS will pay First Data on an order–by-order basis (and on a Pass-Through Expense Basis) the amount, if any, by which the cost to First Data of an order of Custom Forms exceeds the Imputed Cost of the applicable category of Custom Forms. “Custom Forms” means (a) continuous roll paper (other than paper which (x) is 17.5 to 24 lb. white laser bond MOCR, (y) is not converted, and (z) is not preprinted) or (b) certain types of envelopes (outer mail and return), cut sheet forms and D hole Card Carriers, the specifications of which in each case will be mutually agreed by the Parties along with the associated Imputed Cost.

9.5 Form Type Pricing Impact Above the *** Physical Form Types.

If the number of Statement Form Types in use by RFS in any month exceeds *** Form Types, the charge for all Statements will increase as follows:

(a) For incremental Form Types from ***, charge for the addition of the *** form would be *** with an increase for every additional form of ***. For example form *** would be *** plus *** (*** X 9) for a total of *** per form if there are *** forms, plus

(b) For incremental Form Types from ***, charge for the addition of the *** form would be *** with an increase for every additional form of ***. For example form *** would be *** plus *** (*** X 4) for a total of *** per form if there are *** forms, plus

(c) For incremental forms ***, charge for the addition of the *** form would be *** with an increase for every additional form of ***.

RFS shall not be entitled to more than *** Statement Form Types unless the applicable charge is agreed upon by the Parties. For every additional portfolio added after the Effective Date, RFS shall be entitled to *** additional Form Type and the Charges above shall be appropriately adjusted.

9.6 Programming Services. The Charges for all programming services charged to RFS in connection with the Production Services shall be as provided in Section 12.3 of Attachment C-2 (Technology Services Charges).

9.7 *** Purchase of Paper.

(a) The following provisions shall apply to paper and envelopes (each referred to herein as a “Consumable Category”), each being treated separately and independently. RFS may elect different options from time to time for each Consumable Category.

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(b) ***

Consumable Category	Impacted Billing Element Number	***	***

Appleton Uncoated Dye Based Ink Jet paper.

Paper weight is *** lb. offset/*** lb. bond, *** brightness,

*** inch core size, *** inch roll diameter,

Splice management with a maximum of *** of *** rolls, Caliper tolerance of ***

	Included in 7814	***	***

Envelopes – Outer	Included in 7814 and 7473	***	***

Envelopes – Remit This represents *** of Remit Envelopes, RSF purchases ***	Included in 7814	***	***

Cut Sheet Forms	Included in 7814	***	***

PEP	Included in 9951	***	***

Continuous Letter Forms	Included in 7814	***	***

PlasticCard Classic Carrier	Included in 7473	***	***

***

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***

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***

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***

9.8 *** Credit. Beginning on the Effective Date, First Data shall provide RFS a monthly *** Credit to reflect ***. The “*** Credit” for each month shall be calculated using the following formula:

***

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***

9.9 Pull Requests.

(a) For up to *** successful Bank Deposit Manual Pull Requests initiated by RFS in any month pursuant to written specifications agreed upon by the Parties, there shall be *** to RFS for such Bank Deposit Manual Pull Requests. For any Bank Deposit Manual Pull Requests initiated by RFS in excess of such limit, RFS will pay First Data *** per each successful Manual Pull.

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(b) For each Bank Deposit Failure To Pull experienced by First Data, RFS will be entitled to a credit from First Data in the amount of ***; provided, that in no event will the sum of any such credits payable by First Data to RFS for all Bank Deposit Failures To Pull in any one (1) calendar month exceed ***. Any such credits payable to RFS by First Data will be in the form of a credit against RFS’ monthly invoice.

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10.	[Reserved]

11.	Exclusions from Discounts, Credits and Rebates.

The fees, Charges and Pass-Through Expenses for the Braille/Large Print Statement Services set forth in this Attachment C-1 will not be applied toward or included in the calculation of any discounts, credits or rebates set forth in this Attachment C-1 (including any *** or any Volume Discounts set forth in Article 6).

12.	Fees for Chip Card Services.

12.1 Any programming or custom development related to the Chip Card Services will be charged at the rate established in Section 9.6 of this Attachment C-1 for such services.

12.2 First Data will charge RFS an hourly rate of programming to set up each BIN (Bank Identification Number) as specified in Section 12.3 of Attachment C-2 (Technology Services Charges). First Data and RFS will each use Commercially Reasonable Efforts to combine the setup of BINs where possible to keep programming hours to a minimum.

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ATTACHMENT C-2 – CHARGES FOR TECHNOLOGY SERVICES TOWER

to

SCHEDULE C

by and between

RETAIL FINANCE SERVICING, LLC

and

FIRST DATA RESOURCES, LLC

Dated

September 11, 2015

Confidential

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ATTACHMENT C-2

CHARGES FOR TECHNOLOGY SERVICES TOWER

1.	INTRODUCTION.

1.1 General Terms.

(a) This Attachment C-2 describes the fees and methodology for calculating the Charges for the Technology Services being provided to RFS pursuant to this Agreement. The pricing elements and associated fees (and any adjustments thereto) set forth herein shall fully compensate First Data for providing the Technology Services.

(b) RFS may use and benefit from all of the functions and features of the First Data System (including all functions and features described in the applicable User Manuals). The Technology Services will be provided to RFS pursuant to this Agreement without any fee or other charge that is in addition to the pricing elements and associated fees provided in this Attachment C-2 (other than new Charges established for New Services in accordance with Section 9.5 of the Agreement and this Attachment C-2). Notwithstanding that certain pricing elements may be overlapping in their descriptions of various elements of the Technology Services, First Data may not charge RFS more than once for any unique service, function or feature (or any element thereof).

1.2 Overview of Charges.

As more fully provided herein:

(a) RFS shall be charged a *** Active Account Rate (defined in Section 5.2) per Active Account. Except as otherwise provided herein, the Active Account Rate shall fully compensate First Data for *** and First Data shall not be entitled to ***. Charges for New Services may be established in accordance with Section 9.5 of the Agreement. The Active Account Rate shall not be subject to *** during the Term.

(b) If RFS uses Ancillary Services, First Data may ***.

(c) RFS shall be entitled to *** (subject to any exclusions agreed by the parties in applicable specifications from time to time).

(d) If the number of Active Accounts exceeds certain thresholds, RFS shall be entitled to a Volume Discount as provided in Article 7 (subject to any exclusions agreed by the parties in applicable specifications from time to time).

(e) RFS shall also be subject to certain annual minimum charges as provided in Article 17.

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2.	DEFINITIONS.

Certain terms used in this Attachment C-2 are defined in Schedule F (Glossary) to this Agreement. Other capitalized terms used in this Attachment C-2 are defined in the context in which they are used and shall have the meaning there indicated. Capitalized terms not defined in this Attachment C-2 or Schedule F shall have the meanings set forth in the text of the other portions of this Agreement. Unless otherwise provided, any reference herein to a “Section,” “Article,” “Schedule” or “Exhibit” shall be deemed to refer to a Section or Article of, or Schedule or Exhibit to, this Attachment C-2.

3.	ACCOUNT CONVERSIONS, ACCOUNT TRANSFERS, FLIPS AND START-UP FEES.

3.1 Standard Conversion Services.

(a) There shall be *** for Standard Conversion Services if more than *** Active Accounts are Converted and there is at *** months remaining in the Initial Term at the time of such Conversion. Except as described in the preceding sentence, Standard Conversion Services are chargeable at the applicable rate set forth in Section 3.1(b). If at the time of Conversion of greater than *** Active Accounts there is less than *** months remaining in the Initial Term, but the Term is extended by RFS such that the Term continues for more than *** months beyond the date of such Conversion, then First Data *** all amounts charged for the Standard Conversion Services for such Conversion.

(b) If Standard Conversion Services are chargeable pursuant to Section 3.1(a), the charge will be *** for up to *** Active Accounts and *** for more than *** Active Accounts.

(c) RFS shall pay the incremental charge for all Development Hours required for non-Standard Conversion Services.

(d) The scope of the “Standard Conversion Services” shall be defined by the Parties from time to time.

3.2 Flips.

Except for any Charges for Development Hours associated with AD Services under Article 12 that are required to perform the Technology Services for the Designated Accounts in accordance with specific RFS customer requirements, there shall be *** for any Flips. For the avoidance of doubt, First Data’s efforts to develop, test, implement and run the mapping and/or Conversion programs and perform Services to perform the Flips are *** as Development Hours. “Flip” means replacing an existing Designated Account with a new Designated Account.

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3.3 Standard Transfer Services.

(a) There shall be *** for Standard Transfer Services if more than *** Active Accounts are Transferred and there are at least *** years remaining in the Term at the time of such Transfer. Except as described in the preceding sentence, Standard Transfer Services are chargeable at the applicable rate set forth in Section 3.3(b). If at the time of Transfer of greater than *** Active Accounts there are less than *** years remaining in the Initial Term, but the Term is extended by RFS such that the Term continues for more than *** years beyond the date of such Transfer, then First Data shall *** all amounts charged for the Standard Transfer Services for such Transfer. “Transfer” means the process of reflecting in the First Data System the transfer of responsibility for and control of a group of Designated Accounts being processed on the First Data System from another First Data client to RFS, or the transfer of responsibility for and control of a group of Designated Accounts from one RFS Affiliate to another RFS Affiliate. The scope of the “Standard Transfer Services” shall be defined by the Parties from time to time.

(b) If Standard Transfer Services are chargeable pursuant to Section 3.3(a), the charge will be *** for a Full Transfer, *** for a Selective Transfer, and *** for a Mass Re-Issue. The scope of a “Full Transfer”, “Selective Transfer” and “Mass Re-Issue” will be defined by the parties from time to time.

(c) RFS shall pay the incremental charge for all Development Hours required for non-Standard Transfer Services.

3.4 Start-Ups.

There shall be *** for Standard Start-Up Services; provided that RFS shall pay the incremental charge for all Development Hours required for non-Standard Start-Up Services.

4.	MERCHANT CONVERSIONS.

(a) There shall be *** for Standard Conversion Services for Merchant Accounts if more than *** Merchant Accounts on file are Converted and there are at least *** years remaining in the Initial Term at the time of such Conversion. Except as described in the preceding sentence, Standard Conversion Services for Merchant Accounts are chargeable at the applicable rate set forth in Section 4(b). If at the time the Standard Conversion Services for Merchant Accounts are performed in connection with a number of Merchant Accounts that is greater than *** there are less than *** years remaining in the Initial Term, but the Term is extended by RFS such that the Term continues for more than *** years beyond the date of such Conversion, then First Data shall *** all amounts charged for the Standard Conversion Services for such Merchant Accounts.

(b) If Standard Conversion Services for Merchant Accounts are chargeable pursuant to Section 4(a), the charge shall be (i) *** for up to *** Merchant Accounts on file, (ii) *** for up to *** Merchant Accounts on file, and (iii) *** for more than *** Merchant Accounts on file.

(c) RFS shall pay the incremental charge for all Development Hours required for non-Standard Conversion Services related to a Merchant Account.

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5.	MONTHLY ACTIVE ACCOUNT SERVICES FEE.

5.1 Introduction.

Except for other Charges expressly provided for in this Attachment C-2, the Monthly Active Account Services Fee is the *** payable to First Data for all Technology Services other than the Excluded Services. “Excluded Services” means:

(a) Technology Services that the parties designate in writing as Ancillary Services for which a separate charge is payable;

(b) New Services for which First Data can charge separate charges in accordance with Section 9.5 of the Main Body of this Agreement and determined in accordance with Section 9.2;

(c) Technology Services that the parties agree in writing are chargeable on a Pass-Through Expense Basis;

(d) Merchant Services related to RFS Acquired Merchant Accounts as described in Section 10; and

(e) Services chargeable under Articles 3 and 4 above.

5.2 Monthly Account Services Fee.

(a) The Active Accounts for a particular month (“Monthly Active Accounts” or “MAA”) equals the number of Active Accounts on the First Data System on the last day of such month as accurately set forth on the CD121 from the last day of such month (or its equivalent which accurately reflects the number of Active Accounts on the First Data System on the last day of such month).

(b) For each month in a Contract Year RFS shall pay First Data the Monthly Active Account Services Fees. The “Monthly Active Account Services Fees” for each month shall be calculated as follows: (the MAA for such month) multiplied by (the applicable Active Account Rate(s)) divided by (twelve (12)).

(c) The “Active Account Rate(s)” to be used in this calculation shall be ***, provided that if for any month (other than due to an Excused Reduction Event) the MAA is less than ***, the Active Account Rate shall be ***. These Charges are subject to adjustment as provided in Section 5.3. Subject to Section 9.6 (Benchmarking) of the Main Body of the Agreement, Section 5.2(f), Section 5.3, and Articles 6 and 7 of this Attachment C-2, THE ACTIVE ACCOUNT RATES ARE *** THROUGHOUT THE TERM AND SHALL NOT BE SUBJECT TO ANY COLA OR OTHER INFLATION ADJUSTMENT.

(d) The parties may agree in written specifications upon volume assumptions (“Baseline Usage”) for certain pricing elements that are covered by the Active Account Rate (“Baselined Elements”).

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(e) First Data will track and report to RFS on RFS’ actual usage of the Baselined Elements. If (i) RFS’ actual usage of the Baselined Elements (“Actual Baseline Usage”) differs materially from the Baseline Usage, (ii) in the aggregate (i.e., considering both increases and decreases in the Actual Baseline Usage for the Baselined Elements and after taking into account and normalizing for increased or decreased volumes of Active Accounts and seasonal variations) as a result of RFS’ decision to change its usage (excluding increased usage resulting from changes to the First Data System or compliance requirements), and (iii) such utilization causes First Data to incur *** of providing Services which are disproportionately higher (or which provides First Data the opportunity to disproportionately reduce its *** of providing the Technology Services) (in either case after taking into account, and normalizing for, increased or decreased volumes of Active Accounts and seasonal variations), then either Party may notify the other Party of its desire to exercise its rights under this Section; any such notice required to be given before June 30th of the year prior to the year in which the increase would take effect in accordance with Section 5.2(g). First Data shall provide RFS with details regarding the impact on First Data and the amount First Data proposes to thereafter increase the Charges hereunder to compensate First Data for such increased ***, or the amount First Data proposes to decrease the Charges to ***.

(f) If a Party has given a notice under Section 5.2(e), the Parties shall attempt in good faith to reach agreement over whether any increase or decrease proposed by First Data under Section 5.2(e) is appropriate and, if so, what amount of increase or decrease is justified. If the Parties do not agree within ninety (90) days of such notice, either Party may refer the dispute to binding arbitration for resolution. In such event, the arbitration shall be conducted as follows: (i) a single arbitrator shall be selected pursuant to the AAA Rules; (ii) the arbitration will be conducted in accordance with the AAA Rules, modified as follows: (A) each Party shall propose to the arbitrator the amount of the increase or decrease that is appropriate as *** for the portion of the Technology Services at issue and the rationale for its proposal; and (B) the arbitrator will be directed that he or she may choose only the charges proposed by a Party that he or she determines is the closest to the appropriate (in light of the provisions of this Agreement, including this Section 5.2(f)) expenses incurred by First Data in connection with performing such Technology Services, and the arbitrator may not choose any other alternative. The mechanism provided in this Section 5.2(f) may result in an increase, decrease, or no change at all in the Charges to RFS under this Attachment C-2. Reductions in RFS’ charges under this Section 5.2(f), resulting from RFS’ reductions in the volume of usage of Baselined Elements of the Services by RFS, shall not count toward *** reductions.

(g) In order that RFS may properly plan its budgeted expenditures (the process for each calendar year of which begins in June of the prior year), any adjustments to the Charges resulting from Section 5.2(f) clause shall be implemented on a prospective basis beginning on the January 1st following the month of June in which either Party notifies the other Party of its desire to invoke the foregoing, accompanied by its good faith estimate of the amount of the adjustment to the Charges. In such event the Parties shall in good faith attempt to agree on the actual amount of the adjustment by October of such year. Where there is an increase or

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decrease, in the first year of each such adjustment, the adjustment shall be *** of the amount which would otherwise be necessary to reflect the increased or decreased utilization, following which it shall revert to *** of the amount.

(h) “Excused Reduction Event” means a reduction in MAA due to the impending termination or expiration of the Technology Services Tower or if RFS reduces volumes as a direct result of a First Data material breach of the Technology Services Tower that does not result in RFS terminating the Technology Services Tower.

5.3 Credits/Charges for Variation from CIS Statement Baseline.

(a) The Active Account Rate assumes RFS will require *** CIS Online Statements (IN7311) per Active Account (the “CIS Fencepost Baseline”).

(b) If for any month, RFS requires CIS Online Statements in excess of the CIS Fencepost Baseline (i.e., in excess of the MAA multiplied by ***) , First Data will charge RFS *** for each CIS Online Statement generated by First Data to meet RFS’ requirements in excess of the CIS Fencepost Baseline.

(c) If for any month, RFS requires CIS Online Statements within the range of *** and *** per Active Account, there will be *** to the Charges.

(d) If for any month, RFS requires CIS Online Statements below *** per Active Account, First Data will provide RFS with a credit equal to *** for each CIS Online Statement generated by First Data below *** per Active Account (i.e., below the MAA multiplied by ***).

(e) For purposes of this Agreement, CIS Online Statements is considered a “Fencepost Element”. As of the Effective Date, this is the only Fencepost Element.

(f) As of the Effective Date, the Fencepost Element for Falcon Strategy Only Processing (IN7968) is eliminated; provided, if RFS elects to use the Falcon Strategy Only Processing Service after the Effective Date, First Data shall not charge RFS for it until such usage exceeds *** per gross Active Account (the “Falcon Fencepost Baseline”). If for any month, RFS uses the Falcon Strategy Only Processing Service in excess of the Falcon Fencepost Baseline (i.e., in excess of the MAA multiplied by ***), First Data will charge RFS for such excess usage at a rate of *** per Active Account using the Falcon Strategy Only Processing Services. The scope of the “Falcon Strategy Only Processing Services” shall be defined by the Parties from time to time.

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6.	***

***

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7.	VOLUME DISCOUNTS.

7.1 Calculation of Volume Discounts.

For each month in which the MAA is greater than *** First Data shall provide RFS with a volume discount (the “Volume Discount”) equal to the sum of the following amounts:

(a) The sum of the Charges for Ancillary Services and AD Services for the month multiplied by *** for each additional *** MAA over *** MAA.

(b) The sum of the Charges for Technology Services included in the Active Account Rate and Merchant Services for the month multiplied by *** for each additional *** MAA over *** MAA.

(c) The foregoing amounts shall be prorated as appropriate. By way of example, if in any month the MAA is *** the Volume Discount for Services included in the Active Account Rate and Merchant Services in such month shall be ***.

(d) The monthly Volume Discount shall be credited on the invoice one (1) month in arrears.

(e) When a portfolio is converted during a month, the MAA for the month of conversion will be pro-rated for the number of days the converted accounts were actually on the First Data System during the month. This may be more or less than the MAA on the CD-121 report at month-end.

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7.2 Coordination With Other Provisions.

(a) The Volume Discount shall be calculated by reference to the amount of the Charges before application of the ***. By way of example, if the Charges before application of any adjustment from Articles 6 and 7 is ***, and the applicable *** are ***, any Volume Discount will be applied against ***, not against ***.

(b) The Volume Discount shall apply to all Charges described above in Section 7.1, including such Charges that are determined based upon First Data’s costs, but subject to any exclusions agreed by the parties in applicable specifications from time to time.

8.	RESERVED.

9.	ANCILLARY SERVICE FEES.

9.1 Ancillary Services Defined.

For purposes of this Attachment C-2, “Ancillary Services” means (i) those Services designated in written specifications by the parties as “Ancillary Services”; and (ii) all New Services under the Technology Services Tower. Ancillary Services are included in the “Services” under this Agreement.

9.2 Charges for Ancillary Services.

(a) Charges and Pass-Through Expenses for any Ancillary Services will be agreed by the parties and in written specifications from time to time.

(b) Unless the parties agree otherwise in writing, the Charges for each Ancillary Service shall be the ***:

(i) the *** associated with such Ancillary Service; and

(ii) the *** associated with such Ancillary Service that are otherwise agreed upon by the parties in writing.

(c) First Data will invoice RFS for Ancillary Services in the month following the month in which such Ancillary Services are performed by First Data.

(d) With respect to those Ancillary Service with Charges established pursuant to Section 8.3 of the TSA prior to the Effective Date, or after the Effective Date pursuant to Section 9.3 below, RFS may request in writing, no more than ***, that the Charges for such Ancillary Service be ***.

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9.3 Service Delivery Charges. “Service Delivery Charges” means the ***:

(a) First Data’s *** and

(b) the amount ***.

The *** will be determined in accordance with a methodology agreed in writing by the Parties.

10.	MERCHANT SERVICES.

(a) “Merchant Services” means certain services related to Merchant Accounts as further agreed by the parties from time to time in writing, including merchant settlement services sufficient for RFS to perform RFS’ settlement and funding activities. “Merchant Account” means a unique database record used to represent the current financial disposition of a Merchant relationship.

(b) Merchant Services provided by First Data are included in the Monthly Active Account Services Fees rate unless: (i) the Merchant Services are provided for Merchant Accounts for which RFS functions as the acquirer; and (ii) such Merchant Accounts reside in a Merchant only Client/System/Principal hierarchy defined in the First Data System (Merchant Accounts that meet these two criteria are “RFS Acquired Merchant Accounts”). The current list of Merchant only Client/System/Principal hierarchies is contained in written specifications agreed by the parties.

(c) The parties will agree from time to time upon the specific Merchant Services to be provided by First Data, and any additional Charges payable for those Merchant Services provided for RFS Acquired Merchant Accounts.

11.	ASSOCIATION DUES, FEES, AND ASSESSMENTS.

RFS shall be responsible for *** dues, fees and assessments. If RFS incurs a due, fee, or assessment due to an error or omission in the Services provided by First Data under this Agreement, First Data shall reimburse RFS therefor.

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12.	FEES FOR DEVELOPMENT SERVICES.

12.1 Fees for Development Services.

(a) All application development Services (“AD Services”) chargeable to RFS under this Agreement and performed by First Data shall be charged at the rates set forth in Section 12.3(b).

(b) RFS shall not be charged for Development Hours otherwise identified as the responsibility of First Data under this Agreement.

12.2 Fees to be Charged on a Development Hours Basis.

All AD Services chargeable to RFS under this Agreement will be charged on a Development Hours basis. A “Development Hour” means one sixty (60) minute period of AD Services performed by suitably qualified First Data Personnel, which conforms to the following restrictions and requirements:

(a) Only hours properly incurred by First Data in the performance of project planning, high level design, detailed technical design, code development, data conversion, testing and acceptance and implementation activities by the individuals who write/create deliverables and their immediate supervisors will qualify as Development Hours and shall be separately chargeable to RFS.

(b) The following time incurred by First Data will not qualify as Development Hours and are Services that are not separately chargeable; time expended for:

(i) management, administration, training, vacation, sick leave, travel and the like;

(ii) activities performed by managers of managers;

(iii) First Data-Initiated Enhancements;

(iii) any of the activities included in the Standard Conversion Services;

(iv) any modifications or enhancements performed or required to be performed by First Data to comply with this Agreement, including Section 11 or 16.1 of the Main Body of the Agreement, but excluding RFS Requested Developments;

(v) activities associated with the standard First Data testing environments other than testing of deliverables resulting from RFS Requested Developments;

(vi) all application maintenance, problem resolution (including incident response activities), performance enhancement and tuning in connection with the Services, the First Data System, and First Data Intellectual Property used in connection with First Data’s performance of the Services;

(vii) time in excess of any applicable chargeable hours cap agreed by the parties or other limitations agreed by the Parties; and

(viii) First Data initiated Re-runs or recovery activities. “Re-run” means any paper Statements, electronic Statement, Letter, Other Correspondence, Transaction Card, card carrier or other insert that has been identified as having incorrect data that will be or has been programmatically recomposed.

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12.3 Delivery/Performance/Charges For AD Services.

(a) RFS shall request AD Services from First Data in accordance with processes agreed by the Parties. First Data shall provide resources with the skills necessary to perform the AD Services requested by RFS. All Charges for AD Services must be approved in advance in writing by RFS. RFS will not be responsible for any Charges for AD Services not approved in advance in writing.

(b) All AD Services performed under this Agreement shall be charged at the rate of *** per Development Hour. This rate shall apply to all AD Services regardless of the level of skill of the individual performing the AD Services. This rate shall not relieve First Data of its responsibility under this Agreement to use, at all times, adequate numbers of qualified individuals with suitable training, education, experience, and skill to perform the AD Services. THIS RATE IS NOT SUBJECT TO COLA OR ANY OTHER INFLATIONARY ADJUSTMENT.

(c) The foregoing notwithstanding, and subject to any other agreement of the Parties concerning the pricing of a particular AD Services project, RFS will not be required to pay more for any AD Services project than ***:

(i) the Development Hours estimated by First Data for performance of the AD Services project as agreed by RFS (subject to adjustment for any changes to scope agreed by the Parties); and

(ii) the aggregate Development Hours actually incurred in performing such AD Services project.

(d) Activities associated with Re-runs and recoveries shall be performed by First Data at no cost to RFS. In those cases where the need for Re-runs and/or recoveries is due solely to RFS’ failure to perform and the level of resources required would deplete First Data’s ability to maintain the agreed upon Service Levels then First Data shall submit to RFS a written request to approve the performance of necessary AD Services to be charged to RFS.

(e) AD Services for which RFS may be charged under this Agreement shall be invoiced to RFS in the month following the month in which such AD Services are satisfactorily performed by First Data Personnel.

12.4 Development Hours Credit.

First Data shall provide RFS with *** Development Hours of AD Services that would otherwise be chargeable to RFS following the Effective Date. Until all Development Hours under this Section 12.4 are exhausted, credits for the Development Hours (based on actual spend) under this Section 12.4 will be reported to RFS on a monthly basis.

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13.	COLA

THE CHARGES ARE NOT SUBJECT TO A COST OF LIVING ADJUSTMENT OR OTHER INFLATIONARY FACTOR, EXCEPT TO THE EXTENT THE PARTIES AGREE OTHERWISE FROM TIME TO TIME FOR PARTICULAR ANCILLARY SERVICES.

14.	TRAINING FEES.

RFS shall use Commercially Reasonable Efforts to limit First Data’s training expenses by consolidating teams for the purpose of training and leveraging a “train the trainer” approach. Each year of the Term First Data will provide *** hours of training annually at no additional charge to RFS. For additional training Services requested by RFS, First Data will charge and RFS shall pay an amount equal to *** per day per trainer plus travel and living expenses.

15.	PASS-THROUGH EXPENSES.

RFS shall reimburse First Data on a Pass-Through Expense Basis for those expenses that the parties designate in writing as “Pass-Through Expenses”, and shall credit RFS for any applicable rebates, refunds, and discounts. The charges incurred by the use of these services will be invoiced the month following receipt of the service to RFS.

16.	DECONVERSION FEES.

As part of Section 21.11 of the Main Body of the Agreement (Termination/Expiration Assistance), in connection with deconversion of Accounts, First Data shall perform, and RFS shall pay First Data, at the Development Hour rate as set forth at Section 12.3, for the incremental systems and programming related activities not otherwise covered by the Monthly Active Account Services Fees required to perform Termination/Expiration Assistance and for all expenses, including postage and shipping expenses, associated with transferring RFS’ clients’ Accounts from the First Data System to the successor data processing system.

17.	MINIMUM PROCESSING FEES.

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Attachment C-2	Confidential

17.1 Payment of Minimum Processing Fees.

(a) If during any Contract Year during the Initial Term (“MPF Year”) the Comparison Processing Fees incurred by RFS are less than the Minimum Processing Fees for such MPF Year, First Data shall so inform RFS in writing and shall charge RFS for the difference between such Minimum Processing Fees and the amount of actual Comparison Processing Fees incurred. Such Charges shall be invoiced within sixty (60) days after the end of the relevant MPF Year. RFS shall pay such invoice in accordance with the provisions of Article 10 of the Main Body of the Agreement. The term “Processing Fees” shall mean, for a given time period, the Monthly Active Account Services Fees. The Term “Comparison Processing Fees” shall mean, for a given time period, the sum of the Processing Fees plus the Divested Account Fees, if any, determined pursuant to Section 17.1(b) for that period.

(b) For any portfolio of RFS Accounts that during the Term are sold, assigned, or otherwise transferred to a third party and that ***, the Comparison Processing Fees shall include, the lower of (i) all charges, fees and expenses received by First Data and First Data Affiliates with respect thereto, or (ii) the charges, fees and expenses that would otherwise have been payable by RFS in respect of such Accounts under this Agreement if the Accounts had not been sold, assigned or otherwise transferred (collectively, the “Divested Account Fees”). The foregoing credit shall apply for a portfolio during the period beginning on the date of transfer of the portfolio and continuing until the earlier of (i) the third anniversary of the date of transfer of the portfolio from RFS, and (ii) the date when such portfolio ceased to receive Services on the First Data System or ceased to be otherwise processed by First Data or a First Data Affiliate.

17.2 Minimum Processing Fees Calculation.

For each MPF Year, the “Minimum Processing Fees” shall equal:

(a) the Processing Fees incurred during the immediately previous twelve (12) month period (including periods under the Prior Agreement), multiplied by

(b) ***;

provided, however, that the Minimum Processing Fees for any MPF Year shall be at least ***.

(c) The Processing Fees used to determine the Minimum Processing Fees under this Article 17 and to measure RFS’ performance against such Minimum Processing Fees shall be pro-rated for Contract Years that are less than twelve (12) months. For example, if the final Contract Year is six (6) months, the Minimum Processing Fees would be *** of the Processing Fees from the prior Contract Year multiplied by the fraction of ***. For calculating Minimum Processing Fees for the first Contract Year, the Parties will look to the processing fees payable to First Data under the TSA for calendar year 2014.

17.3 *** Minimum Processing Fees During Renewal Term.

There shall be *** Minimum Processing Fees during any Renewal Term.

18.	***

(a) RFS will pay First Data the fees associated with any application development performed by First Data and all costs related to the purchase and installation of any hardware and software necessary to support the infrastructure for the new *** platform (to be paid by RFS upon receipt of First Data’s regular invoice(s) as such fees are incurred by First Data).

(b) The following are the incremental ongoing license and usage charges assessed to First Data by *** in connection with the *** software:

Item	Description	Charges
*** License Fee	Incremental annual *** license fee for the Custom Risk Management Service. The fee includes all license fee amounts associated with *** software above the existing fees currently incurred by First Data for *** software.	*** per CRMS Year * *“CRMS Year” means March 31 through March 30 of each year.

C-2-14

Attachment C-2	Confidential

Item	Description	Charges
*** Overage Fees	Incremental monthly fee per RFS active account in excess of *** per month for Custom Risk Management Service support. The fee includes amounts associated with *** software above the existing fees currently incurred by First Data for *** software.	*** per active account per month for each active account per month in excess of *** active accounts

(c) The *** License Fees above will be paid by RFS upon receipt of First Data’s regular invoices for such amounts delivered to RFS within thirty (30) days following the commencement of each CRMS Year. The *** Overage Fees above (as applicable) will be paid by RFS each month following the commencement of CRMS Year 1 upon receipt of First Data’s regular invoices for such amounts.

(d) An additional RFS *** Platform fee for the services provided by First Data in connection with the hosting of the Custom Risk Management Service platform will also apply. Such fee shall equal *** (however, in no event shall such fee exceed *** per year), and will be paid to First Data by RFS pursuant to a schedule to be mutually agreed upon by the Parties for such fee.

(e) An additional monthly usage fee of *** for each month (no refunds will apply for any partial month’s usage) in which RFS continues, following thirty (30) days after the Parties mutually agree in writing (such agreement not to be unreasonably withheld or delayed) that First Data has successfully released into production the Custom Risk Management/ *** solution, to use the *** solution with respect to any portfolios which RFS has not converted to the Custom Risk Management *** solution. Such monthly fee shall be increased upon the conclusion of CRMS Year 1 and every three (3) month period thereafter by an amount equal to *** of the fee for CRMS Year 1 or the immediately preceding three (3) month period (as applicable). RFS will provide First Data with at least *** prior written notice of RFS’ intention to convert the last of RFS’ portfolios to the Custom Risk Management/*** solution.

(f) In the event *** provides professional services in support of or in connection with production implementation of the Custom Risk Management Service, such expenses will be a direct pass-through to RFS from First Data and will be billed at the lower of (i) the rate assessed to RFS’ Affiliate, Retail Finance International Holdings, Inc., by *** pursuant to terms of that certain agreement

C-2-15

Attachment C-2	Confidential

between Retail Finance International Holdings, Inc. and *** for credit bureau and other services, and (ii) the rate assessed to First Data by *** pursuant to the terms of that certain agreement between First Data and ***.

(g) In the event First Data provides professional services in support of or in connection with the production implementation of the Custom Risk Management Service, such expenses will be billed at the rate assessed to RFS by First Data pursuant to this Agreement.

(h) Notwithstanding anything contained herein to the contrary, RFS and First Data understand and agree that, except as specified in Paragraph 18(f), none of the fees and Charges set forth in this Section will be subject to any escalator (e.g., CPI, etc.).

C-2-16

Attachment C-2	Confidential

SCHEDULE D

KEY FIRST DATA POSITIONS

to

SERVICES AGREEMENT

by and between

RETAIL FINANCE SERVICING, LLC

and

FIRST DATA RESOURCES, LLC

Dated

September 15, 2015

Confidential

SCHEDULE D

KEY FIRST DATA POSITIONS

Key First Data Position	Name
First Data Executive Sponsor*	Gay Rich, Senior Vice President & General Manager

Production Services:
Relationship Owner	Karol Svoboda, Vice President
Director, Customer Operations	Darrin Knudsen
Director, Quality and Reporting*	Pat Keenan

Technology Services:
Relationship Owner	Lisa Whalen, Vice President
Delivery Operations	Deb Sonderman, Director

Development Vice President	Jeff Wilson
Director, Customer Correspondence & Output	Kristina White
Director, Project Delivery	Jeremy Hemmer

*	The Key First Data Positions marked with an asterisk (*) behind the title will not be assigned to the RFS account on a dedicated basis.

Subject to promotions, dismissals, resignations and medical leave, each of the Key First Data Positions listed in this Schedule D shall remain in his or her respective position set forth above for *** from the date of his or her initial assignment to such position, whether such initial assignment to such position occurred under the Existing Agreements prior to the Effective Date or after the Effective Date under this Agreement.

D-2

Schedule D	Confidential

SCHEDULE E

RECORDS RETENTION SCHEDULE

to

SERVICES AGREEMENT

by and between

RETAIL FINANCE SERVICING, LLC

and

FIRST DATA RESOURCES, LLC

Dated

September 15, 2015

Confidential

SCHEDULE E

RECORDS RETENTION SCHEDULE

First Data shall maintain, and upon request, provide access to the records, documents and other information described in the table below (the “Relevant Records”) for the applicable retention period set forth in the table below.

Records	Retention Period (measured from date of record creation)
***	***

E-1
Schedule E		Confidential

RFS may require First Data to retain *** for longer than the applicable retention period provided above by giving First Data a written request specifying the records to be retained beyond the applicable retention period reasonably in advance of the expiration of the applicable retention period for such records; provided RFS agrees to pay the applicable Charges in Attachment C-2 (if any) or otherwise reimburse First Data for additional incremental expense, if any, incurred by First Data for such additional retention period.

***

Litigation and Regulatory Holds. “Disposal Hold” means the withholding of Relevant Records from destruction where there is a known or reasonably anticipated legal or regulatory inquiry or proceeding, as mutually agreed by the Parties from time to time. If there is a known or reasonably anticipated legal or regulatory inquiry or proceeding for which a Disposal Hold is appropriate, RFS shall notify First Data in writing of its request for the Disposal Hold. The Parties shall then reasonably cooperate with each other to determine the best method to implement a Disposal Hold to exempt the applicable Relevant Records from otherwise scheduled destruction, which discussions may include the scope of the Disposal Hold, the strategy for identifying applicable Relevant Records, whether such Relevant Records will be retained on First Data systems or transferred to RFS, a process for filtering out privileged materials and irrelevant materials, the duration of the Disposal Hold, and other relevant topics.

E-2
Schedule E		Confidential

SCHEDULE F

GLOSSARY

to

SERVICES AGREEMENT

by and between

RETAIL FINANCE SERVICING, LLC

and

FIRST DATA RESOURCES, LLC

Dated

September 15, 2015

Confidential

SCHEDULE F

GLOSSARY

Capitalized terms listed below shall have the meanings provided in the corresponding document referenced below.

#	Term	Reference
1.	2 Day SLA	Attachment B-1 § 4.6(b)(i)
2.	7.6(b) Patent	Services Agreement § 7.6(b)
3.	7.6(b) Services	Services Agreement § 7.6(b)
4.	AAA Rules	Services Agreement § 19.4
5.	ABC/Offline Letter	Attachment B-1 § 2.1(a)
6.	Account	Services Agreement § 2.1
7.	Acquiring Transactions	Attachment C-2 § 10
8.	Action Plan	Services Agreement § 13.9(b)
9.	Active Account	Services Agreement § 2.1
10.	Active Account Rate	Attachment C-2 § 5.2(c)
11.	Actual Baseline Usage	Attachment C-2 § 5.2(e)
12.	Actual Printing Ratio	Attachment C-1 § 2.2(b)
13.	Actual Yield	Attachment B-2 § 7.3
14.	AD Services	Attachment C-2 §12.1
15.	Affiliate	Services Agreement § 2.1
16.	***	Attachment C-1 § 9.7(d)(ii)
17.	Agreed Capitalized Account Items	Services Agreement § 21.2(c)
18.	Agreement	Services Agreement § 2.1
19.	Amount at Risk for Plastics Production Services	Attachment B-1 § 2.1(c)
20.	Amount at Risk for Print Production Services	Attachment B-1 § 2.1
21.	Ancillary Services	Attachment C-2 § 9.1
22.	Applicable Laws	Services Agreement § 2.1
23.	*** Subcontractors	Services Agreement § 2.1
24.	Assessment Notice	Services Agreement § 13.9(b)

Schedule F	Confidential

#	Term	Reference
25.	Baseline Usage	Attachment C-2 §5.2(d)
26.	Baselined Elements	Attachment C-2 § 5.2(d)
27.	Benchmarker	Services Agreement § 9.6(b)(ii)
28.	Benchmarking	Services Agreement § 9.6(a)
29.	Benchmarking Committee	Services Agreement § 9.6(b)(i)
30.	Bonus Performance Levels	Attachment B-2 § 6
31.	Braille/Large Print Statement Services	Attachment C-1 § 2.3(a)
32.	BRC	Attachment B-1 § 2.1(d)
33.	Business Day	Services Agreement § 2.1
34.	Canadian Privacy Law	Schedule HI § II
35.	Category Amount	Attachment C-1 § 3.8(d)
36.	Change Control Committee	Services Agreement § 12.5(c)
37.	Change Control Procedure	Services Agreement § 12.5(b)
38.	Charges	Services Agreement § 2.1
39.	CIS Fencepost Baseline	Attachment C-2 § 5.3(a)
40.	Claim(s)	Services Agreement § 2.1
41.	Commercially Reasonable Efforts	Services Agreement § 2.1
42.	Comparison Processing Fees	Attachment C-2 § 17.1(a)
43.	Confidential Information	Services Agreement § 14.5(a)
44.	Consumable Category	Attachment C-1 § 9.7(a)
45.	Consumer	Attachment B-1 § 2.1(f)
46.	Contract Year	Services Agreement § 2.1
47.	Contract Year One	Services Agreement § 2.1
48.	Control	Services Agreement § 2.1
49.	Control Chart	Attachment B-1 § 2.1(g)
50.	Conversion or any derivation thereof (i.e., “Convert”)	Services Agreement § 2.1
51.	Core Processing Platform	Services Agreement § 2.1
52.	CPI-U	Attachment C-1 § 7

Schedule F	Confidential

#	Term	Reference
53.	CPI-U Increase	Attachment C-1 § 7
54.	Credit Performance Level	Attachment B-2, §1.1
55.	Critical Service Level Default	Attachment B-1 § 2.1(i)
56.	Critical Service Level or CSL	Attachment B-1 § 2.1(h)
57.	Critical to Quality or CTQ	Attachment B-1 § 2.1(j)
58.	CRMS Year	Attachment C-2 § 18
59.	Custom Forms	Attachment C-1 § 9.4
60.	Cycle Schedules	Services Agreement § 12.5(a)(v)
61.	Dashboard	Attachment B-1 § 2.1(k)
62.	Default Rate	Services Agreement § 2.1
63.	Defect	Attachment B-1 § 2.1(l)
64.	Defective	Attachment B-1 § 2.1(m)
65.	Designated Account	Services Agreement § 2.1
66.	Development Hour	Attachment C-2 § 12.2
67.	***	Attachment C-1 § 9.7(c)(4)
68.	***	Attachment C-1 § 3.8(b)
69.	Disposal Hold	Schedule E
70.	Dispute Date	Services Agreement § 22.1(a)(i)
71.	Divested Account Fees	Attachment C-2 § 17.1(b)
72.	Documentation	Services Agreement § 2.1
73.	Effective Date	Services Agreement Preamble
74.	Equipment	Services Agreement § 2.1
75.	Excluded Services	Attachment C-2 § 5.1
76.	*** New Material	Services Agreement § 7.3(b)(ii)
77.	*** Period	Services Agreement § 7.3(b)(ii)
78.	Excused Reduction Event	Attachment C-1 § 4.1(d)(iii) when used in the context of Production Services; Attachment C-2 § 5.2(h) when used in the context of the Technology Services

Schedule F	Confidential

#	Term	Reference
79.	Existing Agreements	Services Agreement § 2.1
80.	Existing PSA Effective Date	Services Agreement § 2.1
81.	Existing TSA Effective Date	Services Agreement § 2.1
82.	External Defect	Attachment B-1 § 4.5(e)(i)
83.	Falcon Fencepost Baseline	Attachment C-2 § 5.3(f)
84.	FD New Materials	Services Agreement § 7.3(b)(ii)
85.	FD Non-Software Materials	Services Agreement § 7.3(c)(i)
86.	Fencepost Element	Attachment C-2 § 5.3(e)
87.	Financial Related Crime	Services Agreement § 2.1
88.	First Data Competitors	Services Agreement § 2.1
89.	First Data Confidential Information	Services Agreement § 14.5(c)
90.	First Data Contract Manager	Services Agreement § 5.1(a)(ii)
91.	***	Attachment C-1 § 9.7(c)(i)
92.	***	Attachment C-1 § 9.7(c)(ii)(3)
93.	First Data Holidays	Attachment B-1 § 2.1(o)
94.	First Data Information	Services Agreement § 2.1
95.	First Data Intellectual Property	Services Agreement § 7.2(a)
96.	First Data Licensed Software	Services Agreement § 3.3(b)
97.	First Data Personnel	Services Agreement § 2.1
98.	First Data Regulatory Agencies	Services Agreement § 13.1(a)
99.	First Data Security Incident	Services Agreement § 2.1
100.	First Data Security Measures	Services Agreement § 14.3(a)
101.	***	Attachment C-1 § 9.7(c)(ii)(4)
102.	First Data Software	Services Agreement § 2.1
103.	First Data System	Services Agreement § 2.1
104.	First Data’s Average Daily Mail Volume	Attachment C-1 § 3.3(a)(i)
105.	First Data-Initiated Enhancement	Services Agreement § 9.5(c)
106.	First Data-Provided Third Party Software	Services Agreement § 2.1

Schedule F	Confidential

#	Term	Reference
107.	Flip	Attachment C-2 §3.2
108.	Force Majeure Event	Services Agreement § 20.4(a)
109.	Form Type	Attachment C-1 §3.5(b)
110.	Former Affiliate	Services Agreement § 2.1
111.	Function	Services Agreement § 9.5(b)(i)
112.	Furnishing Party	Services Agreement § 14.5(a)
113.	GAAP	Services Agreement § 2.1
114.	GLB Act	Services Agreement § 2.1
115.	Hold	Attachment B-1 § 2.1(p)
116.	IMB	Attachment C-1 § 3.7
117.	***	Attachment B-1 § 4.6(b)(iii)(A)(1)
118.	***	Attachment C-1 § 9.7(b)
119.	Incorrect	Attachment B-1 § 2.1(qq)
120.	Incremental FD Personnel	Attachment C-1 § 3.2
121.	***	Attachment C-1 § 9.7(c)(ii)(1)
122.	Initial Term	Services Agreement § 4.1
123.	Intellectual Property	Services Agreement § 2.1
124.	Internal Defect	Attachment B-1 § 2.1(q)
125.	IRS	Services Agreement § 23.7(b)
126.	Key First Data Positions	Services Agreement § 5.1(a)
127.	Letter	Attachment C-1 § 2.1
128.	Limited License FD Non-Software Materials	Services Agreement § 7.3(c)(ii)
129.	Losses	Services Agreement § 2.1
130.	***	Attachment B-1 § 4.6(b)(ii)(A)(1)
131.	Major Release	Attachment B-1 § 2.1(r)
132.	Material Subcontractor	Schedule H § I(D)
133.	Measurement Period	Attachment B-1 § 2.1(s)
134.	Merchant Account	Attachment C-2 § 10

Schedule F	Confidential

#	Term	Reference
135.	Merchant Services	Attachment C-2 § 10
136.	Minimum Processing Fees	Attachment C-2 § 17.2
137.	Monthly Active Account Services Fees	Attachment C-2 § 5.2(b)
138.	Monthly Active Accounts (MAA)	Attachment C-2 § 5.2(a)
139.	Monthly Charges	Services Agreement § 2.1
140.	Monthly Performance Report	Services Agreement § 12.3(a)
141.	MPF Year	Attachment C-2 § 17.1(a)
142.	New Cycle Schedules	Services Agreement § 12.5(a)(v)
143.	New Materials	Services Agreement § 7.3(b)
144.	New Services	Services Agreement § 9.5(a)
145.	New USPS Promotion	Attachment C-1 § 3.2
146.	Non-Public Personal Information	Services Agreement § 2.1
147.	Non-Renewal Election	Services Agreement § 4.2
148.	Notice of Election	Services Agreement § 19.6(a)
149.	OFAC	Services Agreement § 2.1
150.	OSFI	Schedule H Preamble
151.	Other Correspondence	Attachment C-1 §3.5(b)
152.	Other Non-USPS Mail Vendor Delivery	Attachment B-1 § 2.1(t)
153.	Out-of-Pocket Expenses	Services Agreement § 2.1
154.	*** Credit	Attachment C-1 § 9.8
155.	Parties	Services Agreement § 2.1
156.	Party	Services Agreement § 2.1
157.	Pass-Through Expenses	Services Agreement § 9.2(a)
158.	PCI DSS	Services Agreement § 2.1
159.	Penalty-Bearing Service Levels	Attachment B-2 § 5.1
160.	*** Testing	Services Agreement § 12.8
161.	Percentage Discount	Attachment C-1 § 6.2
162.	Performance Standards	Services Agreement § 2.1

Schedule F	Confidential

#	Term	Reference
163.	Permitted Users	Services Agreement § 3.2(a)
164.	Plastics Production Services	Attachment B-1 § 2.1(v)
165.	Plastics Service Level(s)	Attachment B-1 § 2.1(u)
166.	Pool Percentage Available for Allocation for Plastic Production Services	Attachment B-1 § 2.1(x)
167.	Pool Percentage Available for Allocation for Print Production Services	Attachment B-1 § 2.1(w)
168.	Postage Conditions	Attachment C-1 § 3.5
169.	Postage Pass-Through Expense Basis	Attachment C-1 §3.8(a)
170.	Postage Rate Adjustment	Attachment C-1 § 3.10
171.	***	Services Agreement § 9.7(a)
172.	Print Production Services	Attachment B-1 § 2.1(y)
173.	Print Service Level(s)	Attachment B-1 § 2.1(z)
174.	Process Management Status Call	Attachment B-1 § 3.4(a)
175.	Process Management Status Email	Attachment B-1 § 3.4(b)
176.	Processing Fees	Attachment C-2 § 17.1(a)
177.	Product Category	Attachment B-1 § 2.1(aa)
178.	Product Composition for Statements and Letters	Attachment C-1 § 8.1
179.	Production Day	Attachment B-1 § 2.1(bb)
180.	Production Services	Services Agreement § 2.1
181.	***	Attachment C-1 § 4.1
182.	Production Services Tower	Services Agreement § 2.1
183.	***	Attachment C-1 § 4.1
184.	Prohibited Persons Lists	Services Agreement § 5.2(d)(i)(C)
185.	PSA	Services Agreement § 2.1
186.	***	Attachment C-1 § 9.7(c)(i)
187.	Qualifying Percentage	Attachment C-1 § 3.8(b)
188.	Receiving Party	Services Agreement § 14.5(a)
189.	Refresh Acceptance	Services Agreement § 20.3

Schedule F	Confidential

#	Term	Reference
190.	Refresh Request	Services Agreement § 20.3
191.	Regulated Affiliate	Schedule H Preamble
192.	Regulatory Agencies	Services Agreement § 13.1(a)
193.	Release into the USPS Mailstream	Attachment B-1 § 2.1(cc)
194.	Relevant Records	Schedule E
195.	Renewal Term	Services Agreement § 4.2
196.	Reports	Attachment B-2 §3.2(d)
197.	Required Consents	Services Agreement § 2.1
198.	Re-run	Attachment C-2 §12.2(b)(viii)
199.	RFS Acquired Merchant Accounts	Attachment C-2 § 10
200.	***	Attachment C-1 § 9.7(c)(ii)(2)
201.	RFS Confidential Information	Services Agreement § 14.5(b)
202.	RFS Contract Manager	Services Agreement § 8.1(a)
203.	RFS Customer Information	Services Agreement § 14.4(a)
204.	RFS Data	Services Agreement § 2.1
205.	RFS Discount Volume	Attachment C-1 § 3.8(c)
206.	RFS Information	Services Agreement § 2.1
207.	RFS Intellectual Property	Services Agreement § 7.1(b)
208.	RFS Legal Requirements	Services Agreement § 16.1(c)
209.	RFS New Materials	Services Agreement § 7.3(b)(i)
210.	RFS Regulatory Agencies	Services Agreement § 13.1(a)
211.	RFS Requested Developments	Services Agreement § 7.3(a)
212.	RFS Supplier Assessments	Services Agreement § 13.9(a)
213.	RFS-Initiated Enhancements	Services Agreement § 9.5(e)
214.	RFS-Initiated New Services	Services Agreement § 9.5(f)
215.	Root Cause Analysis (RCA)	Services Agreement § 2.1
216.	Rules	Services Agreement § 2.1
217.	Service Delivery Charges	Attachment C-2 § 9.3

Schedule F	Confidential

#	Term	Reference
218.	Service Level Bonus Weight	Attachment B-2 § 7.4
219.	Service Level Bonuses	Attachment B-2 § 6
220.	Service Level Credit	Attachment B-1 § 4.4(b); Attachment B-2 § 5.1
221.	Service Level Credit Weight	Attachment B-2 § 5.2
222.	Service Level Default	Attachment B-1 § 2.1(ff); Attachment B-2 § 5.1
223.	Service Level Plan	Attachment B-1 § 4.4(a)
224.	Service Levels	Services Agreement § 11.1(c); Attachment B-1 § 2.1(dd)
225.	Service Tower	Services Agreement § 2.1
226.	Services	Services Agreement § 3.1(a)
227.	Software	Services Agreement § 2.1
228.	Special Service Level	Attachment B-1 § 2.1(gg)
229.	Special Service Level Credit	Attachment B-1 § 4.6(a)
230.	Special Service Level Default	Attachment B-1 § 2.1(ii)
231.	SSAE 16	Services Agreement § 13.3
232.	Steering Committee	Services Agreement § 12.2(a)
233.	***	Attachment B-1 § 2.1(jj)
234.	Statement	Attachment C-1 § 2.1
235.	Subcontractor	Services Agreement § 12.6(a)
236.	Successor	Services Agreement § 21.11(a)
237.	***	Services Agreement § 12.9(a)
238.	Target Performance Levels	Attachment B-2, §1.1
239.	Target Printing Ratio	Attachment C-1 § 2.2(a)
240.	Taxes	Services Agreement § 2.1
241.	Technology Services	Services Agreement § 2.1
242.	***	Attachment C-2 § 6.2(a)
243.	Technology Services Tower	Services Agreement § 2.1
244.	Term	Services Agreement § 2.1

Schedule F	Confidential

#	Term	Reference
245.	Terminated Services	Services Agreement § 21.11(b)(i)(A)
246.	Termination for Convenience Fee	Services Agreement § 21.2(b)
247.	Termination/Expiration Assistance	Services Agreement § 21.11(a)
248.	Termination/Expiration Assistance Plan	Services Agreement § 21.11(b)(i)
249.	Tier 1 Postage Rate	Attachment C-1 § 3.3(a)(i)
250.	Tier 2 Postage Rate	Attachment C-1 § 3.3(a)(ii)
251.	***	Services Agreement § 21.3
252.	Transaction Card	Attachment C-1 § 2.1
253.	Transaction Card Package	Attachment C-1 §3.1
254.	Transfer	Attachment C-2 §3.3
255.	Tracking Service Level	Attachment B-1 § 2.1(kk)
256.	Trigger Event	Attachment B-1 § 4.6(b)(ii)(A)(2)
257.	TSA	Services Agreement § 2.1
258.	Unit	Attachment B-1 § 2.1(ll)
259.	Unit Cost Increase	Attachment C-1 § 7
260.	Update	Services Agreement § 2.1
261.	User Manual	Services Agreement §2.1
262.	USPS	Attachment B-1 § 2.1(mm)
263.	Virus	Services Agreement § 2.1
264.	Volume Discount	Attachment C-2 § 7.1
265.	Volume Discount Level	Attachment C-1 § 6.2
266.	Weighting Factor for Plastics Production Services	Attachment B-1 § 2.1(nn)
267.	Weighting Factor for Print Production Services	Attachment B-1 § 2.1(oo)
268.	Working Day	Attachment B-1 § 2.1(pp)
269.	Wrong Material	Attachment B-1 § 2.1(qq)
270.	Wrong Materials SLA	Attachment B-1 § 4.6(c)(i)
271.	Yield	Attachment B-1 § 2.1(rr)

Schedule F	Confidential

SCHEDULE G

SUPPLIER CODE OF CONDUCT

to

SERVICES AGREEMENT

by and between

RETAIL FINANCE SERVICING, LLC

and

FIRST DATA RESOURCES, LLC

Dated

September 15, 2015

Confidential

Our Code for Suppliers, Contractors and Consultants

A Message from Synchrony Financial

Synchrony Financial and each of its affiliates and subsidiaries (collectively, “Synchrony Financial” or “Synchrony”) are committed to demonstrating the highest level of integrity and ethical standards in all that we do and earning our reputation every day. Our Code of Conduct – referred to as Our Code – articulates important Synchrony Financial policies governing integrity and business conduct. Our Code applies to anyone who provides services/products to or represents Synchrony Financial – including, but not limited to suppliers, contractors and consultants referred in this guide collectively as Suppliers.

Please contact your Synchrony Financial Supplier Manager if you have any questions about Our Code or the standards of business conduct that all Suppliers must meet.

Responsibilities of Synchrony Suppliers

You, as a Supplier to Synchrony commit to:

Regulatory Excellence: Observe laws and regulations in areas that are applicable to the products/services you offer; engage in prudent risk management; and commit to treating customers fairly.

Fair Dealing and Conflicts of Interest: Protect the reputational interests of Synchrony Financial by dealing fairly, honestly and in a transparent manner with Synchrony’s clients, customers, regulators, employees and the public. Additionally, no one should be unfairly advantaged through manipulation, concealment, abuse of privileged information, or misrepresentation of facts.

Controllership: Be honest, complete and accurate in accounting, billing, communications and decision making. Prepare and submit accurate and transparent reporting; including, but not limited to performance and risk indicators.

Anti-Money Laundering: Follow - where applicable - Synchrony Financial’s Anti-Money policies and procedures and support Synchrony’s efforts and practices with “knowing our customers”; do not do business with prohibited parties; and be alert to possible illegal activity.

Fair Employment Practices: Observe applicable laws and regulations governing wages and hours, allow workers to choose freely whether to organize or join associations for the purpose of collective bargaining as provided by local law, prohibit illegal discrimination and treat all employees with dignity and respect by embracing diversity. Employment decisions should be made without considering a person’s race, color, religion, national or ethnic origin, sex (including pregnancy), sexual orientation, gender identity or expression, age, disability, veteran status or other characteristic protected by law.

Protecting Assets, Information & Privacy: Protect people, assets and information; safeguard customer and employee information; ensure assets are used for legitimate business purposes only; and protect against risks posed by man-made or natural incidents that affect people, facilities, information technology, assets and systems.

Competition Law: Not enter into any agreement with competitors that deprives customers of the benefits of competition or would inhibit operation of the free marketplace.

Improper Payments: Prohibit any practice that is or has the appearance of bribery in any country around the world with both governments and the private sector.

Insider Trading: Promote the principles of fair and open markets for publicly traded securities; do not engage in insider trading of stock tipping; and do not share material non-public information with any unauthorized individual.

How to Raise a Concern

Subject to local laws and any legal restrictions applicable to such reporting, each Synchrony supplier is expected to inform Synchrony Financial promptly of any concern related to Our Code affecting Synchrony – whether or not the concern involves the Supplier, as soon as the Supplier has knowledge of the concern. Synchrony Suppliers also must take such steps as Synchrony may reasonably request to assist Synchrony Financial in the investigation of a concern.

Prompt reporting is crucial. You may raise your concern promptly by contacting your Synchrony Financial Supplier Manager; or by contacting any Synchrony Compliance Resource; or calling the Synchrony Financial Helpline @ 1-800-477-6531. Synchrony prohibits and has zero tolerance for retaliation against any person raising a concern.

The full version of Our Code can be found @ http://investors.synchronyfinancial.com/corporate-governance.

Schedule G	G-1	Confidential

SCHEDULE H

CANADIAN REGULATORY TERMS

to

SERVICES AGREEMENT

by and between

RETAIL FINANCE SERVICING, LLC

and

FIRST DATA RESOURCES, LLC

Dated

September 15, 2015

Confidential

SCHEDULE H

CANADIAN REGULATORY TERMS

The following provisions shall apply only to the extent that Services are provided to, or for the benefit of, an Affiliate of RFS that is regulated by Guideline B-10 (“B-10”) of Canada’s Office of the Superintendent of Financial Institutions (“OSFI”) (each such regulated entity, a “Regulated Affiliate”) and in such case, references to RFS in the Agreement shall be interpreted to include the Regulated Affiliate.

I.	Generally

A.	If RFS requests a list of facilities from which First Data provides Services in order to comply with Applicable Law or requests from regulators, First Data will promptly provide such list.

B.	At any time during the Term, at RFS’ request, First Data shall provide RFS with access to any RFS equipment, furnishings and fixtures, including routers, within First Data’s control. When such property is no longer required for the performance of the Services, at RFS’ request, First Data shall return such property to RFS.

C.	First Data shall promptly give RFS notice of any event affecting First Data or any Subcontractor, which First Data reasonably believes may have a material adverse effect on First Data’s ability to comply with any of its obligations under this Agreement.

D.	For the purposes of this Section I.D, “Material Subcontractor” means a Subcontractor that has been *** in accordance with this Agreement, and that: (i) is not a public company filing publicly available financial statements; (ii) is performing a material part of the Services; (iii) is performing such Services in respect of a Regulated Affiliate; and (iv) is performing Services which, should the Material Subcontractor become unable to perform, First Data would not be able to transfer to another Material Subcontractor *** in accordance with this Agreement, or provide itself, on a reasonably prompt basis and otherwise without a material adverse effect on the continuing operations of the Regulated Affiliate. First Data shall use Commercially Reasonable Efforts to cause any Material Subcontractor, within one hundred twenty (120) days of the last day of each financial year-end of that Material Subcontractor that occurs during the Term of this Agreement, to provide RFS with (or with access to) audited consolidated financial statements consisting of a balance sheet, a statement of income and a statement of cash flows, prepared in accordance with U.S. GAAP (the “Financial Statements”). RFS’ use of the Financial Statements shall be strictly limited to the fulfillment by it of its obligations pertaining to the annual monitoring of the Material Subcontractor’s financial strength as required by OSFI or any similar requirements by any other governmental or regulatory authority.

Schedule H	H-1	Confidential

E.	References to “Regulatory Agencies”, as defined in Article 13 of the Agreement, shall be deemed to include OSFI.

F.	The following is hereby added to the end of Section 13.2(a) of the Agreement:

“First Data shall permit a Regulated Affiliates’ regulators (including OSFI) to access and make copies of any internal audit reports (and associated working papers and recommendations) prepared by or for First Data in respect of the Services being performed for RFS, and to access findings in the external audit of First Data (and associated working papers and recommendations) that address the Services being performed for RFS.”

G.	The following is hereby added as Section 13.2(e) of the Agreement:

“(e) RFS may provide OSFI with access to records under this Agreement, including those records referred to in Sections 243 and 244 of the Trust and Loan Companies Act (Canada), from facilities of RFS or RFS Affiliates in Canada”.

H.	The following is hereby added as Section 21.14 of the Agreement:

“If OSFI takes control or possession of the Regulated Affiliate, First Data shall continue to provide the Services under and in accordance with this Agreement so long as RFS shall continue to meet its obligations to pay under and in accordance with this Agreement”.

I.	At RFS’ request, First Data, at a reasonable time and in accordance with the applicable disaster recovery and business continuity plans, shall promptly provide to RFS access to all records in First Data’s possession or control (or in the possession or control of its Subcontractors) relating to this Agreement, including all RFS Data, RFS Customer Information and other RFS Information, and all other data or records of RFS or First Data reasonably necessary to allow RFS to: (i) sustain business operations; or (ii) meet its statutory obligations. In addition, at the request of RFS or OSFI, First Data shall immediately provide all information required by OSFI in accordance with OSFI’s legislative mandate, if First Data is unable to continue to provide any Service in the manner required pursuant to this Agreement. First Data shall promptly notify RFS upon making any significant changes to applicable disaster recovery and business continuity plans.

II.	Canadian Privacy Law

If Services being provided by First Data are subject to Canada’s Personal Information Protection and Electronic Documents Act or other Canadian federal or provincial legislation deemed to be substantially similar (“Canadian Privacy Law”), then this Section II shall apply in addition to and not in limitation of, First Data’s other obligations of confidentiality and non-disclosure under this Agreement. In the event of a conflict between the other provisions of this

Schedule H	H-2	Confidential

Agreement and this Section II, the requirements of this Section II will prevail. Where Section 14.4 of the Agreement is referred to in this Section II, obligations with respect to the GLB Act shall be interpreted as obligations in respect of Canadian Privacy Law.

A.	First Data shall collect, use, store, disclose, dispose of and otherwise handle RFS Customer Information in accordance with all RFS regulations and policies described in this Section II and other mutually agreed upon information security practices, including those described in Section 14.4 of this Agreement.

B.	If RFS is dependent on the performance by First Data of an obligation in order for RFS to comply with any Canadian Privacy Law, then, at RFS’ reasonable request, First Data shall perform such obligation in a manner that shall enable RFS to comply with such Canadian Privacy Law.

C.	Without limiting Article 14 of this Agreement, except as required by Applicable Laws, First Data shall not disclose, provide access to, or otherwise make available to any person, RFS Customer Information under the care or control of, or accessible by, First Data, without RFS’ prior consent, except as permitted by Article 14 of this Agreement. If First Data is required to disclose RFS Customer Information in connection with any judicial proceeding or government investigation, then First Data shall, to the extent permitted by Applicable Laws, advise RFS promptly and prior to making such disclosure in order that RFS may interpose an objection to such disclosure, take action to assure confidential handling of the RFS Customer Information, or take such other action as it deems appropriate to protect the RFS Customer Information. First Data shall also comply with the provisions of Article 14 of this Agreement, where applicable. Thereafter, First Data may disclose RFS Customer Information but only to the extent required by Applicable Law and subject to any applicable protective order.

D.	First Data shall collect, use, store, disclose, dispose of and otherwise handle RFS Customer Information solely for the purpose of performing the Services.

E.

First Data shall refer to RFS all requests for access to RFS Customer Information and shall respond to any such request only by making reference to such referral. If RFS is required by any Canadian Privacy Law to provide RFS Customer Information that is in First Data’s possession or control to an individual, at RFS’ request, and provided that RFS has provided First Data with reasonable prior notice, First Data shall provide (or provide a mechanism for RFS to provide) such RFS Customer Information and shall meet any reasonable deadlines imposed by RFS for such provision required to enable RFS to comply with any deadlines applicable under such Canadian Privacy Law to the provision of such RFS Customer Information. In addition, at RFS’ request, First Data shall accept and process updates (including corrections or deletions) to RFS Customer Information in the ordinary course of

Schedule H	H-3	Confidential

providing the Services as detailed in this Agreement, including Schedule A to this Agreement, within ten (10) days from the date upon which the request therefor is made by RFS.

F.	First Data shall store and protect RFS Customer Information from loss, theft, unauthorized access, copying, modification, use or disclosure during utilization, transmission and storage using technology, physical protection measures, processes and standards of practice that are consistent with industry accepted best practices used or observed by comparable suppliers of similar services for the financial services industry in North America, including those measures, processes or standards set forth in Article 14 of this Agreement. In the event any loss, theft or unauthorized access, copying, modification, use or disclosure of RFS Customer Information occurs due to a First Data Security Incident, First Data shall comply with the notification obligations set forth in Section 14.7 of the Agreement and promptly take action and cooperate as set forth in Article 14 of this Agreement.

G.	First Data shall reasonably cooperate and comply with any requests or instructions issued by any privacy or data protection authority, including the Canadian Privacy Commissioner and any other governmental or regulatory authority applicable to RFS or RFS Customer Information.

H.	Upon completion of First Data’s required use of RFS Customer Information, or upon RFS’ written request, as further described in Section 14.5(d)(ii) of this Agreement, First Data shall return or destroy all RFS Customer Information in accordance with RFS’ instructions. If RFS requests the destruction of any RFS Customer Information, then First Data shall complete the destruction as requested and provide RFS with written confirmation of the actions taken within a reasonable period of time from receipt of RFS’ written instructions.

I.	First Data and RFS shall mutually agree on a designated employee of First Data who shall be responsible for administering and ensuring compliance with all aspects of this Agreement, including compliance by First Data and its Subcontractors with Canadian Privacy Law and this Schedule H.

J.	The definition of Non-Public Personal Information provided in Section 2.1(kkk) of the Agreement is hereby amended to add after the definition of GLB Act the words “or information deemed to be personal information pursuant to Canadian Privacy Law”.

Schedule H	H-4	Confidential

EXHIBIT I

FORM OF GUARANTY

GUARANTY (the “Guaranty”), dated as of September 15, 2015, of SYNCHRONY FINANCIAL (“Synchrony”), a Delaware corporation, in favor of FIRST DATA RESOURCES, LLC (“First Data”), a Delaware limited liability company.

WHEREAS, Retail Finance Servicing, LLC (“RFS”) and First Data are parties to a Services Agreement dated September 15, 2015 (the “Services Agreement); and

WHEREAS, in connection therewith, First Data has requested Synchrony, as the parent of RFS, to provide a guaranty to First Data on the terms and conditions hereinafter provided; and

WHEREAS, Synchrony is willing to enter into this Guaranty to induce First Data to enter into the Service Agreement;

NOW, THEREFORE, Synchrony hereby agrees:

Section 1. Guaranty by Synchrony. (a) From and after the date hereof, Synchrony hereby irrevocably and unconditionally guarantees the due and punctual performance by RFS of all of its obligations under the Services Agreement, in each case after any applicable grace periods or notice requirements, according to the terms of the Services Agreement. Synchrony agrees that its obligations hereunder shall be unconditional, irrespective of any change therein or amendment to the Services Agreement, the absence of any action to enforce the same, the recovery of any judgment against RFS or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that Synchrony’s obligations under this Guaranty shall be subject to all defenses available to RFS, other than bankruptcy or insolvency of RFS or the validity or enforceability of its obligations. Synchrony covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Services Agreement and in this Guaranty.

(b) Notwithstanding anything else in this Guaranty to the contrary, in no event will Synchrony’s aggregate liability arising out of, resulting from, or in any way connected with, this Guaranty exceed ***.

(c) Synchrony shall be subrogated to all rights of First Data in respect of any amounts paid by Synchrony pursuant to the provisions of this Guaranty.

(d) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of charges under the Services Agreement or any other amount owed to First Data hereunder or thereunder is rescinded or must otherwise be returned by First Data upon the insolvency, bankruptcy or reorganization of Synchrony, RFS or otherwise, all as though such payment had not been made.

Exhibit I	I-1	Confidential

SECTION 2. Miscellaneous.

Section 2.1. Notices. All notices to Synchrony under this Guaranty and copies of all notices to RFS under the Services Agreement shall, until Synchrony furnishes written notice to the contrary, be in writing and mailed (certified mail, return receipt required) or delivered (against a signed receipt) to Synchrony at 777 Long Ridge Road, Stamford, Connecticut 06902, and directed to the attention of the Senior Vice President-Corporate Treasury of Synchrony with a copy to Synchrony’s General Counsel at the same address.

Section 2.2. Governing Law. This Guaranty shall be construed and enforced in accordance with, and governed by, the laws of the State of New York. The parties desire to avail themselves of the benefit of Section 5-1401 of the New York General Obligations Law.

Section 2.3. Interpretation. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 2.4. Attorney’s Cost. Synchrony agrees to pay all reasonable attorney’s fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by First Data in the enforcement of this Guaranty.

Section 2.5. No Set-off. By acceptance of this Guaranty, First Data shall be deemed to have waived any right to set-off, combine, consolidate or otherwise appropriate and apply (i) any assets of Synchrony at any time held by First Data or (ii) any indebtedness or other liabilities at any time owing by First Data to Synchrony, as the case may be, against, or on account of, any obligations or liabilities owed by Synchrony to First Data under this Guaranty.

Section 2.6. Assignment by Synchrony. This Guaranty shall not be assignable by Synchrony without the written consent of First Data.

Section 2.7. Permitted Successors and Assigns of RFS. For the avoidance of doubt, the Guaranty by Synchrony shall also apply to any obligations of any successor or assigns of RFS permitted under the Services Agreement.

SYNCHRONY FINANCIAL,
a Delaware corporation

By:
Title:

Exhibit I	I-2	Confidential

ACKNOWLEDGMENT AND AGREEMENT

First Data hereby acknowledges and consents to the provisions of the foregoing Guaranty.

FIRST DATA RESOURCES, LLC

By:
Title:

Exhibit I	I-3	Confidential